UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005 (December 23, 2004)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street Kansas City, Missouri		64105
(Address of principal executive offices)		Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on December 23, 2004, AMC Entertainment Inc. (“AMCE”) completed a merger in which Marquee Holdings Inc. (“Holdings”) acquired AMCE pursuant to an Agreement and Plan of Merger, dated as of July 22, 2004 (the “Merger Agreement”), by and among AMCE, Holdings and Marquee Inc. (“Marquee”). Marquee, a wholly owned subsidiary of Holdings, merged with and into AMCE, with AMCE remaining as the surviving entity (the “Merger”) and becoming a wholly owned subsidiary of Holdings.  This amendment No. 1 to our Form 8-K filed on December 23, 2004 provides audited financial statements of Marquee Inc. from inception (July 16, 2004) through December 2, 2004, unaudited financial statements of AMCE as of and for the thirteen and thirty-nine week periods ended December 30, 2004 and January 1, 2004 and audited financial statements for the fiscal year (52 weeks) ended April 1, 2004.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of AMCE’s common stock and Class B stock was converted into the right to receive $19.50 in cash and each issued and outstanding share of AMCE’s preferred stock was converted into the right to receive $2,727.27 in cash. The total amount of consideration for the Merger is approximately $1.67 billion.

Holdings used the net proceeds from the sale of $250.0 million of 8 5/8% senior notes due 2012 and $250.0 million of senior floating rate notes due 2010 of AMCE issued in an unregistered offering on August 18, 2004 pursuant to Rule 144A and Regulation S, together with existing AMCE cash balances and the proceeds from the equity contribution from Holdings (consisting of equity contributed by the Sponsors (as defined below), the co-investors and certain members of management and the net proceeds of an offering of $169.9 million of 12% senior discount notes of Holdings issued in an unregistered offering on August 18, 2004 pursuant to Rule 144A and Regulation S), to finance the Merger.  J.P. Morgan Securities, Inc., and initial purchaser of the AMCE notes and Holdings notes issued to fund part of the Merger, is an affiliate of JPMP (as defined below).

AMCE is 100% owned by Holdings. Holdings is owned by J.P. Morgan Partners (BHCA), L.P. and certain other affiliated funds managed by J.P. Morgan Partners, LLC (collectively, “JPMP”) and Apollo Investment Fund V, L.P. and certain related investment funds (collectively, “Apollo,” and together with JPMP, the “Sponsors”), other co-investors and by certain members of management as follows: JPMP (approximately 35.0%); Apollo (approximately 35.0%); Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P. (approximately 6.4%); Co-Investment Partners, L.P. (approximately 6.4%); Caisse de Depot et Placement du Quebec (approximately 5.1%); AlpInvest Partners CS Investments 2003 C.V., AlpInvest Partners Later Stage Co-Investments Custodian II B.V. and AlpInvest Partners Later Stage Co-Investments Custodian IIA B.V. (approximately 4.4%); SSB Capital Partners (Master Fund) I, L.P. (approximately 3.2%); CSFB Strategic Partners Holdings II, L.P., CSFB Strategic Partners Parallel Holdings II, L.P., CSFB Credit Opportunities Fund (Employee), L.P. and CSFB Credit Opportunities Fund (Helios), L.P. (approximately 2.5%); Credit Suisse Anlagestiftung, Pearl Holding Limited, Vega Invest (Guernsey) Limited and Partners Group Private Equity Performance Holding Limited (approximately 1.3%); Screen Investors 2004, LLC (approximately 0.2%); and members of management (approximately 0.5%).

Item 9.01 Financial Statements and Exhibits.

(a)          Financial statements of business acquired

The following historical financial statements of AMC Entertainment Inc. are included in this Form 8-K.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDER OF MARQUEE INC.

In our opinion, the accompanying balance sheet and the related statements of operations and of cash flows present fairly, in all material respects, the financial position of Marquee Inc. (the “Company”) at December 2, 2004, and the results of its operations and its cash flows from inception (July 16, 2004) through the period ended December 2, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri

March 4, 2005

MARQUEE INC.

STATEMENT OF OPERATIONS

(in thousands)

From inception (July 16, 2004) through December 2, 2004
Other expense (income)
Interest expense	$10,520
Investment income	(1,846)
Loss before income taxes	(8,674)
Income tax provision	—
Net loss	$(8,674)

See Notes to Financial Statements.

MARQUEE INC.

BALANCE SHEET

(in thousands)

December 2, 2004
ASSETS
Current assets
Restricted cash	$456,846
Total current assets	456,846
Other long-term assets	12,774
Total assets	$469,620

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accrued expenses and other liabilities	$19,349
Due to AMCE	3,945
Current maturities of corporate borrowings	455,000
Total current liabilities	478,294
Commitments and contingencies
Stockholder’s deficit:
Common Stock, 1¢ par value; 1 share issued as of December 2, 2004	—
Accumulated deficit	(8,674)
Total stockholder’s deficit	(8,674)
Total liabilities and stockholder’s deficit	$469,620

See Notes to Financial Statements.

MARQUEE INC.

STATEMENT OF CASH FLOWS

(in thousands)

From inception (July 16, 2004) through December 2, 2004
Cash flows from operating activities:
Net loss	$(8,674)
Adjustment to reconcile net loss to net cash provided by operating activities:
Amortization of deferred financing costs	554
Change in liabilities:
Accrued expenses and other liabilities and due to AMCE	9,966
Net cash provided by operating activities	1,846
Cash flows from investing activities:
Increase in restricted cash	(456,846)
Net cash used in investing activities	(456,846)
Cash flows from financing activities:
Proceeds from issuance of 8 5/8% Senior Unsecured Fixed Rate Notes due 2012	250,000
Proceeds from issuance of Senior Unsecured Floating Rate Notes due 2010	205,000
Net cash provided by financing activities	455,000
Net increase in cash and equivalents	—
Cash and equivalents at beginning of period	—
Cash and equivalents at end of period	$—
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest	—
Income taxes paid	—
Schedule of non-cash financing activities:
Deferred financing costs	$13,328

See Notes to Financial Statements.

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 2, 2004

NOTE 1—BASIS OF PRESENTATION

Marquee Inc. (“Marquee”) is a wholly owned subsidiary of Marquee Holdings Inc. (“Holdings”). Holdings is an investment vehicle owned by J.P. Morgan Partners (BHCA) L.P. (“JPMP”) and Apollo Investment Fund V, L.P. and certain related investment funds (collectively, “Apollo,” and together with JPMP, the “Sponsors”). Holdings was formed for the purpose of acquiring AMC Entertainment Inc. (“AMCE”) pursuant to a definitive merger agreement approved by AMCE’s board of directors on July 22, 2004. Holdings is a holding company with no operations of its own and has one subsidiary, Marquee, that was formed for the purpose of acquiring AMCE as well.

AMCE completed a merger on December 23, 2004 in which Holdings acquired AMCE.  Marquee was formed on July 16, 2004. On December 23, 2004, pursuant to a merger agreement, Marquee merged with AMCE.  Upon the consummation of the merger between Marquee and AMCE on December 23, 2004, Marquee was dissolved and renamed as AMCE which is the legal name of the surviving reporting entity.  The merger was treated as a purchase with Marquee being the “accounting acquiror” in accordance with Statement of Financial Accounting Standards No 141 Business Combinations.  As a result, Marquee applied the purchase method of accounting to the separable assets, including goodwill and liabilities of the accounting acquiree, AMCE, as of December 23, 2004, the merger date.

In association with the merger transaction discussed above, two merger entities were formed on July 16, 2004, Marquee and Holdings.  To finance the merger and related transactions, on August 18, 2004, (i) Marquee issued $250,000,000 aggregate principal amount of 8 5/8% senior unsecured fixed rate Notes due 2012 (“Fixed Notes due 2012”) and $205,000,000 aggregate principal amount of senior unsecured floating rate notes due 2010 (“Floating Notes due 2010”) and (ii) Holdings issued $304,000,000 aggregate principal amount at maturity of its 12% senior discount notes due 2014 (“Discount Notes due 2014”) for gross proceeds of $169,917,760. The only operations of Marquee and Holdings prior to the Merger were related to these financings.  Because AMCE was the primary beneficiary of the two merger entities which were considered variable interest entities as defined in FIN 46 (R) Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, AMCE was required to consolidate the merger entities’ operations and financial position into its financial statements as of and through the period ended December 23, 2004.  Upon consummation of the merger, Marquee was merged with and into AMCE and the letters of credit which gave rise to consolidation of the entities under FIN 46 (R) were cancelled.  As such, Marquee’s operations and financial position are included within AMCE’s Consolidated Financial Statements and Holding’s results of operations are included within AMCE’s Consolidated Financial Statements from its inception on July 16, 2004 through December 23, 2004.  Subsequent to December 23, 2004 AMCE deconsolidated Holdings’ assets and liabilities.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year:  Marquee has a 52/53 week fiscal year ending on the Thursday closest to the last day of March.

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 1—BASIS OF PRESENTATION (Continued)

Restricted Cash:  Restricted cash represents the proceeds and interest earned on those proceeds from the issuance of debt related to the merger and which were required to be held in escrow until the earlier of the consummation of the merger or January 31, 2005.

Other Long-term Assets:  Other long-term assets are comprised of costs incurred in connection with the issuance of debt securities which are being amortized to interest expense using the effective interest method over the respective lives of the issuances. Amounts due to AMCE represent debt issuance costs of Marquee paid on its behalf by AMCE.

Income Taxes:  Marquee accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”) Accounting for Income Taxes. Under SFAS No. 109, deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded by the liability method. This method gives consideration to the future tax consequences of deferred income or expense items and immediately recognizes changes in income tax laws upon enactment. The income statement effect is generally derived from changes in deferred income taxes on the balance sheet. Marquee has provided a full valuation allowance for its deferred tax assets as of December 2, 2004. Marquee has no operations of its own as of December 2, 2004 and provides a full valuation allowance for its deferred tax assets, when it is more likely than not that the tax assets will not be realized.

NOTE 2—CURRENT MATURITIES OF CORPORATE BORROWINGS

On July 22, 2004, AMCE announced that its board of directors approved an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which AMCE will be acquired by Holdings. The merger will be effected by the merger of Marquee, a wholly owned subsidiary of Holdings, with and into AMCE, with AMCE being the surviving corporation (the “Merger”). Upon consummation of the Merger and related transactions, AMCE will be wholly owned by Holdings. The Sponsors, other co-investors and certain members of management will own all of the outstanding stock of Holdings following the transaction. The total estimated value of the transaction is approximately $2.0 billion (approximately $1.67 billion in cash consideration and the assumption of $748 million in debt less $378 million in cash and equivalents).

Under the terms of the Merger Agreement, if the Merger Agreement is terminated for any reason therein provided other than by reason of (i) a breach by Holdings, or its merger subsidiary, Marquee, or (ii) except as provided below, the failure to obtain stockholder approval at a meeting of AMCE’s stockholders called to consider the merger at which a vote on the merger is taken, AMCE will be obligated to pay Holdings $10,000,000 to cover its expenses and up to $11,250,000 to cover commitment fees and the expenses of the lenders who have entered into commitments with respect to financing the transaction. Notwithstanding that AMCE’s stockholders do not approve the merger at a meeting called to consider the same at which a vote on the merger is taken, AMCE will have to pay such amounts if either (x) certain other acquisition transactions occur before the stockholders’ meeting or (y) an acquisition proposal is publicly announced and not withdrawn prior to the vote at the stockholders’ meeting and AMCE enters into an agreement with respect to or consummates certain acquisition transactions relating to such acquisition proposal within nine months of such termination.

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 2—CURRENT MATURITIES OF CORPORATE BORROWINGS (Continued)

To finance the Merger and related transactions, on August 18, 2004, Marquee issued $250,000,000 aggregate principal amount of Fixed Rate Notes due 2012 and $205,000,000 aggregate principal amount of Floating Notes due 2010. Upon consummation of the Merger and related transactions, the Fixed Rate Notes due 2012 and the Floating Notes due 2010 will become AMCE’s obligations. The Fixed Rate Notes due 2012 and the Floating Rate Notes due 2010 (i) will rank senior in right of payment to any of AMCE’s existing and future subordinated indebtedness, rank equally in right of payment with any of AMCE’s existing and future senior indebtedness and be effectively subordinated in right of payment to any of AMCE’s secured indebtedness and (ii) will be fully and unconditionally guaranteed on a joint and several, senior unsecured basis by each of the existing and future wholly-owned subsidiaries that is a guarantor or direct borrower under the other indebtedness of AMCE. The Fixed Notes due 2012 and the Floating Notes due 2010 will be structurally subordinated to all existing and future liabilities and preferred stock of AMCE’s subsidiaries that do not guarantee the notes.

In addition, on August 18, 2004, Holdings issued $304,000,000 aggregate principal amount at maturity of Discount Notes due 2014 for gross proceeds of $169,917,760. The carrying value of the Discount Notes due 2014 was $175,749,000 as of December 2, 2004. Holdings will contribute the net proceeds from the issuance of these Discount Notes due 2014 to AMCE to fund a portion of the Merger. The Discount Notes due 2014 are senior in right of payment to all existing and future subordinated indebtedness of Holdings, rank equally in right of payment with all existing and future senior indebtedness of Holdings and are effectively subordinated in right of payment to any secured indebtedness of Holdings, including Holdings’ guarantee of indebtedness under the amended credit facility (which is discussed below), to the extent of the value of the assets securing such indebtedness, and all liabilities and preferred stock of each of Holdings’ subsidiaries.

On August 18, 2004, the gross proceeds of the Fixed Rate Notes due 2012, the Floating Rate Notes due 2010 and the Discount Notes due 2014 (collectively, the “senior notes”), together with additional amounts (provided through letters of credit as described below), were deposited in separate escrow accounts pursuant to the terms of separate escrow agreements. Under the terms of the escrow agreements, if the Merger is not consummated upon the earlier to occur of (i) January 31, 2005 or (ii) the date the Merger Agreement is terminated, AMCE will be required to redeem all of the outstanding senior notes at a redemption price in cash equal to 100.0% of the principal amount of the notes (accreted value in the case of the Discount Notes due 2014), plus accrued and unpaid interest, if any, to, but excluding, the redemption date. On August 18, 2004, AMCE also issued letters of credits for the benefit of the holders of the senior notes in an aggregate amount which, together with the funds held in the escrow account, are sufficient to pay the redemption price of 100% including accrued interest to February 2, 2005 (the second business day after the latest termination date for release of escrowed proceeds). AMCE believed the amount required under the letters of credit would not exceed $25,231,795. Upon consummation of the Merger and related transactions, any interest earned on the escrowed funds will be released to AMCE following release of the escrowed funds.

The Fixed Rate Notes due 2012 bear interest at the rate of 8 5/8% per annum, payable on February 15 and August 15 of each year, commencing February 15, 2005. The Fixed Rate Notes due 2012 are redeemable at AMCE’s option, in whole or in part, at any time on or after August 15, 2008 at 104.313% of the principal amount thereof, declining ratably to 100.000% of the principal amount thereof on or after August 15, 2010. The Floating Rate Notes due 2010 bear interest at a rate per annum, reset quarterly, equal to

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 2—CURRENT MATURITIES OF CORPORATE BORROWINGS (Continued)

4 1/4% plus the three-month LIBOR interest rate, and the interest rate is currently 6.54% per annum for the quarterly period ending November 14, 2004. Interest on the Floating Rate Notes due 2010 is payable quarterly on February 15, May 15, August 15 and November 15, commencing November 15, 2004. The Floating Rate Notes due 2010 are redeemable, in whole or in part, on or after August 15, 2006 at 103.000% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after August 15, 2009.

Prior to August 15, 2009, unless Holdings elects to pay cash interest, the interest on the Discount Notes due 2014 accretes from the date of issuance until August 15, 2009 at the rate of 12% per annum, compounded semiannually. Thereafter, interest on the Discount Notes due 2014 accrues and is payable in cash semiannually on each February 15 and August 15, commencing on February 15, 2010, at a rate of 12% per annum. On any interest payment date prior to February 15, 2010, Holdings may elect to commence paying cash interest, in which case Holdings will be obligated to pay cash interest on each subsequent interest payment date, the Discount Notes due 2014 will cease to accrete after such interest payment date and the outstanding principal amount at the maturity of each note will be equal to the accreted value of such note as of such interest payment date. Holdings may redeem some or all of the Discount Notes due 2014 on or after August 15, 2009 at 106.000% of the principal amount at maturity thereof, declining ratably to 100.000% of the principal amount at maturity thereof on or after August 15, 2012.

Holdings is a holding company with no operations of its own and has no ability to service interest or principal on its indebtedness other than through any dividends it may receive from AMCE after the Merger. AMCE, however, will be restricted, in certain circumstances, from paying dividends to Holdings by the terms of the indentures governing the AMCE Fixed Rate Notes due 2012, Floating Rate Notes due 2010, its 9 1/2% senior subordinated notes due 2011 (“Notes due 2011”), its 9 7/8% senior subordinated notes due 2012 and its 8% senior subordinated Notes due 2014. AMCE has not guaranteed the indebtedness of Holdings nor pledged any of its assets as collateral to secure Holdings’ indebtedness. AMCE does not anticipate issuing guarantees on the indebtedness of Holdings nor pledging any of its assets as collateral to secure Holdings’ indebtedness.

The senior notes have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. There are registration rights agreements for the benefit of the senior notes which, among other matters, require Holdings and AMCE to file one or more registration statements with respect to a registered offer to exchange the senior notes for new notes having terms identical in all material respects to the senior notes (except that the new notes will not contain terms with respect to transfer restrictions) within 90 days after consummation of the Merger, to cause such registration statement to become effective within 180 days of consummation of the Merger and to keep the exchange offer open for not less than 30 nor more than 45 days thereafter. If Holdings and AMCE do not meet these undertakings on or before the dates required or certain other registration defaults occur, the notes and the new notes will bear additional interest at a rate of $0.192 per week per $1,000 principal amount of the notes until all registration defaults are cured.

Additionally, the indentures governing the senior notes contain covenants that, among other things, restrict the ability of AMCE or Holdings (as the case may be) and the ability of its subsidiaries (other than unrestricted subsidiaries) to incur additional indebtedness, pay dividends or make distributions in respect of capital stock, purchase or redeem capital stock, incur liens, enter

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 2—CURRENT MATURITIES OF CORPORATE BORROWINGS (Continued)

into transactions between affiliates or consolidate, merge or sell all or substantially all of its assets, other than in certain transactions between one or more of its wholly-owned subsidiaries and AMCE or Holdings (as the case may be). The indentures also require that upon a change of control (as defined in each indenture), AMCE or Holdings (as the case may be) make an offer to repurchase each holder’s notes at a price equal to 101% of the principal amount (or accreted value in the case of the Discount Notes due 2014) thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

NOTE 3—SUBSEQUENT EVENTS

Merger

On December 23, 2004, AMCE completed the Merger in which Holdings acquired AMCE pursuant to the Merger Agreement, by and among AMCE, Holdings and Marquee. Upon consummation of the Merger and related transactions, Marquee merged with and into AMCE, with AMCE remaining as the surviving entity and a wholly owned subsidiary of Holdings.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of AMCE’s Common Stock and Convertible Class B stock was converted into the right to receive $19.50 in cash and each issued and outstanding share of AMCE’s Series A Convertible Preferred Stock was converted into the right to receive $2,727.27 in cash. The total amount of consideration paid in the merger and related transactions, was approximately $1,665,200,000. AMCE made payments to holders of its common stock, convertible class B stock and series A convertible preferred stock in the aggregate amount of $1,647,300,000 and Holdings made payments of $17,900,000 to the holders of 1,451,525 vested in-the-money options and holders of 520,350 deferred stock units that vested upon closing the Merger. AMCE has recorded $61,032,000 of general and administrative expenses related to the merger of which $37,061,000 were unpaid as of December 30, 2004. Included in these amounts are $20,000,000 of transaction fees paid to stockholders of Holdings.

Holdings used the net proceeds from the sale of the senior notes (as described above and below), together with existing cash balances of AMCE and the proceeds from an equity contribution (consisting of equity contributed by the Sponsors, the co-investors and certain members of management of $769,350,000) and the net proceeds of the Discount Notes due 2014 (as described above), to finance the Merger and related transactions. Upon consummation of the Merger, Marquee’s notes were reclassified as long-term liabilities.

Subsequent to the Merger, Holdings owns 100% of AMCE.

Fixed Rate Notes and Floating Rate Notes

Upon consummation of the Merger and related transactions, AMCE became the obligor of $250,000,000 in aggregate principal amount of the Fixed Rate Notes due 2012 and $205,000,000 in aggregate principal amount of the Floating Rate Notes due 2010 that were previously issued by Marquee on August 18, 2004. The senior notes (i) rank senior in right of payment to any of AMCE’s existing and future subordinated indebtedness, rank equally in right of payment with any of AMCE’s existing and future senior indebtedness and are effectively subordinated in right of payment to any of AMCE’s secured indebtedness and (ii) are fully and unconditionally guaranteed on a joint and several, senior unsecured basis by each of AMCE’s existing and future

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 3—SUBSEQUENT EVENTS (Continued)

wholly owned subsidiaries that is a guarantor or direct borrower under AMCE’s other indebtedness. The senior notes are structurally subordinated to all existing and future liabilities and preferred stock of AMCE’s subsidiaries that do not guarantee the notes.

AMCE made an interest payment on the Floating Rate Notes due 2010 for Holdings in the amount of $2,995,000 on November 15, 2004. The interest rate on the Floating Rate Notes due 2010 increased to 6.54% on November 15, 2004.

NOTE 4—COMMITMENTS AND CONTINGENCIES

Litigation Related to the Merger

On July 22, 2004, two lawsuits purporting to be class actions were filed in the Court of Chancery of the State of Delaware, one naming AMCE, AMCE’s directors, Apollo Management and certain entities affiliated with Apollo as defendants and the other naming AMCE, AMCE’s directors, Apollo Management and Holdings as defendants. Those actions were consolidated on August 17, 2004. The plaintiffs in the consolidated action filed an amended complaint in the Chancery Court on October 22, 2004 and moved for expedited proceedings on October 29, 2004.

On July 23, 2004, three more lawsuits purporting to be class actions were filed in the Circuit Court of Jackson County, Missouri, each naming AMCE and AMCE’s directors as defendants. These lawsuits were consolidated on September 27, 2004. The plaintiffs in the consolidated action filed an amended complaint in the Circuit Court of Jackson County on October 29, 2004. AMCE filed a motion to stay the case in deference to the prior-filed Delaware action and a separate motion to dismiss the case in the alternative on November 1, 2004.

In both the Delaware action and the Missouri action, the plaintiffs generally allege that the individual defendants breached their fiduciary duties by agreeing to the merger, that the transaction is unfair to the minority stockholders of AMCE, that the merger consideration is inadequate and that the defendants pursued their own interests at the expense of the stockholders. The lawsuits seek, among other things, to recover unspecified damages and costs and to enjoin or rescind the Merger and related transactions.

On November 23, 2004, the parties in this litigation entered into a Memorandum of Understanding providing for the settlement of both the Missouri action and the Delaware action. Pursuant to the terms of the Memorandum of Understanding, the parties agreed, among other things, that: (i) Holdings would waive Section 6.4(a)(C) of the merger agreement to permit AMCE to provide non-public information to potential interested parties in response to any bona fide unsolicited written acquisition proposals by such parties (which it did), (ii) AMCE would make certain disclosures requested by the plaintiff in the proxy statement and the related Schedule 13E-3 in connection with the special meeting to approve the Merger (which it did) and (iii) AMCE would pay, on behalf of the defendants, fees and expenses of plaintiffs’ counsel in the amount of $1.7 million (which such amounts AMCE believes are covered by its existing directors and officers insurance policy). In reaching this settlement, AMCE confirmed to the plaintiffs that Lazard and Goldman Sachs had each been provided with the financial information included in AMCE’s earnings press release, issued on the same date as the announcement of the merger agreement. The Memorandum of Understanding also provides for the dismissal of the

MARQUEE INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

DECEMBER 2, 2004

NOTE 4—COMMITMENTS AND CONTINGENCIES (Continued)

Missouri action and the Delaware action with prejudice and release of all related claims against AMCE, the other defendants and their respective affiliates. The settlement as provided for in the Memorandum of Understanding is contingent upon, among other things, approval by the court.

Marquee, in the normal course of business, is party to various legal actions. Except as described above, management believes that the potential exposure, if any, from such matters would not have a material adverse effect on the financial condition, cash flows or results of operations of Marquee.

AMC ENTERTAINMENT INC.

FINANCIAL STATEMENTS

(UNAUDITED)

Item 1. Financial Statements. (unaudited)

As discussed in its Annual Report on Form 10-K for the fifty-two weeks ended April 1, 2004, in connection with the fiscal 2004 annual audit of the AMC Entertainment Inc. consolidated financial statements, the Company, with the concurrence of its independent registered public accounting firm, determined that its financial statements for the thirteen and thirty-nine weeks ended January 1, 2004 as previously filed needed to be restated for the following items:

Foreign deferred tax assets:  The Company had previously recorded valuation allowances against deferred tax assets in foreign jurisdictions when it became clear, based on theatre impairments or other factors, that it would not be profitable in those jurisdictions. The Company has now determined that full valuation allowances should be recorded against deferred tax assets in all foreign jurisdictions when it is more likely than not that the deferred tax assets will not be realized.

The Company had historically evaluated the recoverability of its deferred tax assets for both domestic and foreign jurisdictions based on the weight of available positive evidence (evidence indicating that deferred taxes would be recoverable) and negative evidence (evidence indicating that deferred taxes would not be recoverable).  The Company believed it was following the guidance in paragraph 17(e) of Statement of Financial Accounting Standards No. 109 Accounting for Income Taxes and recorded valuation allowances for its domestic and foreign jurisdictions when the negative evidence outweighed the positive evidence, which the Company believed to be consistent with the “more likely than not” criteria in paragraph 17(e).

Consideration and appropriate weighting of positive and negative evidence is an inherently subjective process. The Company historically applied the more likely than not criteria with respect to foreign jurisdictions by recording valuation allowances against deferred income tax assets when it became clear, based on theatre impairments or other factors, that it would not be profitable in those jurisdictions.  Under this model the Company recorded a valuation allowance in France during fiscal 2001 when the theatre was impaired and in Sweden during fiscal 2002 when that theatre was impaired.

In consultation with its independent registered public accounting firm in connection with the annual audit of its 2004 financial statements, the Company determined that it should have given greater weight (than it originally had) to the objectively verifiable negative evidence in its foreign jurisdiction (e.g., start up losses).  With this greater weighting of the negative evidence, the Company concluded that it was “more likely than not” that the deferred income tax assets would not be realized.  As a result, the Company determined that its operations in foreign tax jurisdictions constituted “start-up” operations and therefore it was appropriate to record full valuation allowances on the results of operations until the “start-up” operations became profitable and therefore would provide a basis for increased weighting of positive future taxable income and reduced weighting of negative evidence relating to losses.

Accordingly, the Company has restated its financial statements for the thirteen and thirty-nine weeks ended January 1, 2004 to reflect additional valuation allowances on foreign deferred tax assets. The effects of such adjustments are summarized as follows:

	Thirteen Week Period October 3, 2003 through January 1, 2004	Thirty-nine Week Period April 4, 2003 through January 1, 2004
	(restated) (Predecessor)	(restated) (Predecessor)
Increase in income tax provision and net loss	$3.95 million	$6.15 million

Swedish tax benefits recorded in loss from discontinued operations:  During the thirty-nine weeks ended January 1, 2004, the Company recorded a $2,500,000 U.S. federal income tax benefit generated from a worthless stock deduction relating to the Company’s Sweden operations which were sold in that quarter.  The Company subsequently determined that the income tax benefit should have been recorded in the year ended March 28, 2002 (the period in which the Sweden investment was restructured and became worthless).

Accordingly, the Company has restated its financial statements for the thirteen and thirty-nine weeks ended January 1, 2004 to record the adjustment.  The adjustments (which is recorded in loss from discontinued operations) are summarized as follows:

	Thirteen Week Period October 3, 2003 through January 1, 2004	Thirty-nine Week Period April 4, 2003 through January 1, 2004
	(restated) (Predecessor)	(restated) (Predecessor)
Increase in loss from discontinued operations and net loss	$2.50 million	$2.50 million

Straight-line contingent rentals:  Rent expense for leases with rent escalation clauses are required to be recorded on a straight-line method under certain circumstances. The Company recently determined that it has one lease that has a clause for contingent rents in which case the contingency was virtually certain to occur. Rent expense for this lease should have been recorded on the straight-line method. Accordingly, the Company has restated its financial statements for the thirteen and thirty-nine weeks ended January 1, 2004 to reflect the straight-line method of recording the contingent portion of rent expense for this one lease. The effects of such adjustments are summarized as follows:

	Thirteen Week Period October 3, 2003 through January 1, 2004	Thirty-nine Week Period April 4, 2003 through January 1, 2004
	(restated) (Predecessor)	(restated) (Predecessor)
Increase in net loss	$0.061 million	$0.183 million

The following table sets forth the previously reported amounts and the restated amounts reflected in the accompanying Consolidated Financial Statements:

	Thirteen Week Periods		Thirty-nine Week Periods
(in thousands)	As Previously Reported October 3, 2003 through January 1, 2004	As Restated October 3, 2003 through January 1, 2004	As Previously Reported April 4, 2003 through January 1, 2004	As Restated April 4, 2003 through January 1, 2004
	(Predecessor)	(Predecessor)	(Predecessor)	(Predecessor)
Statement of Operations Data:
Rent	$78,640	$78,751	$234,904	$235,237
Total costs and expenses	432,839	432,950	1,273,257	1,273,590
Earnings from continuing operations before income taxes	20,459	20,348	52,360	52,027
Income tax provision	8,000	11,900	21,900	27,900
Earnings from continuing operations	12,459	8,448	30,460	24,127
Loss from discontinued operations	(741)	(3,241)	(1,331)	(3,831)
Net earnings	11,718	5,207	29,129	20,296
Earnings (loss) for shares of common stock	644	(5,867)	602	(8,231)

All previously reported amounts affected by the restatement that appear elsewhere in these consolidated financial statements have also been restated.

AMC ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Thirteen Week Periods (unaudited)			Thirty-nine Week Periods (unaudited)
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)			(restated)
	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)

Revenues
Admissions	$41,932	$256,881	$321,783	$41,932	$907,509	$942,799
Concessions	16,445	99,435	119,776	16,445	344,685	356,159
Other theatre	1,817	16,761	14,839	1,817	46,840	39,821
NCN and other	1,420	14,235	15,204	1,420	38,811	41,319
Total revenues	61,614	387,312	471,602	61,614	1,337,845	1,380,098
Costs and Expenses
Film exhibition costs	22,694	135,671	170,727	22,694	485,018	510,675
Concession costs	1,959	12,633	13,138	1,959	41,244	39,948
Theatre operating expense	8,703	98,388	104,795	8,703	312,515	316,488
Rent	6,341	77,016	78,751	6,341	243,711	235,237
NCN and other	939	10,102	12,803	939	31,440	35,511
General and administrative:
Stock-based compensation	—	(5,345)	533	—	—	1,702
Merger and acquisition costs	20,000	37,189	4,974	20,000	41,032	5,344
Other	1,382	8,970	11,537	1,382	34,554	34,570
Preopening expense	66	311	1,734	66	1,292	3,165
Theatre and other closure expense	132	437	2,078	132	10,758	3,812
Depreciation and amortization	3,272	29,739	32,405	3,272	92,091	89,619
Disposition of assets and other gains	—	(320)	(525)	—	(2,715)	(2,481)
Total costs and expenses	65,488	404,791	432,950	65,488	1,290,940	1,273,590
Other expense (income)
Interest expense
Corporate borrowings	10,392	27,954	16,253	14,686	66,851	48,182
Capital and financing lease obligations	90	2,403	2,512	90	7,408	8,022
Investment income	(1,630)	(3,478)	(461)	(2,247)	(6,476)	(1,723)
Total other expense	8,852	26,879	18,304	12,529	67,783	54,481
Earnings (loss) from continuing operations before income taxes	(12,726)	(44,358)	20,348	(16,403)	(20,878)	52,027
Income tax provision	1,500	700	11,900	1,500	15,000	27,900
Earnings (loss) from continuing operations	(14,226)	(45,058)	8,448	(17,903)	(35,878)	24,127
Loss from discontinued operations, net of income tax benefit	—	—	(3,241)	—	—	(3,831)
Net earnings (loss)	$(14,226)	$(45,058)	$5,207	$(17,903)	$(35,878)	$20,296
Preferred dividends	—	91,580	11,074	—	104,300	28,527
Loss for shares of common stock	$(14,226)	$(136,638)	$(5,867)	$(17,903)	$(140,178)	$(8,231)

See Notes to Consolidated Financial Statements.

AMC ENTERTAINMENT INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 30, 2004	April 1, 2004
	(Successor)	(Predecessor)
	(Unaudited)
ASSETS
Current assets
Cash and equivalents	$140,011	$333,248
Receivables, net of allowance for doubtful accounts of $1,251 as of December 30, 2004 and $1,118 as of April 1, 2004	53,111	39,812
Other current assets	57,823	62,676
Total current assets	250,945	435,736

Property, net	963,552	777,277
Intangible assets, net	200,320	23,918
Goodwill	1,408,511	71,727
Deferred income taxes	64,787	143,944
Other long-term assets	80,115	53,932

Total assets	$2,968,230	$1,506,534

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$138,537	$107,234
Accrued expenses and other liabilities	174,900	112,386
Deferred revenues and income	89,035	76,131
Current maturities of corporate borrowings and capital and financing lease obligations	223,827	2,748
Total current liabilities	626,299	298,499

Corporate borrowings	943,336	686,431
Capital and financing lease obligations	60,085	58,533
Other long-term liabilities	420,940	182,467
Total liabilities	2,050,660	1,225,930

Commitments and contingencies

Stockholder’s equity:
Series A Convertible Preferred Stock, 66 2/3¢ par value; 0 shares issued and outstanding as of December 30, 2004 and 299,477 shares issued and outstanding as of April 1, 2004 (aggregate liquidation preference of $0 as of December 30, 2004 and $304,525 as of April 1, 2004)	—	200
Common Stock, 1 share issued as of December 30, 2004 with 1¢ par value and 33,889,753 shares issued as April 1, 2004 with 66 2/3¢ par value	—	22,593
Convertible Class B Stock, 66 2/3¢ par value; 0 shares issued and outstanding as of December 30, 2004 and 3,051,597 shares issued and outstanding as of April 1, 2004	—	2,035
Additional paid-in capital	934,901	469,498
Accumulated other comprehensive earnings (loss)	572	(1,993)
Accumulated deficit	(17,903)	(210,716)
Common Stock in treasury, at cost, 77,997 shares as of April 1, 2004	—	(1,013)

Total stockholder’s equity	917,570	280,604

Total liabilities and stockholder’s equity	$2,968,230	$1,506,534

See Notes to Consolidated Financial Statements.

AMC ENTERTAINMENT INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Thirty-nine Week Periods (unaudited)
	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)
	(Successor)	(Predecessor)	(Predecessor)
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash flows from operating activities:
Net earnings (loss)	$(17,903)	$(35,878)	$20,296
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	3,272	92,091	89,619
Non-cash portion of stock-based compensation	—	—	1,702
Non-cash portion of pension and postretirement expense	139	5,273	4,522
Deferred income taxes	1,090	10,578	24,590
Disposition of assets and other gains	—	(294)	(2,481)
Loss on sale-discontinued operations	—	—	5,591
Change in assets and liabilities, net of effects from acquisition of AMCE:
Receivables	2,023	(24,219)	(15,663)
Other assets	(13,823)	20,438	(15,219)
Accounts payable	1,096	1,540	35,818
Accrued expenses and other liabilities	34,335	60,098	32,630
Other, net	(1,902)	12,027	4,084
Net cash provided by operating activities	8,327	141,654	185,489

Cash flows from investing activities:
Capital expenditures	(1,490)	(66,155)	(72,636)
Acquisition of MegaStar Cinemas L.L.C., net of cash acquired	—	—	(13,049)
Purchase of leased furniture, fixtures and equipment	—	—	(15,812)
Payment on disposal – discontinued operations	—	—	(5,252)
Increase in restricted cash	(456,762)	(627,338)	—
Release of restricted cash	456,762	—	—
Acquisition of AMCE, net of cash acquired	(1,268,564)	—	—
Proceeds from disposition of long-term assets	—	277	1,946
Other, net	181	821	(9,105)
Net cash used in investing activities	(1,269,873)	(692,395)	(113,908)

Cash flows from financing activities:
Proceeds from issuance of 8 5/8% Senior Unsecured Fixed Rate Notes due 2012	250,000	250,000	—
Proceeds from issuance of Senior Unsecured Floating Rate Notes due 2010	205,000	205,000	—
Proceeds from issuance of 12% Senior Discount Notes due 2014	—	169,918	—
Principal payments under capital and financing lease obligations	(27)	(2,020)	(1,937)
Change in cash overdrafts	27,827	3,710	(495)
Change in construction payables	—	(2,234)	(5,291)
Cash portion of preferred dividends	—	(9,349)	—
Capital contribution from Marquee Holdings Inc.	934,901	—	—
Deferred financing costs	(16,546)	—	—
Proceeds from exercise of stock options	—	52	3,888
Treasury stock purchases and other	—	(333)	(440)
Net cash provided by (used in) financing activities	1,401,155	614,744	(4,275)
Effect of exchange rate changes on cash and equivalents	402	(615)	(946)

Net increase in cash and equivalents	140,011	63,388	66,360

Cash and equivalents at beginning of period	—	333,248	244,412

Cash and equivalents at end of period	$140,011	$396,636	$310,772

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Interest (including amounts capitalized of $0, $658 and $2,423)	$—	$42,629	$41,428
Income taxes paid, net of refunds	—	2,364	11,430
Schedule of non-cash investing and financing activities:
Assets capitalized under EITF 97-10	$4,941	$—	$—
Preferred dividends	—	93,475	28,527
Issuance of Common Stock related to purchase of GC Companies, Inc.	—	2,021	—

See Notes to Consolidated Financial Statements.

AMC ENTERTAINMENT INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 30, 2004
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

AMC Entertainment Inc. (“AMCE” or “the Company”) is an intermediate holding company which, through its direct and indirect subsidiaries, including American Multi-Cinema, Inc. (“AMC”) and its subsidiaries, AMC Entertainment International, Inc. (“AMCEI”) and National Cinema Network, Inc. (“NCN”) (collectively with AMCE, unless the context otherwise requires, the “Company”), is principally involved in the theatrical exhibition business throughout North America and in China (Hong Kong), Japan, France, Portugal, Spain and the United Kingdom. The Company’s North American theatrical exhibition business is conducted through AMC and AMCEI. The Company’s International theatrical exhibition business is conducted through AMCEI. The Company is also involved in the business of providing on-screen advertising and other services to AMC and other theatre circuits through a wholly owned subsidiary, NCN.

The Company completed a merger on December 23, 2004 in which Marquee Holdings Inc. (“Holdings”) acquired the Company.  See Note 2 - Acquisitions for additional information regarding the merger.  Marquee Inc. (“Marquee”, or “Successor”) is a company formed on July 16, 2004.  On December 23, 2004, pursuant to a merger agreement, Marquee merged with AMCE (the “Predecessor”). Upon the consummation of the merger between Marquee Inc. and AMCE on December 23, 2004, Marquee Inc. was dissolved and renamed as AMCE, which is the legal name of the surviving reporting entity. The merger was treated as a purchase with Marquee being the “accounting acquiror” in accordance with Statement of Financial Accounting Standards No. 141 Business Combinations.  As a result, the Successor applied the purchase method of accounting to the separable assets, including goodwill, and liabilities of the accounting acquiree, AMCE, as of December 23, 2004, the merger date.  The consolidated financial statements presented herein are those of the accounting acquiror from its inception on July 16, 2004 through December 30, 2004, and those of its Predecessor, AMCE, for all prior periods through the merger date.

In association with the merger transaction discussed above, two merger entities were formed on July 16, 2004, Marquee Inc. and Holdings.  To finance the merger and related transactions, on August 18, 2004, (i) Marquee issued $250,000,000 aggregate principal amount of 8 5/8% senior unsecured fixed rate Notes due 2012 (“Fixed Notes due 2012”) and $205,000,000 aggregate principal amount of senior unsecured floating rate notes due 2010 (“Floating Notes due 2010”) and (ii) Holdings issued $304,000,000 aggregate principal amount at maturity of its 12% senior discount notes due 2014  (“Discount Notes due 2014”) for gross proceeds of $169,917,760.  The only operations of Marquee and Holdings prior to the Merger were related to these financings.  Because the Company was the primary beneficiary of the two merger entities which were considered variable interest entities as defined in FIN 46 (R), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51, the Company was required to consolidate the merger entities’ operations and financial position into the Company’s financial statements as of and through the period ended December 23, 2004.  Upon consummation of the merger, Marquee was merged with and into AMCE and the letters of credit which gave rise to consolidation of the entities under FIN 46 were cancelled.  As such, Marquee’s operations and financial position are included within the Company’s Consolidated Financial Statements and Holding’s results of operations are included within the Predecessor Company’s Consolidated Financial Statements from its inception on July 16, 2004 through December 23, 2004.  Subsequent to December 23, 2004 AMCE deconsolidated Holdings’ assets and liabilities.

The results of operations of Holdings included within the Predecessor Company’s Consolidated Statements of Operations for the period from April 2, 2004 through December 23, 2004 include interest expense of $7,135,000 and interest income of $831,000.

Holdings is a holding company with no operations of its own and has no ability to service interest or principal on the Discount Notes due 2014 other than through any dividends it may receive from the Company.  The Company will be restricted, in certain circumstances, from paying dividends to Holdings by the terms of the indentures governing the Fixed Notes due 2012, the Floating Notes due 2010 and the Existing Subordinated Notes and the amended credit facility.  The Company has not guaranteed the indebtedness of Holdings nor pledged any of its assets as collateral.

The accompanying unaudited consolidated financial statements have been prepared in response to the requirements of Form 10-Q and should be read in conjunction with the Company’s annual report on Form 10-K/A for the year (52 weeks) ended April 1, 2004. In the opinion of management, these interim financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the Company’s financial position and results of operations. Due to the seasonal nature of the Company’s business, results for the thirty-nine weeks ended December 30, 2004 are not necessarily indicative of the results to be expected for the fiscal year (52 weeks) ending March 31, 2005.

The April 1, 2004 consolidated balance sheet data was derived from the audited balance sheet, but does not include all disclosures required by generally accepted accounting principles.

Certain amounts have been reclassified from prior period consolidated financial statements to conform with the current period presentation.

Under the Company’s cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified within accounts payable in the balance sheet.  The amount of these checks included in accounts payable as of December 30, 2004 and April 1, 2004 was $51,274,000 and $19,737,000, respectively.

The consolidated financial statements include the accounts of AMCE and all of its subsidiaries.

NOTE 2 - ACQUISITIONS

The Merger

On December 23, 2004, the Company completed a merger in which Holdings acquired the Company pursuant to an Agreement and Plan of Merger, dated as of July 22, 2004 (the “Merger Agreement”), by and among the Company, Holdings and Marquee. Marquee, a wholly owned subsidiary of Holdings, merged with and into the Company, with the Company remaining as the surviving entity (the “Merger”) and becoming a wholly owned subsidiary of Holdings.  The Merger was voted on and approved by the Company’s shareholders on December 23, 2004.

Pursuant to the terms of the Merger Agreement, each issued and outstanding share of the Company’s Common Stock and Convertible Class B stock was converted into the right to receive $19.50 in cash and each issued and outstanding share of the Company’s Series A Convertible Preferred Stock was converted into the right to receive $2,727.27 in cash. The total amount of consideration paid in the Merger was approximately $1,665,200,000. The Company made payments to holders of its Common Stock, Convertible Class B Stock and Series A Convertible Preferred Stock in the aggregate amount of $1,647,300,000 and Holdings made payments of $17,900,000 to the holders of 1,451,525 vested in-the-money options and holders of 520,350 deferred stock units that vested upon closing the Merger. The Company has recorded $61,032,000 ($20,000,000 Successor and $41,032,000 Predecessor) of general and administrative expenses related to the Merger of which $37,061,000 were unpaid as of December 30, 2004. Included in these amounts are $20,000,000 of Successor transaction fees paid to J.P. Morgan Partners (BHCA), L.P. and Apollo Investment Fund V, L.P. and certain related investment funds, which were unpaid as of December 30, 2004.

The Company has accounted for the Merger as a purchase in accordance with Statement of Financial Accounting Standards No 141 Business Combinations with Marquee being the accounting acquiror and AMCE being the acquired entity. As such the financial information presented herein represents (i) the Consolidated Statements of Operations of the Successor for the thirteen week period ended December 30, 2004, the period from inception on July 16, 2004 through December 30, 2004 and the Consolidated Statements of Operations of the Predecessor for the twelve weeks ended December 23, 2004, the thirty-eight weeks ended December 23, 2004, the thirteen weeks ended January 1, 2004, and the thirty-nine weeks ended January 1, 2004, (ii) the Consolidated Balance Sheet of the Successor as of December 30, 2004 and the Consolidated Balance Sheet of the Predecessor as of April 1, 2004, and (iii) the Consolidated Statements of Cash Flows of the Successor for the period from inception on July 16, 2004 through December 30, 2004 and the Consolidated Statements of Cash Flows of the Predecessor for the thirty-eight weeks ended December 23, 2004, and the thirty-nine weeks ended January 1, 2004.

The following is a summary of the allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the Merger.  The Company retains an independent appraisal firm that specializes in valuations for purposes of calculating and estimating the fair values of certain assets and liabilities acquired in connection with its business combinations.  The Company retained the valuation specialist to assist the Company with calculating and estimating the fair values of AMCE’s leases, trademarks, customer loyalty programs, software, investments in joint ventures, tangible personal property and real property acquired in the Merger.  The Company considered various valuation approaches presented by the valuation specialist when estimating fair value including, the Income Approach, the Market Approach and the Cost Approach.  For purposes of the fair value analysis for the Merger, a combination of all three methods was utilized.  The Company evaluated the fair value methods described above, and determined that they were an appropriate and reasonable means of determining fair value for the Merger.  The allocation of purchase price is based on a preliminary study performed by a valuation specialist and is subject to further analysis and completion:

Cash and equivalents	$396,636
Other current assets	99,111
Property, net	965,034
Intangible assets	200,604
Goodwill	1,408,511
Deferred income taxes	65,599
Other long-term assets	65,852
Current liabilities	(341,633)
Corporate borrowings	(709,283)
Capital and financing lease obligations	(63,296)
Other long-term liabilities	(421,935)
Total estimated purchase price	$1,665,200

Amounts recorded for goodwill are not subject to amortization, are expected to be allocated to each of the Company’s three operating segments (the reporting units) and are not expected to be deductible for tax purposes.  It is not yet practicable to disclose the amount of goodwill by reportable segment.  The Company will perform annual impairment tests for goodwill during its fourth fiscal quarter.

Intangible assets include $73,000,000 related to the AMC trademark and tradename, $61,326,000 related to favorable leases and $46,000,000 related to the Company’s Moviewatcher customer loyalty program.  These fair values are based on a preliminary study performed by a valuation specialist.  The AMC trademark and tradename is an indefinite-lived intangible asset which is not subject to amortization, but does require impairment evaluation during each reporting period to determine whether events and circumstances continue to support an indefinite useful life.  The weighted average amortization period for favorable leases is approximately thirteen years and the amortization period for the Moviewatcher customer loyalty program is eight years.

Amortization expense and accumulated amortization are as follows:

	Thirteen Week Period	Thirty-nine Week Period
(In thousands)	October 1, 2004 through December 30, 2004	From Inception July 16, 2004 through December 30, 2004

	(Successor)	(Successor)
Amortization expense of favorable leases	$96	$96
Amortization expense of loyalty program	111	111
Amortization of software	25	25
Total	$232	$232

(In thousands)	As of December 30, 2004
(Successor)
Accumulated amortization of favorable leases	$96
Accumulated amortization of loyalty program	111
Accumulated amortization of software	25
Total	$232

Estimated amortization expense for the current and next five fiscal years is as follows:

(In thousands)	Favorable leases	Loyalty program	Total
	(Successor)	(Successor)	(Successor)
2005 (14 weeks)	$1,345	$1,548	$2,893
2006	4,848	5,750	10,598
2007	4,800	5,750	10,550
2008	4,715	5,750	10,465
2009	4,678	5,750	10,428
2010	4,579	5,750	10,329

The unaudited pro forma financial information presented below sets forth the Company’s historical statements of operations for the periods indicated and give effect to the Merger and related debt issuances as adjusted for the related preliminary purchase price allocations as of the beginning of the respective periods.  Because the pro forma financial information gives effect to the Merger and related debt issuances as adjusted for the related preliminary purchase price allocations as of the beginning of the respective periods, all pro forma information is for the Successor.  Such information is presented for comparative purposes only and does not purport to represent what the Company’s results of operations would actually have been had these transactions occurred on the date indicated or to project its results of operations for any future period or date.

	Thirteen Week Periods		Thirty-nine Week Periods
(In thousands, except per share data)	Pro Forma October 1, 2004 through December 30, 2004	Pro Forma October 3, 2003 through January 1, 2004	Pro Forma April 2, 2004 through December 30, 2004	Pro Forma April 4, 2003 through January 1, 2004
	(Successor)	(Successor)	(Successor)	(Successor)
Revenues
Admissions	$298,813	$321,783	$949,441	$942,799
Concessions	115,880	119,776	361,130	356.159
Other theatre	18,578	14,839	48,657	39,821
NCN and other	15,655	15,204	40,231	41,319
Total Revenues	448,926	471,602	1,399,459	1,380,098
Expenses
Film exhibition costs	158,365	170,727	507,712	510,675
Concession costs	14,592	13,138	43,203	39,948
Theatre operating expense	107,091	104,795	321,218	316,488
Rent	79,330	74,388	237,299	222,148
NCN and other	11,041	12,803	32,379	35,511
General and administrative:
Stock-based compensation	(5,345)	533	—	1,702
*Merger and acquisition costs	57,189	4,974	61,032	5,344
Other	10,352	11,537	35,936	34,570
Preopening expense	377	1,734	1,358	3,165
Theatre and other closure expense	569	2,078	10,890	3,812
Depreciation and amortization	43,287	43,538	127,905	123,018
Disposition of assets and other gains	(320)	(525)	(2,715)	(2,481)
Total costs and expenses	476,528	439,720	1,376,217	1,293,900
Other expense (income)
Interest expense
Corporate borrowings	29,049	25,031	81,604	74,516
Capital and financing lease obligations	2,493	2,512	7,498	8,022
Investment income	(3,500)	(461)	(6,498)	(1,723)
Total other expense	28,042	27,082	82,604	80,815
Earnings (loss) from continuing operations before income taxes	(55,644)	4,800	(59,362)	5,383
Income tax provision	4,300	5,700	7,800	9,200
Loss from continuing operations	(59,944)	(900)	(67,162)	(3,817)
Loss from discontinued operations, net of income tax benefit	—	(3,241)	—	(3,831)
Net loss	$(59,944)	$(4,141)	$(67,162)	$(7,648)

*  Represent non-recurring transaction costs for the Merger and related transactions.

The following are statements of Stockholder’s/ Stockholders’ Equity for the Successor from Inception on July 16, 2004 to December 30, 2004 and for the Predecessor from April 2, 2004 through December 23, 2004.

Successor from Inception on July 16, 2004 through December 30, 2004

				Accumulated		Total
			Additional	Other		Stockholder’s
	Common		Paid-in	Comprehensive	Accumulated	Equity
(In thousands, except share data)	Shares	Amount	Capital	Loss	Deficit	(Deficit)
Balance, July 16, 2004	—	$—	$—	$—	$—	$—
Comprehensive loss:
Net loss	—	—	—	—	(17,903)	(17,903)
Foreign currency translation adjustment	—	—	—	563	—	563
Unrealized gain on marketable securities	—	—	—	9	—	9

Comprehensive loss						(17,331)

Capital Contribution Marquee Holdings Inc.	1	—	934,901	—	—	934,901

Balance, December 30, 2004	1	$—	$934,901	$572	$(17,903)	$917,570

Predecessor from April 2, 2004 through December 23, 2004

								Accumulated				Total
					Convertible		Additional	Other		Common Stock		Stockholders’
	Preferred Stock		Common		Class B Stock		Paid-in	Comprehensive	Accumulated	in Treasury		Equity
(In thousands, except share data)	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Shares	Amount	(Deficit)

Balance, April 2, 2004	299,477	$200	33,889,753	$22,593	3,051,597	$2,035	$469,498	$(1,993)	$(210,716)	77,997	$(1,013)	$280,604
Comprehensive loss:
Net loss	—	—	—	—	—	—	—	—	(35,878)	—	—	(35,878)
Foreign currency translation adjustment	—	—	—	—	—	—	—	3,241	—	—	—	3,241
Unrealized gain on marketable securities	—	—	—	—	—	—	—	147	—	—	—	147

Comprehensive loss												(32,490)

Preferred stock for dividends	39,479	26	—	—	—	—	93,449	—	—	—	—	93,475
Preferred stock dividends	—	—	—	—	—	—	(104,300)	—	—	—	—	(104,300)
Preferred stock accretion	—	—	—	—	—	—	1,476	—	—	—	—	1,476
Stock awards, options exercised and other (net of tax benefit of $20)	—	—	82,565	51	—	—	12	—	—	—	—	63
Deferred stock units and awards	—	—	—	—	—	—	7,949	—	—	—	—	7,949
Stock issued in connection with acquisition of GC	—	—	148,148	99	—	—	1,922	—	—	—	—	2,021
Treasury stock purchase	—	—	—	—	—	—	—	—	—	22,372	(333)	(333)
Elimination of Predecessor Company stockholders’ equity	(338,956)	(226)	(34,120,466)	(22,743)	(3,051,597)	(2,035)	(470,006)	(1,395)	246,594	(100,369)	1,346	(248,465)

Balance. December 23, 2004	—	$—	—	$—	—	$—	$—	$—	$—	—	$—	$—

Marquee used the net proceeds from the sale of the Company notes (as described below), together with existing cash balances of the Company and the proceeds from the equity contribution from Holdings (consisting of equity contributed by the Sponsors (as defined below), the co-investors and certain members of management and the net proceeds of an offering of Holdings notes), to finance the Merger.

The Company is 100% owned by Holdings.

Fixed Rate Notes and Floating Rate Notes.

As a result of the Merger, the Company became the obligor of $250,000,000 in aggregate principal amount of Fixed Rate Notes due 2012 (“Fixed Rate Notes”) and $205,000,000 in aggregate principal amount of Floating Rate Notes due 2010 (“Floating Rate Notes” and together with the Fixed Rate Notes, the “Senior Notes”) that were previously issued by Marquee on August 18, 2004. The Senior Notes (i) rank senior in right of payment to any of the Company’s existing and future subordinated indebtedness, rank equally in right of payment with any of the Company’s existing and future senior indebtedness and are effectively subordinated in right of payment to any of the Company’s secured senior indebtedness and (ii) are fully and unconditionally guaranteed on a joint and several, senior unsecured basis by each of the Company’s existing and future wholly owned subsidiaries that is a guarantor or direct borrower under the Company’s other indebtedness. The Senior Notes are structurally subordinated to all existing and future liabilities and preferred stock of the Company’s subsidiaries that do not guarantee the notes.

The Fixed Rate Notes bear interest at the rate of 8 5/8 % per annum, payable on February 15 and August 15 of each year, commencing February 15, 2005. The Fixed Rate Notes are redeemable at the Company’s option, in whole or in part, at any time on or after August 15, 2008 at 104.313% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after August 15, 2010. The Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to 4 1/4 % plus the three-month LIBOR interest rate. Interest on the Floating Rate Notes is payable quarterly on February 15, May 15, August 15 and November 15 and interest payments commenced on November 15, 2004. The interest rate is currently 6.54% per annum for the quarterly period ending February 14, 2005. The Floating Rate Notes are redeemable, in whole or in part, on or after August 15, 2006 at 103.000% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after August 15, 2009.

Amended Credit Facility.

Concurrently with the consummation of the Merger, the Company has entered into an amendment to its credit facility. The Company refers to this amended credit facility as “amended credit facility”. As of December 30, 2004, the Company had no amounts outstanding under the amended credit facility and issued approximately $13,000,000 in letters of credit, leaving borrowing capacity under the amended credit facility of approximately $162,000,000.

The amended credit facility permits borrowings at interest rates based on either the bank’s base rate or LIBOR, plus applicable margins ranging from 1.0% to 2.0% on base rate loans and from 2.0% to 3.0% on LIBOR loans, and requires an annual commitment fee of 0.5% on the unused portion of the commitment. The amended credit facility matures on April 9, 2009. The total commitment under the amended credit facility is $175,000,000, but the amended credit facility contains covenants that limit the Company’s ability to incur debt (whether under the amended credit facility or from other sources).

The amended credit facility includes several financial covenants, including (i) a maximum net indebtedness to Annualized EBITDA ratio (as defined in the amended credit facility) generally, the ratio of the principal amount of outstanding indebtedness (less cash and equivalents) as of the last day of the most recent quarter to earnings for the most recent four quarters before interest, taxes, depreciation, amortization, any call premium (or original issue discount) expenses and other noncash charges, theatre closing or disposition costs, theatre opening costs, and gains or losses from asset sales, except that expenses incurred in connection with the Merger and related transactions are excluded, and including an adjustment for any permanently closed, disposed of or acquired theatre on a pro forma basis as if such closure, disposition or acquisition occurred on the first day of the calculation period), of Holdings of 5.75 to 1 with certain step-downs of such ratio to 5.00 from March 31, 2006 through March 29, 2007 and to 4.50 from March 30, 2007 through April 9, 2009, (ii) a minimum cash interest coverage ratio, as defined in the amended credit facility, except that expenses incurred in connection with the Merger and related transactions are excluded (generally, the ratio of Annualized EBITDA for the most recent four quarters to consolidated interest expense for such period of the Company) of 1.75 to 1, and (iii) a ratio of maximum net senior indebtedness to Annualized EBITDA of the Company, as defined in the amended credit facility except that expenses incurred in connection with the Merger and related transactions shall be excluded, for the most recent four quarters of 3.5 to 1. As of December 30, 2004, the Company was in compliance with these covenants.  The amended credit facility also generally imposes limitations on investments, the incurrence of additional indebtedness, creation of liens, changes of control, transactions with affiliates, restricted payments, dividends, repurchase of capital stock or subordinated debt, mergers, investments, guarantees, asset sales and business activities.

On February 15, 2005, the Company filed a Notification of Late Filing on Form 12b-25 regarding its inability to timely file its quarterly report on Form 10-Q for the thirty-nine weeks ended December 30, 2004 (the “Third Quarter Form 10-Q”).  In the notice, the Company stated that it requires additional time to prepare and file its Third Quarter Form 10-Q, as AMCE is currently resolving issues regarding the appropriate accounting treatment for its Merger with Marquee Inc. consummated on December 23, 2004.  AMCE has received confirmation from the requisite lenders under its amended credit facility that they will extend the financial statements delivery requirement until April 15, 2005 and waive any default relating to its failure to deliver such financial statements before that date.

The amended credit facility allows the Company to incur debt that qualifies as subordinated debt thereunder, and permits $125,000,000 of new debt plus capital lease obligations, subject to meeting the Company’s financial covenants.

Additionally, certain of the Company’s domestic wholly owned subsidiaries guarantee the amended credit facility. The amended credit facility is secured by a pledge of the Company’s capital stock by Holdings and substantially all of the tangible and intangible personal property located in the United States that the Company or such guarantors own, which includes, but is not limited to, all the outstanding stock of American Multi-Cinema, Inc., AMC-GCT, Inc. and its subsidiaries, AMC Entertainment International, Inc., National Cinema Network, Inc., AMC Realty, Inc. and Centertainment, Inc. as well as accounts, deposit accounts, general intangibles (including patents, trademarks and other intellectual property), commercial tort claims, goods and instruments, among other types of personal property.

Amounts outstanding under the amended credit facility may become payable prior to the maturity date in part upon the occurrence of certain asset sales, or in whole upon the occurrence of specified events of default. In addition to the non-payment of amounts due to lenders or non-performance of covenants, among other matters, an event of default will occur upon (i) the failure to pay other indebtedness, or the acceleration of the maturity or redemption of other indebtedness or preferred stock in either case exceeding $5,000,000, (ii) the occurrence of any default which enables holders of any preferred stock to appoint additional members to the board and the occurrence of a change in control, as defined in the amended credit facility (although the Company does not currently have any outstanding preferred stock), and (iii) any default under the terms applicable to any of the Company’s leases with aggregate remaining lease payments exceeding $13,000,000 which results in the loss of use of the property subject to such lease or any default (that is not cured or waived or if cured or waived involved the payment of an amount in excess of $13,000,000) under the terms applicable to any such leases with aggregate remaining lease payments exceeding $50,000,000.

Change of Control Offer for Senior Subordinated Notes due 2011.

The Merger constituted a “change of control” under the Notes due 2011 in the aggregate principal amount of $214,474,000, which allows the holders of those notes to require the Company to repurchase their notes at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. The Company commenced this change of control offer on January 11, 2005 and must purchase the notes no later than 60 days from this date. The change of control offer is required to remain open for at least 20 business days and expired on February 10, 2005. Bondholders tendered $1,663,000 of the Notes due 2011, which were repurchased using existing cash.  The Company has classified the Notes due 2011 as current liabilities as a result of the change of control offer and will classify them as long-term liabilities within Corporate Borrowings in the Company’s Form 10-K for the period ended March 31, 2005.

Notice of Delisting.

In connection with and as a result of the Merger, the Company is no longer a publicly traded company and has delisted its common stock, par value 66 2/3 ¢ par value, from the American Stock Exchange on December 23, 2004.

Acquisition of MegaStar Cinemas, L.L.C.

On December 19, 2003, the Company acquired certain of the operations and related assets of MegaStar Cinemas, L.L.C. (“MegaStar”) for an estimated cash purchase price of $15,037,000.  In connection with the acquisition, the Company assumed leases on three theatres with 48 screens in Minneapolis and Atlanta.  All three of the theatres feature stadium seating and have been built since 2000.  As of December 30, 2004, $1,500,000 of the estimated total purchase price was unpaid.  The results of operations are included in the Consolidated Statements of Operations from December 19, 2003.  The Company believes the results of operations of the acquired theatres are not material to the Company’s Consolidated Statements of Operations and proforma information for fiscal 2004 is not included herein.  The following is a summary of the allocation of the purchase price to the estimated fair values of assets acquired from MegaStar based on the results of a valuation study performed by a valuation specialist:

(In thousands)
Cash and equivalents	$40
Current assets	94
Property	6,762
Other long-term assets	84
Other long-term liabilities	(3,297)
Goodwill	11,354
Total purchase price	$15,037

Amounts recorded for goodwill are not subject to amortization, were recorded at the Company’s North American theatrical exhibition operating segment (the reporting unit) and are expected to be deductible for tax purposes.  Subsequent to the Merger this goodwill has been considered in the goodwill related to the Merger.

NOTE 3 - DISCONTINUED OPERATIONS

On December 4, 2003, the Company sold its only theatre in Sweden.  The Company opened its theatre in Sweden during fiscal 2001 and since that time the Company has incurred pre-tax losses of $17,210,000, including a $4,668,000 impairment charge in fiscal 2002 and a $5,591,000 loss on sale in fiscal 2004.

The operations and cash flows of the Sweden theatre have been eliminated from the Company’s ongoing operations as a result of the disposal transaction and the Company does not have any significant continuing involvement in the operations of the Sweden theatre after the disposal transaction.  The results of operations of the Sweden theatre have been classified as discontinued operations, and information presented for all periods reflects the new classification.  The operations of the Sweden theatre were previously reported in the Company’s International operating segment.  Components of amounts reflected as loss from discontinued operations in the Company’s Consolidated Statements of Operations are presented in the following table:

Statements of operations data:

(In thousands)	Thirteen Week Period October 3, 2003 through January 1, 2004	Thirty-nine Week Period April 4, 2003 through January 1, 2004
	(restated)	(restated)
	(Predecessor)	(Predecessor)
Revenues
Admissions	$1,171	$3,378
Concessions	326	949
Other theatre	98	198
Total revenues	1,595	4,525
Costs and Expenses
Film exhibition costs	590	1,698
Concession costs	120	321
Theatre operating expense	447	1,572
Rent	150	1,678
General and administrative expense - other	26	54
Depreciation and amortization	12	42
Loss on disposition of assets	5,591	5,591
Total costs and expenses	6,936	10,956
Loss before income taxes	(5,341)	(6,431)
Income tax benefit	(2,100)	(2,600)
Loss from discontinued operations	$(3,241)	$(3,831)

NOTE 4 - COMPREHENSIVE EARNINGS (LOSS)

The components of comprehensive earnings (loss) are as follows (in thousands):

	Thirteen Week Periods			Thirty-nine Week Periods
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
	(Successor)	(Predecessor)	(restated) (Predecessor)	(Successor)	(Predecessor)	(restated) (Predecessor)
Net earnings (loss)	$(14,226)	$(45,058)	$5,207	$(17,903)	$(35,878)	$20,296
Foreign currency translation adjustment	563	4,053	4,273	563	3,241	7,141
Decrease in unrealized loss on marketable equity securities	9	193	145	9	147	454
	$(13,654)	$(40,812)	$9,625	$(17,331)	$(32,490)	$27,891

NOTE 5 - STOCKHOLDER’S EQUITY

See Statement of Stockholder’s Equity in Note 2 for details regarding the changes in the Company’s Stockholder’s Equity.  See Part II Item 2 of this Form 10-Q for information about Company repurchases of Common Stock.

Stock-based Compensation

During the second quarter of fiscal 2004 the Company’s Shareholders approved and the Company adopted the 2003 AMC Entertainment Inc. Long-Term Incentive Plan (the “2003 LTIP”). The 2003 LTIP provides for five basic types of awards: (i) grants of stock options which are either incentive or non-qualified stock options, (ii) grants of restricted stock awards, (iii) grants of deferred stock units, (iv) grants of deferred cash awards and (v) performance grants which may be settled in stock options, shares of common stock, restricted stock, deferred stock units, deferred cash awards, or cash, or any combination thereof. The number of shares of Common Stock which may be sold or granted under the plan may not exceed 6,500,000 shares. The 2003 LTIP provides that the option exercise price for stock options may not be less than the fair market value of stock at the date of grant, options may not be repriced and unexercised options expire no later than ten years after date of grant. No options have been issued under the 2003 LTIP as of December 30, 2004.

On June 11, 2004, the Board of Directors made performance grants for fiscal 2005 with award opportunities having an aggregate value of $12,606,000. These grants are subject to the satisfaction of performance measures during fiscal 2005 and/or the exercise of discretion by the Compensation Committee of the Board of Directors. The Company currently does not expect that certain of the performance measures for fiscal 2005 will be met and does not expect the related discretionary awards to be made.  Accordingly, the Company has no expense or accrual recorded for the fiscal 2005 performance grants.

On June 11, 2004, the Compensation Committee of the Board of Directors awarded 527,398 deferred stock units with a fair value of $7,917,000 and a deferred cash award of $1,606,000, to employees, which represented a 100% award based on achievement of all target-based grants made on September 18, 2003. Holdings made payments of $10,150,000 to the holders of 520,350 deferred stock units that vested upon closing the Merger.

The Company accounts for the stock options, restricted stock awards and deferred stock units under plans that it sponsors following the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock issued to Employees and related interpretations. No stock-based employee compensation expense related to restricted stock awards and deferred stock units was recorded during the thirty-nine weeks ended December 30, 2004 and $1,702,000 was reflected in net earnings for the thirty-nine weeks ended January 1, 2004. No stock-based employee compensation expense for stock options was reflected in net earnings for those periods, as all stock options granted under those plans had an exercise price equal to the fair market value of the underlying common stock on the date of grant.  Holdings made payments of $7,750,000 to the holders of 1,451,525 vested in-the-money options that vested upon closing the Merger.

There are currently no outstanding share-based awards under the Company’s 2003 LTIP subsequent to the Merger.

The following table illustrates the effect on net earnings as if the fair value method had been applied to all stock awards, deferred stock units and outstanding and unvested options during each period in which share-based awards were outstanding:

	Thirteen Week Periods			Thirty-nine Week Periods
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)			(restated)
(In thousands, except per share data)	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)
Net earnings:
As reported	$(14,226)	$(45,058)	$5,207	$(17,903)	$(35,878)	$20,296
Add: Stock-based compensation expense included in reported net earnings, net of related tax effects	—	(3,207)	320	—	—	1,021
Deduct: Total stock-based compensation expense determined under fair value method for all, awards, net of related tax effects	—	3,207	(462)	—	—	(1,572)
Pro forma net earnings	$(14,226)	$(45,058)	$5,065	$(17,903)	$(35,878)	$19,745

NOTE 6 - THEATRE AND OTHER CLOSURE AND DISPOSITION OF ASSETS

A roll forward of reserves for theatre and other closure is as follows (in thousands):

	Thirty-nine Week Periods
	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
	(Successor)	(Predecessor)	(Predecessor)
Beginning Balance	$—	$17,870	$22,499
Transfered balance from AMCE	25,909	—	—
Theatre and other closure expense	132	10,758	3,812
Interest expense	2	1,585	2,048
General and administrative expense	—	73	50
Transfer of deferred rent and capital lease obligations	—	1,610	5,426
Payments	(549)	(5,987)	(9,359)
Ending Balance	$25,494	$25,909	$24,476

Theatre and other closure reserves for leases that have not been terminated are recorded at the present value of the future contractual commitments for the base rents, taxes and maintenance.  Theatre closure reserves at December 30, 2004 by operating segment are as follows (in thousands):

December 30, 2004
(Successor)
North American Theatrical Exhibition	$23,854
International Theatrical Exhibition	1,196
NCN and Other	444
$25,494

During the thirty-nine weeks ended December 30, 2004, the Company recognized $10,890,000 of theatre and other closure expense related primarily to the closure of 3 theatres with 22 screens included within the North American theatrical exhibition operating segment.

See Management’s Discussion and Analysis of Financial Condition and Results of Operations under Part I. Item 2. of this Form 10-Q for additional information regarding theatre and other closure expense.

NOTE 7 - INCOME TAXES

The difference between the effective tax rate on earnings before income taxes and the U.S. federal income tax statutory rate is as follows:

	Thirty-nine Week Periods
	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)
	(Successor)	(Predecessor)	(Predecessor)
Federal statutory rate	35.0%	35.0%	35.0%
Valuation allowance	1.4	(28.8)	15.1
Merger costs	(42.6)	(68.8)	—
State income taxes, net of federal tax benefit	(1.9)	(7.0)	3.7
Other, net	(1.0)	(2.2)	1.7
Effective tax rate	(9.1)%	(71.8)%	55.5%

The Company determines income tax expense for interim periods by applying Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes and APB Opinion No. 28, Interim Financial Reporting, which prescribes the use of the full year’s estimated effective tax rate in financial statements for interim periods.  As a consequence, permanent differences which are not deductible for federal income tax purposes and valuation allowances primarily on deferred tax assets in foreign tax jurisdictions serve to increase or decrease the effective federal income tax rate of 35%.

The Company has entered into a tax sharing agreement with Holdings under which it will make cash payments to Holdings to enable it to pay any federal, state or local income taxes to the extent that such income taxes are directly attributable to Holdings’ income.

NOTE 8 - EMPLOYEE BENEFIT PLANS

The Company sponsors a non-contributory qualified defined benefit pension plan generally covering all employees age 21 or older who have completed at least 1,000 hours of service in their first twelve months of employment, or in a calendar year ending thereafter, and who are not covered by a collective bargaining agreement. The Company also offers eligible retirees the opportunity to participate in a health plan (medical and dental) and a life insurance plan. Employees may become eligible for these benefits at retirement provided the employee is at least age 55 and has at least 15 years of credited service.

The Company made a minimum annual contribution of $1,541,000 to the defined benefit pension plan during the thirteen weeks ended July 1, 2004. The Company also made a discretionary contribution of $295,000 during the thirteen weeks ended September 30, 2004, which is expected to be the final contribution made to the plan during fiscal 2005.

The measurement date used to determine pension and other postretirement benefits is January 1 of the fiscal year for which measurements are made.

Net periodic benefit cost recognized for the three plans consists of the following (in thousands):

	Pension Benefits			Other Benefits
	Thirteen Week Periods
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004
	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)
Components of net periodic benefit cost:
Service cost	$61	$732	$643	$12	$140	$152
Interest cost	81	967	910	20	244	260
Expected return on plan assets	(64)	(766)	(746)	—	—	—
Recognized net actuarial (gain)loss	20	240	173	2	28	28
Amortization of unrecognized transition obligation	3	41	44	1	11	12
Amortization of prior service cost	2	22	24	1	6	7
	103	1,236	1,048	36	429	$459

Net periodic benefit cost recognized for the three plans consists of the following (in thousands):

	Pension Benefits			Other Benefits
	Thirty-nine Week Periods
	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)
Components of net periodic benefit cost:
Service cost	$61	$2,318	$1,930	$12	$444	$455
Interest cost	81	3,063	2,730	20	772	781
Expected return on plan assets	(64)	(2,426)	(2,239)	—	—	—
Recognized net actuarial (gain)loss	20	760	519	2	87	84
Amortization of unrecognized transition obligation	3	129	132	1	36	37
Amortization of prior service cost	2	70	72	1	20	21
	$103	$3,914	$3,144	$36	$1,359	$1,378

NOTE 9 - OPERATING SEGMENTS

Information about the Company’s operations by operating segment is as follows (in thousands):

	Thirteen Week Periods			Thirty-nine Week Periods
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)			(restated)
	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)
Revenues
North American theatrical exhibition	$56,436	$345,534	$423,763	$56,436	$1,205,646	$1,249,450
International theatrical exhibition	3,758	27,543	32,635	3,758	93,388	89,329
NCN and other	2,330	21,132	20,852	2,330	57,711	55,641
Intersegment elimination	(910)	(6,897)	(5,648)	(910)	(18,900)	(14,322)
Total revenues	$61,614	$387,312	$471,602	$61,614	$1,337,845	$1,380,098

Segment Adjusted EBITDA
North American theatrical exhibition	$19,968	$51,602	$87,971	$19,968	$217,740	$234,841
International theatrical exhibition	529	(2,233)	1,016	529	(1,194)	1,590
NCN and other	481	4,133	2,401	481	7,371	5,808
Segment Adjusted EBITDA	$20,978	$53,502	$91,388	$20,978	$223,917	$242,239

A reconciliation of earnings (loss) from continuing operations before income taxes to Segment Adjusted EBITDA is as follows (in thousands):

	Thirteen Week Periods			Thirty-nine Week Periods
	October 1, 2004 through December 30, 2004	October 1, 2004 through December 23, 2004	October 3, 2003 through January 1, 2004	From Inception July 16, 2004 through December 30, 2004	April 2, 2004 through December 23, 2004	April 4, 2003 through January 1, 2004
			(restated)			(restated)
	(Successor)	(Predecessor)	(Predecessor)	(Successor)	(Predecessor)	(Predecessor)
Earnings (loss) from continuing operations before income taxes	$(12,726)	$(44,358)	$20,348	$(16,403)	$(20,878)	$52,027
Plus:
Interest expense	10,482	30,357	18,765	14,776	74,259	56,204
Depreciation and amortization	3,272	29,739	32,405	3,272	92,091	89,619
Preopening expense	66	311	1,734	66	1,292	3,165
Theatre and Other closure expense	132	437	2,078	132	10,758	3,812
Disposition of assets and other gains	—	(320)	(525)	—	(2,715)	(2,481)
Investment Income	(1,630)	(3,478)	(461)	(2,247)	(6,476)	(1,723)
General and administrative:
Stock-based compensation		(5,345)	533	—	—	1,702
Merger and acquisition Costs	20,000	37,189	4,974	20,000	41,032	5,344
Other	1,382	8,970	11,537	1,382	34,554	34,570
Segment Adjusted EBITDA	$20,978	$53,502	$91,388	$20,978	$223,917	$242,239

Information about the Company’s long-term assets by operating segment is as follows (in thousands):

	Thirty-nine Weeks Ended
	December 30, 2004	January 1, 2004
		(restated)
	(Successor)	(Predecessor)
Long-term Assets
North American theatrical exhibition	$1,648,518	$1,475,223
International theatrical exhibition	173,260	148,420
NCN and other	14,675	29,284
Total segment long-term assets (1)	1,836,453	1,652,927

Construction in progress	20,796	13,141
Corporate*	1,771,919	269,531
Accumulated depreciation-property	(837,109)	(720,592)
Accumulated amortization-intangible assets	(36,251)	(33,694)
Accumulated amortization-other long-term assets	(38,523)	(34,652)
Consolidated long-term assets, net	$2,717,285	$1,146,661

	December 30, 2004	January 1, 2004
	(Successor)	(restated)
		(Predecessor)
Long-term Assets, net of accumulated depreciation and amortization
North American theatrical exhibition	$903,494	$837,643
International theatrical exhibition	83,182	75,654
NCN and other	4,809	16,900
Total segment long-term assets (1)	991,485	930,197

Construction in progress	20,796	13,141
Corporate*	1,705,004	203,323
Consolidated long-term assets, net	$2,717,285	$1,146,661

(1)          Segment long-term assets are comprised of property, intangibles and goodwill.

	December 30, 2004	January 1, 2004
	(Successor)	(restated)
		(Predecessor)
Consolidated Balance Sheet
Property, net	$963,552	$871,250
Intangible assets, net	200,320	25,263
Goodwill*	1,408,511	68,484
Deferred income taxes	64,787	129,203
Other long-term assets	80,115	52,461
Consolidated long-term assets	$2,717,285	$1,146,661

*                 Amounts recorded for goodwill as of December 30, 2004 related to the Merger are included in Corporate and are expected to be allocated to the Company’s three operating segments upon completion of a preliminary valuation study performed by a valuation specialist.  It is not yet practicable to disclose the amount of goodwill by reportable segment.

NOTE 10 - CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On December 23, 2004, in connection with the consummation of the Merger, the Fixed Rate Notes, Floating Rate Notes, Notes due 2011, Notes due 2012 and Notes due 2014 became fully and unconditionally guaranteed on a senior basis, in the case of the Fixed Rate Notes and the Floating Rate Notes, and on a senior subordinated basis, in the case of the Notes due 2011, the Notes due 2012 and the Notes due 2014, by each of our domestic wholly-owned subsidiaries, on a joint and several basis.

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.”  This information is not necessarily intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with accounting principles generally accepted in the United States of America.  Each of the subsidiary guarantors are 100% owned by AMCE.  The subsidiary guarantees of AMCE’s debts are full and unconditional and joint and several.

Successor October 1, 2004 through December 30, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(Successor)
Revenues
Admissions	$—	$39,388	$2,544	$—	$41,932
Concessions	—	15,752	693	—	16,445
Other theatre	—	1,744	73	—	1,817
NCN and other	—	1,377	43	—	1,420
Total revenues	—	58,261	3,353	—	61,614

Costs and Expenses
Film exhibition costs	—	21,264	1,430	—	22,694
Concession costs	—	1,852	107	—	1,959
Theatre operating expense	—	8,040	663	—	8,703
Rent	—	5,608	733	—	6,341
NCN and other	—	902	37	—	939
General and administrative:
Merger and acquisition costs	—	20,000	—	—	20,000
Other	4	1,344	34	—	1,382
Preopening expense	—	66	—	—	66
Theatre and other closure expense	—	132	—	—	132
Depreciation and amortization	—	2,960	312	—	3,272
Total costs and expenses	4	62,168	3,316	—	65,488

Other expense (income)
Equity in net losses of subsidiaries	10,972	389	—	(11,361)	—
Interest expense
Corporate borrowings	10,363	433	852	(1,256)	10,392
Capital and financing lease obligations	—	43	47	—	90
Investment income	(2,013)	(400)	(473)	1,256	(1,630)
Total other expense	19,322	465	426	(11,361)	8,852

Loss before income taxes	(19,326)	(4,372)	(389)	11,361	(12,726)
Income tax provision (benefit)	(5,100)	6,600	—	—	1,500
Net loss	$(14,226)	$(10,972)	$(389)	$11,361	$(14,226)
Preferred dividends	—				—
Loss for shares of common stock	$(14,226)				$(14,226)

Successor From Inception July 16, 2004 through December 30, 2004 (in thousands)

					Consolidated
	Parent	Subsidiary	Subsidiary	Consolidating	AMC
	Obligor	Guarantors	Non-Guarantors	Adjustments	Entertainment, Inc.
					(Successor)
Revenues
Admissions	$—	$39,388	$2,544	$—	$41,932
Concessions	—	15,752	693	—	16,445
Other theatre	—	1,744	73	—	1,817
NCN and other	—	1,377	43	—	1,420
Total revenues	—	58,261	3,353	—	61,614

Costs and Expenses:
Film exhibition costs	—	21,264	1,430	—	22,694
Concession costs	—	1,852	107	—	1,959
Theatre operating expense	—	8,040	663	—	8,703
Rent	—	5,608	733	—	6,341
NCN and other	—	902	37	—	939
General and administrative expense:
Merger and acquistion costs	—	20,000	—	—	20,000
Other	4	1,344	34	—	1,382
Preopening expense	—	66	—	—	66
Theatre and other closure expnese	—	132	—	—	132
Depreciation and amortization	—	2,960	312	—	3,272
Total costs and expenses	4	62,168	3,316	—	65,488

Other expense (income)
Equity in net losses of subsidiaries	10,972	389	—	(11,361)	—
Interest expense
Corporate borrowings	14,657	433	852	(1,256)	14,686
Capital and financing lease obligations	—	43	47	—	90
Investment income	(2,630)	(400)	(473)	1,256	(2,247)
Total other expense	22,999	465	426	(11,361)	12,529

Loss before income taxes	(23,003)	(4,372)	(389)	11,361	(16,403)
Income tax provision (benefits)	(5,100)	6,600	—	—	1,500
Net loss	$(17,903)	$(10,972)	$(389)	$11,361	$(17,903)

Predecessor October 1, 2004 through December 23, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(Predecessor)
Revenues
Admissions	$—	$236,885	$19,996	$—	$256,881
Concessions	—	93,945	5,490	—	99,435
Other theatre	—	15,764	997	—	16,761
NCN and other	—	13,845	390	—	14,235
Total revenues	—	360,439	26,873	—	387,312

Costs and Expenses
Film exhibition costs	—	125,315	10,356	—	135,671
Concession costs	—	11,500	1,133	—	12,633
Theatre operating expense	—	91,346	7,042	—	98,388
Rent	—	67,936	9,080	—	77,016
NCN and other	—	9,743	359	—	10,102
General and administrative:
Stock-based compensation	—	(5,345)	—	—	(5,345)
Merger and acquisition costs	—	37,189	—	—	37,189
Other	45	8,568	357	—	8,970
Preopening expense	—	311	—	—	311
Theatre and other closure expense	—	437	—	—	437
Depreciation and amortization	—	27,508	2,231	—	29,739
Disposition of assets and other gains	—	(320)	—	—	(320)
Total costs and expenses	45	374,188	30,558	—	404,791

Other expense (income)
Equity in net losses of subsidiaries	40,526	7,600	—	(48,126)	—
Interest expense
Corporate borrowings	24,398	11,231	3,274	(10,949)	27,954
Capital and financing lease obligations	—	1,860	543	—	2,403
Investment income	(13,111)	(1,214)	(102)	10,949	(3,478)
Total other expense	51,813	19,477	3,715	(48,126)	26,879

Loss before income taxes	(51,858)	(33,226)	(7,400)	48,126	(44,358)
Income tax provision (benefit)	(6,800)	7,300	200	—	700
Net loss	$(45,058)	$(40,526)	$(7,600)	$48,126	$(45,058)
Preferred dividends	91,580				91,580
Loss for shares of common stock	$(136,638)				$(136,638)

Predecessor April 2, 2004 through December 23, 2004 (in thousands)

					Consolidated
	Parent	Subsidiary	Subsidiary	Consolidating	AMC
	Obligor	Guarantors	Non-Guarantors	Adjustments	Entertainment, Inc.
					(Predecessor)
Revenues
Admissions	$—	$841,183	$66,326	$—	$907,509
Concessions	—	326,715	17,970	—	344,685
Other theatre	—	43,379	3,461	—	46,840
NCN and other	—	37,825	986	—	38,811
Total revenues	—	1,249,102	88,743	—	1,337,845

Costs and Expenses:
Film exhibition costs	—	449,781	35,237	—	485,018
Concession costs	—	37,298	3,946	—	41,244
Theatre operating expense	—	290,314	22,201	—	312,515
Rent	—	217,240	26,471	—	243,711
NCN and other	—	30,504	936	—	31,440
General and administrative expense:
Merger and acquisition costs	—	41,032	—	—	41,032
Other	143	33,093	1,318	—	34,554
Preopening expense	—	1,292	—	—	1,292
Theatre and other closure expnese	—	10,758	—	—	10,758
Depreciation and amortization	—	85,108	6,983	—	92,091
Disposition of assets and other gains	—	(2,715)	—	—	(2,715)
Total costs and expenses	143	1,193,705	97,092	—	1,290,940

Other expense (income)
Equity in net losses of subsidiaries	21,531	13,816	—	(35,347)	—
Interest expense
Corporate borrowings	62,691	36,817	4,473	(37,130)	66,851
Capital and financing lease obligations	—	5,758	1,650	—	7,408
Investment income	(38,987)	(3,563)	(1,056)	37,130	(6,476)
Total other expense	45,235	52,828	5,067	(35,347)	67,783

Earnings (loss) before income taxes	(45,378)	2,569	(13,416)	35,347	(20,878)
Income tax provision (benefits)	(9,500)	24,100	400	—	15,000
Net loss	$(35,878)	$(21,531)	$(13,816)	$35,347	$(35,878)
Preferred Dividends	104,300				104,300
Net Loss for Shares of Common Stock	$(140,178)				$(140,178)

Predecessor October 3, 2003 through January 1, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
					(Predecessor)
Revenues
Admissions	$—	$298,585	$23,198	$—	$321,783
Concessions	—	113,602	6,174	—	119,776
Other theatre	—	13,615	1,224	—	14,839
NCN and other	—	29,216	310	(14,322)	15,204
Total revenues	—	455,018	30,906	(14,322)	471,602

Costs and Expenses
Film exhibition costs	—	158,037	12,690	—	170,727
Concession costs	—	11,795	1,343	—	13,138
Theatre operating expense	—	97,609	7,186	—	104,795
Rent	—	70,503	8,248	—	78,751
NCN and other	—	26,878	247	(14,322)	12,803
General and administrative:
Stock-based compensation	—	533	—	—	533
Merger and acquisition costs	—	4,974	—	—	4,974
Other	48	11,348	141	—	11,537
Preopening expense	—	1,354	380	—	1,734
Theatre and other closure expense	—	2,078	—	—	2,078
Depreciation and amortization	—	29,388	3,017	—	32,405
Disposition of assets and other gains	—	(525)	—	—	(525)
Total costs and expenses	48	413,972	33,252	(14,322)	432,950

Other expense (income)
Equity in net earnings of subsidiaries	(10,942)	(1,634)	—	12,576	—
Interest expense
Corporate borrowings	16,425	6,765	505	(7,442)	16,253
Capital and financing lease obligations	—	1,963	549	—	2,512
Investment income	(6,938)	(531)	(434)	7,442	(461)
Total other expense (income)	(1,455)	6,563	620	12,576	18,304

Earnings (loss) from continuing operations before income taxes	1,407	34,483	(2,966)	(12,576)	20,348
Income tax provision (benefit)	(3,800)	20,300	(4,600)	—	11,900
Earnings from continuing operations	5,207	14,183	1,634	(12,576)	8,448
Loss from discontinued operations, net of income tax benefit	—	(3,241)	—	—	(3,241)
Net earnings	$5,207	$10,942	$1,634	$(12,576)	$5,207
Preferred dividends	11,074				11,074
Loss for shares of common stock	$(5,867)				$(5,867)

Predecessor April 4, 2003 through January 1, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
					(Predecessor)
Revenues
Admissions	$—	$879,156	$63,643	$—	$942,799
Concessions	—	339,836	16,323	—	356,159
Other theatre	—	36,558	3,263	—	39,821
NCN and other	—	40,793	526	—	41,319
Total revenues	—	1,296,343	83,755	—	1,380,098

Costs and Expenses
Film exhibition costs	—	476,286	34,389	—	510,675
Concession costs	—	36,335	3,613	—	39,948
Theatre operating expense	—	296,589	19,899	—	316,488
Rent	—	211,813	23,424	—	235,237
NCN and other	—	35,160	351	—	35,511
General and administrative:
Stock based compensation	—	1,702	—	—	1,702
Merger and acquisition costs	—	5,344	—	—	5,344
Other	146	33,198	1,226	—	34,570
Preopening expense	—	2,471	694	—	3,165
Theatre and other closure expense	—	3,812	—	—	3,812
Depreciation and amortization	—	81,578	8,041	—	89,619
Disposition of assets and other gains	—	(2,481)	—	—	(2,481)
Total costs and expenses	146	1,181,807	91,637	—	1,273,590

Other expense (income)
Equity in net (earnings) losses of subsidiaries	(37,064)	6,545	—	30,519	—
Interest expense
Corporate borrowings	49,542	20,460	3,350	(25,170)	48,182
Capital and financing lease obligations	—	6,427	1,595	—	8,022
Investment income	(21,820)	(3,091)	(1,982)	25,170	(1,723)
Total other expense (income)	(9,342)	30,341	2,963	30,519	54,481
Earnings (loss) from continuing operations before income taxes	9,196	84,195	(10,845)	(30,519)	52,027
Income tax provision (benefit)	(11,100)	43,300	(4,300)	—	27,900
Earnings (loss) from continuing operations	20,296	40,895	(6,545)	(30,519)	24,127
Loss from discontinued operations, net of income tax benefit	—	(3,831)	—	—	(3,831)
Net earnings (loss)	$20,296	$37,064	$(6,545)	$(30,519)	$20,296
Preferred dividends	28,527				28,527
Net loss for shares of common stock	$(8,231)				$(8,231)

Successor As of December 30, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(Successor)
Assets
Current assets:
Cash and equivalents	$—	$104,545	$35,466	$—	$140,011
Receivables, net	487	45,585	7,039	—	53,111
Other current assets	—	54,163	3,660	—	57,823
Total current assets	487	204,293	46,165	—	250,945

Investment in equity of subsidiaries	(109,291)	(135,708)	—	244,999	—
Property, net	—	885,056	78,496	—	963,552
Intangible assets, net	—	200,320	—	—	200,320
Intercompany advances	818,425	(632,869)	(185,556)	—	—
Goodwill	1,408,511	—	—	—	1,408,511
Deferred income taxes	—	64,787	—	—	64,787
Other long-term assets	429	60,300	19,386	—	80,115
Total assets	$2,118,561	$646,179	$(41,509)	$244,999	$2,968,230

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$1,374	$125,980	$11,183	$—	$138,537
Accrued expenses and other liabilities	35,394	135,298	4,208	—	174,900
Deferred revenues and income	—	87,429	1,606	—	89,035
Current maturities of corporate borrowings and capital and financing lease obligations	220,887	2,619	321	—	223,827
Total current liabilities	257,655	351,326	17,318	—	626,299
Corporate borrowings	943,336	—	—	—	943,336
Capital and financing lease obligations	—	41,529	18,556	—	60,085
Other long-term liabilities	—	362,615	58,325	—	420,940
Total liabilities	1,200,991	755,470	94,199	—	2,050,660

Stockholder’s equity	917,570	(109,291)	(135,708)	244,999	917,570
Total liabilities and stockholder’s equity	$2,118,561	$646,179	$(41,509)	$244,999	$2,968,230

Predecessor As of April 1, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(Predecessor)
Assets
Current assets:
Cash and equivalents	$—	$304,409	$28,839	$—	$333,248
Receivables, net	6	31,490	8,316	—	39,812
Other current assets	122	56,898	5,656	—	62,676
Total current assets	128	392,797	42,811	—	435,736

Investment in equity of subsidiaries	(140,233)	(114,281)	—	254,514	—
Property, net	—	708,574	68,703	—	777,277
Intangible assets, net	—	23,918	—	—	23,918
Intercompany advances	1,116,140	(914,633)	(201,507)	—	—
Goodwill	—	71,727	—	—	71,727
Deferred income taxes	—	143,944	—	—	143,944
Other long-term assets	2	35,081	18,849	—	53,932
Total assets	$976,037	$347,127	$(71,144)	$254,514	$1,506,534

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$—	$98,721	$8,513	$—	$107,234
Accrued expenses and other liabilities	9,002	99,539	3,845	—	112,386
Deferred revenues and income	—	74,870	1,261	—	76,131
Current maturities of corporate borrowings and capital and financing lease obligations	—	2,482	266	—	2,748
Total current liabilities	9,002	275,612	13,885	—	298,499
Corporate borrowings	686,431	—	—	—	686,431
Capital and financing lease obligations	—	41,435	17,098	—	58,533
Other long-term liabilities	—	170,313	12,154	—	182,467
Total liabilities	695,433	487,360	43,137	—	1,225,930

Stockholders’ equity (deficit)	280,604	(140,233)	(114,281)	254,514	280,604
Total liabilities and stockholders’ equity (deficit)	$976,037	$347,127	$(71,144)	$254,514	$1,506,534

Successor From Inception on July 16, 2004 through December 30, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment, Inc.
					(Successor)
Net cash provided by (used in) operating activities	$11,653	$(584)	$(2,742)	$—	$8,327

Cash flows from investing activities:
Capital expenditures	—	(1,413)	(77)	—	(1,490)
Increase in restricted cash	(456,762)	—	—	—	(456,762)
Release of restricted cash	456,762	—	—	—	456,762
Acquisition of AMCE, net of cash acquired	(1,268,564)	—	—	—	(1,268,564)
Other, net	(173)	354	—	—	181
Net cash used in investing activities	(1,268,737)	(1,059)	(77)	—	(1,269,873)

Cash flows from financing activities:
Proceeds from issuance of 8 5/8% Senior Unsecured Fixed Rate Notes due 2012	250,000	—	—	—	250,000
Proceeds from issuance of Senior Unsecured Floating Rate Notes due 2010	205,000	—	—	—	205,000
Principal payments under capital and financing lease obligations	—	(20)	(7)	—	(27)
Change in cash overdrafts	—	27,827	—	—	27,827
Change in intercompany advances	(117,170)	79,280	37,890	—	—
Capital contribution	934,901	—	—	—	934,901
Deferred financing costs	(15,647)	(899)	—	—	(16,546)
Net cash provided by financing activities	1,257,084	106,188	37,883	—	1,401,155
Effect of exchange rate changes on cash and equivalents	—	—	402	—	402
Net increase (decrease) in cash and equivalents	—	104,545	35,466	—	140,011
Cash and equivalents at beginning of period	—	—	—	—	—
Cash and equivalents at end of period	$—	$104,545	$35,466	$—	$140,011

Predecessor April 2, 2004 through December 23, 2004 (in thousands)

					Consolidated
	Parent	Subsidiary	Subsidiary	Consolidating	AMC
	Obligor	Guarantors	Non-Guarantors	Adjustments	Entertainment, Inc.
					(Predecessor)
Net cash provided by operating activities	$13,042	$127,205	$1,407	$—	$141,654

Cash flows from investing activities:
Capital expenditures	—	(63,857)	(2,298)	—	(66,155)
Increase in restricted cash	(627,338)	—	—	—	(627,338)
Proceeds from disposition of long-term assets	—	307	(30)	—	277
Other, net	—	(2,570)	3,391	—	821
Net cash (used in) provided by investing activities	(627,338)	(66,120)	1,063	—	(692,395)
Cash flows from financing activities:
Proceeds from issuance of 8 5/8% Senior Unsecured Fixed Rate Notes due 2012	250,000	—	—	—	250,000
Proceeds from issuance of Senior Unsecured Floating Rate Notes due 2010	205,000	—	—	—	205,000
Proceeds from issuance of 12% Senior Discount Notes due 2014	169,918	—	—	—	169,918
Principal payments under capital and financing lease obligations	—	(1,807)	(213)	—	(2,020)
Change in cash overdrafts	—	3,710	—	—	3,710
Change in intercompany advances	(992)	(6,379)	7,371	—	—
Change in construction payables	—	(2,234)	—	—	(2,234)
Cash portion of preferred dividends	(9,349)	—	—	—	(9,349)
Proceeds from exercise of stock options	52	—	—	—	52
Treasury stock purchases and other	(333)	—	—	—	(333)
Net cash provided by (used in) financing activities	614,296	(6,710)	7,158	—	614,744
Effect of exchange rate changes on cash and equivalents	—	—	(615)	—	(615)
Net increase (decrease) in cash and equivalents	—	54,375	9,013	—	63,388
Cash and equivalents at beginning of period	—	304,409	28,839	—	333,248
Cash and equivalents at end of period	$—	$358,784	$37,852	$—	$396,636

Predecessor April 4, 2003 through January 1, 2004 (in thousands)

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
					(Predecessor)
Net cash provided by operating activities	$7,755	$166,635	$11,099	$—	$185,489

Cash flows from investing activities:
Capital expenditures	—	(71,129)	(1,507)	—	(72,636)
Proceeds from sale/leasebacks	—	—	—	—	—
Acquisition of Megastar Cinemas L.L.C., net of cash acquired	—	(13,049)	—	—	(13,049)
Purchase of leased furniture, fixtures and equipment	—	(15,812)	—	—	(15,812)
Payment on disposal-discontinued operations	—	(5,252)	—	—	(5,252)
Proceeds from disposition of long-term assets	—	1,843	103	—	1,946
Other, net	—	(8,281)	(824)	—	(9,105)
Net cash used in investing activities	—	(111,680)	(2,228)	—	(113,908)

Cash flows from financing activities:
Principal payments under capital and financing lease obligations	—	(1,757)	(180)	—	(1,937)
Change in cash overdrafts	—	(495)	—	—	(495)
Intercompany receipts (disbursements)	(11,203)	14,127	(2,924)	—	—
Change in construction payables	—	(5,291)	—	—	(5,291)
Proceeds from exercise of stock options	3,888	—	—	—	3,888
Treasury stock purchases and other	(440)	—	—	—	(440)
Net cash provided by (used in) financing activities	(7,755)	6,584	(3,104)	—	(4,275)
Effect of exchange rate changes on cash and equivalents	—	—	(946)	—	(946)
Net increase in cash and equivalents	—	61,539	4,821	—	66,360
Cash and equivalents at beginning of period	—	227,748	16,664	—	244,412
Cash and equivalents at end of period	$—	$289,287	$21,485	$—	$310,772

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company, in the normal course of business, is party to various legal actions. Except as described below, management believes that the potential exposure, if any, from such matters would not have a material adverse effect on the financial condition, cash flows or results of operations of the Company.

United States of America v. AMC Entertainment Inc. and American Multi-Cinema, Inc. (No. 99-01034 FMC (SHx), filed in the U.S. District Court for the Central District of California). On January 29, 1999, the Department of Justice (the “Department”) filed suit alleging that the Company’s stadium-style theatres violate the ADA and related regulations. The Department alleges that the Company has failed to provide persons in wheelchairs seating arrangements with lines of sight comparable to the general public. The Department alleges various non-line of sight violations as well. The Department seeks declaratory and injunctive relief regarding existing and future theatres with stadium-style seating, compensatory damages in the approximate amount of $75,000 and a civil penalty of $110,000.  On November 20, 2002, the trial court entered summary judgment in favor of the Department on the line of sight aspects of the case. The trial court ruled that wheelchair spaces located solely on the sloped floor portion of the stadium-style auditoriums fail to provide lines of site comparable to the general public.  The trial court did not address specific changes that might be required of the Company’s existing stadium-style auditoriums, holding that per se rules are simply not possible because the requirements of comparable lines of sight will vary based on theatre layout.  The Company filed a request for interlocutory appeal, and the trial court denied the Company’s request but postponed any further line of sight proceedings pending the Ninth Circuit Court of Appeals’ ruling in a case with similar facts and issues, Oregon Paralyzed Veterans of America v. Regal Cinemas, Inc. On June 28, 2004, the Supreme Court denied certiorari in the Regal case. Accordingly, the Company is preparing for the remedies phase of the litigation and has renewed settlement discussions with the Department.  The trial court has scheduled a status conference for February 14, 2005.

The Company has recorded a liability related to estimated losses for the Department of Justice line-of-sight aspect of the case in the amount of $179,350 (comprised primarily of compensatory damages and the civil penalty) and estimates the range of loss to be between $179,350 and $273,938 at this time.

On January 21, 2003, the trial court entered summary judgment in favor of the Department on non-line of sight aspects of the case, which involve such matters as parking areas, signage, ramps, location of toilets, counter heights, ramp slopes, companion seating and the location and size of handrails. In its non-line of sight decision, the trial court concluded that the Company has violated numerous sections of the ADA and engaged in a pattern and practice of violating the ADA.

On December 5, 2003 the U.S. District Court for the Central District of California entered a consent order and final judgment on non-line of sight issues under which the Company agreed to remedy certain violations at twelve of its stadium-style theatres and to survey and make required betterments for our patrons with disabilities at 101 stadium-style theatres and at certain theatres the Company may open or acquire in the future. The Company estimates that the cost of these betterments will be $21.0 million, which is expected to be incurred over the term of the consent order of five years. The estimate is based on the improvements at the twelve theatres surveyed by the Department. The actual cost of betterments may vary based on the results of surveys of the remaining theatres.

New Jersey Attorney General.  On June 18, 2004, the Company received a letter from the Attorney General of the State of New Jersey regarding an investigation by the New Jersey Civil Rights Division on rear-window captioning, which captioning enables the deaf and hard of hearing to enjoy films.  The Civil Rights Division believes that the absence of rear-window captioning in the Company’s New Jersey theatres violates New Jersey’s Law Against Discrimination.  The Company has entered a Settlement Agreement with the New Jersey Attorney General to add rear-window captioning systems to five theatres in New Jersey at a total cost of approximately $110,000 to settle this dispute.

New York Attorney General.  The Company received a letter similar to the New Jersey case dated January 12, 2005 from the Civil Rights Bureau of the Attorney General of the State of New York regarding their investigation into the accessibility of first run movie theatres to persons with hearing or visual impairments.  The Civil Rights Bureau wants to ensure the existence of ancillary aids and services for AMC patrons with hearing or vision impairments.  The Company has four theatres in the state of New York affected by this investigation.

Derivative Suits. On July 22, 2004, two lawsuits purporting to be class actions were filed in the Court of Chancery of the State of Delaware, one naming the Company, the Company’s directors, Apollo Management and certain entities affiliated with Apollo as defendants and the other naming the Company, the Company’s directors, Apollo Management and Holdings as defendants.  Those actions were consolidated on August 17, 2004.  The plaintiffs in the consolidated action filed an amended complaint in the Chancery Court on October 22, 2004 and moved for expedited proceedings on October 29, 2004.

On July 23, 2004, three more lawsuits purporting to be class actions were filed in the Circuit Court of Jackson County, Missouri, each naming the Company and the Company’s directors as defendants.  These lawsuits were consolidated on September 27, 2004.  The plaintiffs in the consolidated action filed an amended complaint in the Circuit Court of Jackson County on October 29, 2004.  The Company filed a motion to stay the case in deference to the prior-filed Delaware action and separate motion to dismiss the case in the alternative on November 1, 2004.

In both the Delaware action and the Missouri action, the plaintiffs generally allege that the individual defendants breached their fiduciary duties by agreeing to the Merger, that the transaction is unfair to the minority stockholders of the Company, that the merger consideration is inadequate and that the defendants pursued their own interests at the expense of the stockholders.  The lawsuits seek, among other things, to recover unspecified damages and costs and to enjoin or rescind the Merger and related transactions.

On November 23, 2004, the parties in this litigation entered into a Memorandum of Understanding providing for the settlement of both the Missouri action and Delaware action.  Pursuant to the terms of the Memorandum of Understanding, the parties agreed, among other things, that: (i) Holdings would waive Section 6.4(a)(C) of the merger agreement to permit the Company to provide non-public information to potential interested parties in response to any bona fide unsolicited written acquisition proposals by such parties (which it did), (ii) the Company would make certain disclosures requested by the plaintiff in the proxy statement and the related Schedule 13E-3 in connection with the special meeting to approve the Merger (which it did) and (iii) the Company would pay, on behalf of the defendants, fees and expenses of plaintiffs’ counsel of approximately $1.7 million (which such amounts the Company believes are covered by its existing directors and officers insurance policy). In reaching this settlement, the Company confirmed to the plaintiffs that Lazard and Goldman Sachs had each been provided with the financial information included in the Company’s earnings press release, issued on the same date as the announcement of the merger agreement.  The Memorandum of Understanding also provided for the dismissal of the Missouri action and the Delaware action with prejudice and release of all related claims against the Company, the other defendants and their respective affiliates.  The settlement as provided for in the Memorandum of Understanding is contingent upon, among other things, approval by the court.

Conrad Grant v. American Multi-Cinema, Inc. and DOES 1 to 100; Orange County California Superior Court (Case No: 03CC00429). On September 26, 2003, plaintiff filed this suit as a purported class action on behalf of himself and other current and former “senior managers”, “salary operations managers” and persons holding similar positions who claim that they were improperly classified by the Company as exempt employees over the prior four years.  On April 28, 2004, William Baer and additional plaintiffs filed a related case titled William Baer and Anisnara Hamlzonek v. American Multi-Cinema, Inc. and DOES 1 to 100; Orange County California Superior Court, Case No: 04CC00507.  On December 9, 2004, the Baer Court denied plaintiffs’ motion for class certification, and on January 7, 2005, the Grant Court granted defendants’ motion to strike the class allegations.  In both the Baer and Grant proceedings, individual wage and hour claims against the Company remain to be litigated.

In addition to the cases noted above, the Company, is also currently a party to various ordinary course claims from vendors (including concession suppliers and motion picture distributors), landlords and suppliers and other legal proceedings. If management believes that a loss arising from these actions is probable and can reasonably be estimated, the Company records the amount of the loss, or the minimum estimated liability when the loss is estimated using a range and no point is more probable than another. As additional information becomes available, any potential liability related to these actions is assessed and the estimates are revised, if necessary. Except as described above, management believes that the ultimate outcome of such other matters, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position or overall trends in results of operations. However, litigation and claims are subject to inherent uncertainties and unfavorable outcomes could occur. An unfavorable outcome could include monetary damages. If an unfavorable outcome were to occur, there exists the possibility of a material adverse impact on the results of operations in the period in which the outcome occurs or in future periods.

American Multi-Cinema, Inc. v. Midwest Drywall Company, Inc., Haskell Constructors, Ltd. et al. (Case No. 00CV84908, Circuit Court of Platte County, Missouri) and American Multi-Cinema, Inc. v. Bovis Construction Corp. et al. (Civil Action No. 0207139, Court of Common Pleas of Bucks County, Pennsylvania). The Company is the plaintiff in these and related suits in which it seeks to recover damages from the construction manager, the architect, certain fireproofing applicators and other parties to correct the defective application of certain fireproofing materials at 23 theatres. The Company currently estimates its claim for repair costs at these theatres will aggregate approximately $34,600,000, of which it has expended approximately $25,300,000 through December 30, 2004. The remainder is for projected costs of repairs yet to be performed. The Company also is seeking additional damages for lost profits, interest and legal and other expenses incurred.

Certain parties to the Missouri litigation have filed counterclaims against the Company, including Ammon Painting Company, Inc. which asserts claims to recover monies for services provided in an amount not specified in the pleadings but which it has expressed in discovery to aggregate to approximately $950,000. The Company currently estimates that its claim against Ammon is for approximately $6,000,000. Based on presently available information, the Company does not believe such matters will have a material adverse effect on its results of operations, financial condition or liquidity. On May 18, 2004 the Company received additional settlement payments of $2,310,000 from various parties in connection with this matter and subsequent to December 30, 2004, the Company received another settlement payment of $100,000, bringing the aggregate amount received in settlements to $3,335,000.  Also subsequent to December 30, 2004, the Company signed another settlement agreement for $200,000 related to a theatre.

NOTE 12 - NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the FASB published a revision to SFAS No. 132R Employers’ Disclosure about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88 and 106. SFAS No. 132R requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The provisions of SFAS No. 132 remained in effect until the provisions of SFAS No. 132R were adopted. SFAS No. 132R is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by SFAS No. 132R are effective for interim periods beginning after December 15, 2003. Adoption of SFAS No. 132R did not have a material impact on our consolidated financial position, results of operations or cash flows.

On January 12, 2004, the FASB issued FASB Staff Position No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003, (“FSP No. 106-1”) in response to a new law regarding prescription drug benefits under Medicare (“Medicare Part D”) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Currently, SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“SFAS No. 106”) requires that changes in relevant law be considered in current measurement of postretirement benefit costs. However, certain accounting issues related to the federal subsidy remain unclear and significant uncertainties may exist which impair a plan sponsor’s ability to evaluate the direct effects of the new law and the ancillary effects on plan participants’ behavior and healthcare costs. Due to these uncertainties, FSP No. 106-1 provides plan sponsors with an opportunity to elect to defer recognizing the effects of the new law in the accounting for its retiree health care benefit plans under SFAS No. 106 and to provide related disclosures until authoritative guidance on the accounting for the federal subsidy is issued and clarification regarding other uncertainties is resolved. The Company has elected to defer recognition while evaluating the new law and the pending issuance of authoritative guidance and their effect, if any, on the Company’s results of operations, financial position and financial statement disclosure. In May 2004, the FASB issued FSP No. 106-2 which provides accounting guidance for this new subsidy. The Company sponsors a postretirement benefit plan which will benefit from the subsidy, which the Company is required to adopt after its valuation report is issued during the fourth quarter of fiscal 2005. Adoption of FSP106-2 is not expected to have a material impact on the Company’s consolidated financial position, results of operations, or cash flows.

In March 2004, the Financial Accounting Standards Board (“FASB”) issued Emerging Issues Task Force Issue No. 03-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments (“EITF 03-1”). EITF 03-1 includes new guidance for evaluating and recording impairment losses on debt and equity investments, as well as new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued Staff Position EITF 03-1-1, which delays the effective date until additional guidance is issued for the application of the recognition and measurement provisions of EITF 03-1 to investments in securities that are impaired. The Company does not believe that the adoption of EITF 03-1 will have a material impact on its financial condition or results of operations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF AMC ENTERTAINMENT INC. KANSAS CITY, MISSOURI

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of AMC Entertainment Inc. and subsidiaries (the “Company”) at April 1, 2004 and April 3, 2003, and the results of their operations and their cash flows for each of the three fiscal years in the period ended April 1, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, the Company restated its financial statements for its fiscal years ended April 3, 2003 and March 28, 2002.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 21, 2004, except for Note 17
as to which the date is July 30, 2004
and Note 18 as to which
the date is March 4, 2005

AMC ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	52 Weeks Ended April 1, 2004	53 Weeks Ended April 3, 2003	52 Weeks Ended March 28, 2002
		(restated)	(restated)
	(In thousands, except per share data)
Revenues
Admissions	$1,219,393	$1,212,204	$898,040
Concessions	456,990	468,578	358,107
Other theatre	53,983	48,600	39,972
NCN and other	52,454	55,693	41,768
Total revenues	1,782,820	1,785,075	1,337,887
Costs and Expenses
Film exhibition costs	649,380	660,982	485,799
Concession costs	51,259	54,912	42,201
Theatre operating expense	419,619	438,605	329,298
Rent	314,024	300,377	234,769
NCN and other	46,847	52,444	45,264
General and administrative:
Stock based compensation	8,727	2,011	442
Other	53,864	66,093	37,338
Preopening expense	3,858	3,227	4,363
Theatre and other closure expense	4,068	5,416	2,124
Depreciation and amortization	124,572	126,994	99,022
Impairment of long-lived assets	16,272	19,563	—
Disposition of assets and other gains	(2,590)	(1,385)	(1,821)
Total costs and expenses	1,689,900	1,729,239	1,278,799
Other expense (income)
Other expense	13,947	—	3,754
Interest expense
Corporate borrowings	66,963	65,585	48,015
Capital and financing lease obligations	10,754	12,215	12,745
Investment income	(2,861)	(3,502)	(2,073)
Total other expense	88,803	74,298	62,441
Earnings (loss) from continuing operations before income taxes	4,117	(18,462)	(3,353)
Income tax provision	11,000	10,000	2,700
Loss from continuing operations	(6,883)	(28,462)	(6,053)
Loss from discontinued operations, net of income tax benefit	(3,831)	(1,084)	(4,325)
Net loss	$(10,714)	$(29,546)	$(10,378)
Preferred dividends	40,277	27,165	29,421
Net loss for shares of common stock	$(50,991)	$(56,711)	$(39,799)
Basic and diluted loss per share of common stock:
Loss from continuing operations	$(1.28)	$(1.53)	$(1.50)
Loss from discontinued operations Loss per share	$(0.11)	$(0.03)	$(0.18)
Loss from discontinued operations Loss per share	$(1.39)	$(1.56)	$(1.68)

See Notes to Consolidated Financial Statements.

AMC ENTERTAINMENT INC.

CONSOLIDATED BALANCE SHEETS

	April 1, 2004	April 3, 2003
		(restated)
	(In thousands, except share data) Assets
Assets:
Current assets:
Cash and equivalents	$333,248	$244,412
Receivables, net of allowance for doubtful accounts of $1,118 and $1,581 as of April 1, 2004 and April 3, 2003, respectively	39,812	27,545
Other current assets	62,676	50,732
Total current assets	435,736	322,689
Property, net	777,277	856,463
Intangible assets, net	23,918	30,050
Goodwill	71,727	60,698
Deferred income taxes	143,944	160,152
Other long-term assets	53,932	50,646
Total assets	$1,506,534	$1,480,698
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$107,234	$116,269
Accrued expenses and other liabilities	112,386	112,217
Deferred revenues and income	76,131	67,176
Current maturities of corporate borrowings and capital and financing lease obligations	2,748	2,565
Total current liabilities	298,499	298,227
Corporate borrowings	686,431	668,661
Capital and financing lease obligations	58,533	56,536
Other long-term liabilities	182,467	177,555
Total liabilities	1,225,930	1,200,979
Commitments and contingencies
Stockholders’ equity:
Series A convertible preferred stock, 66 2/3¢ par value; 299,477 and 280,107 shares issued and outstanding as of April 1, 2004 and April 3, 2003, respectively (aggregate liquidation preference of $304,525 and $284,828 as of April 1, 2004 and April 3, 2003, respectively)	200	187
Common Stock, 66 2/3¢ par value; 33,889,753 and 33,286,173 shares issued as of April 1, 2004 and April 3, 2003, respectively	22,593	22,191
Convertible Class B Stock, 66 2/3¢ par value; 3,051,597 shares issued and outstanding as of April 1, 2004 and April 3, 2003	2,035	2,035
Additional paid-in capital	469,498	464,663
Accumulated other comprehensive loss	(1,993)	(8,773)
Accumulated deficit	(210,716)	(200,002)
Common Stock in treasury, at cost, 77,997 and 35,387 shares as of April 1, 2004 and April 3, 2003, respectively	(1,013)	(582)
Total stockholders’ equity	280,604	279,719
Total liabilities and stockholders’ equity	$1,506,534	$1,480,698

See Notes to Consolidated Financial Statements

AMC ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	52 Weeks Ended April 1, 2004	53 Weeks Ended April 3, 2003	52 Weeks Ended March 28, 2002
		(restated)	(restated)
	(In thousands)
INCREASE (DECREASE) IN CASH AND EQUIVALENTS
Cash flows from operating activities:
Net loss	$(10,714)	$(29,546)	$(10,378)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	124,572	126,994	99,022
Non-cash portion of special and stock-based compensation	8,727	12,549	442
Non-cash portion of pension and postretirement expense	6,029	3,526	3,049
Impairment of long-lived assets	16,272	19,563	—
Impairment of long-lived assets from discontinued operations	—	—	4,668
Deferred income taxes	14,547	1,286	7,526
Disposition of assets and other gains	(2,590)	1,385	(1,821)
Loss on sale-discontinued operations	5,591	—	—
Loss on repurchase of Notes due 2009 and 2011	13,947	—	—
Change in assets and liabilities, net of effects from acquisition of GC Companies Inc.:
Receivables	(5,388)	(2,292)	(7,195)
Other assets	(9,525)	10,170	(6,573)
Accounts payable	13,971	(14,723)	7,114
Accrued expenses and other liabilities	3,565	11,889	6,310
Other, net	4,274	(6,712)	(1,073)
Net cash provided by operating activities	183,278	128,747	101,091
Cash flows from investing activities:
Capital expenditures	(95,011)	(100,932)	(82,762)
Proceeds from sale/leasebacks	63,911	43,665	7,486
Construction project costs:
Reimbursable by landlord	—	(38,586)	(28,122)
Reimbursed by landlord	—	13,259	25,243
Acquisition of MegaStar Cinemas, L.L.C., net of cash acquired	(13,374)	—	—
Acquisition of GC Companies, Inc., net of cash acquired and proceeds from sale of venture capital investments	(2,075)	(47,314)
Acquisition of Gulf States Theatres	—	(752)	(45,020)
Purchase of leased furniture, fixtures and equipment	(15,812)	(7,052)	(23,739)
Payment on disposal-discontinued operations	(5,252)	—	—
Proceeds from disposition of long-term assets	9,289	5,494	6,647
Other, net	(11,054)	(4,983)	(4,243)
Net cash used in investing activities	(69,378)	(137,201)	(144,510)
Cash flows from financing activities:
Repayments under Credit Facility	—		(270,000)
Proceeds from issuance of 8% Senior Subordinated Notes due 2014	294,000	—
Proceeds from issuance of 9 7/8% Senior Subordinated Notes due 2012	—	—	172,263
Repurchase of Notes due 2009 and 2011	(292,117)	—
Net proceeds from sale of Common Stock	—	—	100,800
Net proceeds from sale of Preferred Stock	—	—	230,022
Construction project costs reimbursed by landlord	—	29,612	881
Principal payments under capital and financing lease obligations	(2,574)	(2,580)	(2,638)
Deferred financing costs on credit facility due 2009	(3,725)	—
Change in cash overdrafts	(19,339)	7,325	(3,406)
Change in construction payables	(4,307)	(528)	6,264
Proceeds from exercise of stock options	3,894
Treasury Stock purchases and other	(445)	(392)	(5,307)
Net cash provided by (used in) financing activities	(24,613)	33,437	228,879
Effect of exchange rate changes on cash and equivalents	(451)	(3)	(103)
Net increase in cash and equivalents	88,836	24,980	185,357
Cash and equivalents at beginning of year	244,412	219,432	34,075
Cash and equivalents at end of year	$333,248	$244,412	$219,432
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (refunded) during the period for:
Interest (including amounts capitalized of $2,658, $4,095, and $2,677 during fiscal 2004, 2003 and 2002, respectively)	$78,479	$78,677	$59,824
Income taxes, net	3,880	(9,757)	(3,579)
Schedule of non-cash investing and financing activities:
Preferred dividends	$40,277	$27,165	$29,421

See Note 2—Acquisitions for information about the non-cash components of the acquisition of GC Companies, Inc.

See Notes to Consolidated Financial Statements.

AMC ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands, except share and per share data)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount
Balance, March 30, 2001 (as previously reported)	—	—	19,447,598	$12,965
Adjustment for cumulative effect of restatements	—	—	—	—
Balance, March 30, 2001 (restated)	—	—	19,447,598	12,965
Comprehensive Loss: (restated)
Net loss	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Additional minimum pension liability	—	—	—	—
Comprehensive Loss
Sale of Common Stock	—	—	10,350,000	6,900
Sale of Preferred Stock	250,000	167	—	—
Conversion of Class B Stock	—	—	240,448	160
Preferred Stock for dividends	11,989	8	—	—
Preferred Stock dividends	—	—	—	—
Preferred Stock accretion	—	—	—	—
Deferred compensation—restricted stock awards	—	—	—	—
Unissued restricted stock awards	—	—	—	—
Accrued interest on employee notes for Common Stock purchases	—	—	—	—
Balance, March 28, 2002	261,989	175	30,038,046	20,025
Comprehensive Loss: (restated)
Net loss	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Additional minimum pension liability	—	—	—	—
Unrealized loss on marketable securities	—	—	—	—
Comprehensive Loss
Stock issued in connection with acquisition of GC	—	—	2,430,429	1,621
Conversion of Class B Stock	—	—	749,948	500
Preferred Stock for dividends	18,118	12	—	—
Preferred Stock dividends	—	—	—	—
Preferred Stock accretion	—	—	—	—
Stock awards, options exercised and other	—	—	67,750	45
Deferred compensation—restricted stock awards	—	—	—	—
Unissued restricted stock awards	—	—	—	—
Accrued interest on employee notes for Common Stock purchases	—	—	—	—
Forgiveness of employee notes	—	—	—	—
Treasury stock purchase	—	—	—	—
Balance, April 3, 2003	280,107	$187	33,286,173	$22,191
Comprehensive Loss:
Net loss	—	—	—	—
Foreign currency translation adjustment	—	—	—	—
Additional minimum pension liability	—	—	—	—
Unrealized gain on marketable securities	—	—	—	—
Comprehensive Loss
Preferred Stock for dividends	19,370	13	—	—
Preferred Stock dividends	—	—	—	—
Preferred Stock accretion	—	—	—	—
Stock awards, options exercised and other (net of tax benefit of $664)	—	—	603,580	402
Deferred compensation—restricted stock awards	—	—	—	—
Unissued restricted stock awards	—	—	—	—
Treasury stock purchase	—	—	—	—
Balance, April 1, 2004	299,477	$200	33,889,753	$22,593

	Convertible Class B Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)	Employee Notes for Common Stock Purchases	Common Stock in Treasury		Total Stockholders’ Equity (Deficit)

	Shares	Amount					Shares	Amount
					(restated)				(restated)
Balance, March 30, 2001 (as previously reported)	4,041,993	$2,695	$106,713	$(15,121)	$(156,047)	$(9,881)	20,500	$(369)	$(59,045)
Adjustment for cumulative effect of restatements	—	—	—	—	(4,031)	—	—	—	(4,031)
Balance, March 30, 2001 (restated)	4,041,993	2,695	106,713	(15,121)	(160,078)	(9,881)	20,500	(369)	(63,076)
Comprehensive Loss: (restated)
Net loss	—	—	—	—	(10,378)	—	—	—	(10,378)
Foreign currency translation adjustment	—	—	—	(2,047)	—	—	—	—	(2,047)
Additional minimum pension liability	—	—	—	201	—	—	—	—	201
									(12,224)
Comprehensive Loss
Sale of Common Stock	—	—	93,900	—	—	—	—	—	100,800
Sale of Preferred Stock	—	—	229,855	—	—	—	—	—	230,022
Conversion of Class B Stock	(240,448)	(160)	—	—	—	—	—	—	—
Preferred Stock for dividends	—	—	28,042	—	—	—	—	—	28,050
Preferred Stock dividends	—	—	(29,421)	—	—	—	—	—	(29,421)
Preferred Stock accretion	—	—	1,371	—	—	—	—	—	1,371
Deferred compensation—restricted stock awards	—	—	(478)	—	—	—	—	—	(478)
Unissued restricted stock awards	—	—	920	—	—	—	—	—	920
Accrued interest on employee notes for Common Stock purchases	—	—	—	—	—	(549)	—	—	(549)
Balance, March 28, 2002	3,801,545	2,535	430,902	(16,967)	(170,456)	(10,430)	20,500	(369)	255,415
Comprehensive Loss: (restated)
Net loss	—	—	—	—	(29,546)	—	—	—	(29,546)
Foreign currency translation adjustment	—	—	—	9,557	—	—	—	—	9,557
Additional minimum pension liability	—	—	—	(501)	—	—	—	—	(501)
Unrealized loss on marketable securities	—	—	—	(862)	—	—	—	—	(862)
									(21,352)
Comprehensive Loss
Stock issued in connection with acquisition of GC	—	—	31,530	—	—	—	—	—	33,151
Conversion of Class B Stock	(749,948)	(500)	—	—	—	—	—	—	—
Preferred Stock for dividends	—	—	25,112	—	—	—	—	—	25,124
Preferred Stock dividends	—	—	(27,165)	—	—	—	—	—	(27,165)
Preferred Stock accretion	—	—	2,027	—	—	—	—	—	2,027
Stock awards, options exercised and other	—	—	152	—	—	—	—	—	197
Deferred compensation—restricted stock awards	—	—	(1,087)	—	—	—	—	—	(1,087)
Unissued restricted stock awards	—	—	3,192	—	—	—	—	—	3,192
Accrued interest on employee notes for Common Stock purchases	—	—	—	—	—	(108)	—	—	(108)
Forgiveness of employee notes	—	—	—	—	—	10,538	—	—	10,538
Treasury stock purchase	—	—	—	—	—	—	14,887	(213)	(213)
Balance, April 3, 2003	3,051,597	$2,035	$464,663	$(8,773)	$(200,002)	$—	35,387	$(582)	$279,719
Comprehensive Loss:
Net loss	—	—	—	—	(10,714)	—	—	—	(10,714)
Foreign currency translation adjustment	—	—	—	6,877	—	—	—	—	6,877
Additional minimum pension liability	—	—	—	(622)	—	—	—	—	(622)
Unrealized gain on marketable securities	—	—	—	525	—	—	—	—	525
									(3,934)
Comprehensive Loss
Preferred Stock for dividends	—	—	38,237	—	—	—	—	—	38,250
Preferred Stock dividends	—	—	(40,277)	—	—	—	—	—	(40,277)
Preferred Stock accretion	—	—	2,006	—	—	—	—	—	2,006
Stock awards, options exercised and other (net of tax benefit of $664)	—	—	4,114	—	—	—	—	—	4,516
Deferred compensation—restricted stock awards	—	—	(68)	—	—	—	—	—	(68)
Unissued restricted stock awards	—	—	823	—	—	—	—	—	823
Treasury stock purchase	—	—	—	—	—	—	42,610	(431)	(431)
Balance, April 1, 2004	3,051,597	$2,035	$469,498	$(1,993)	$(210,716)	$—	77,997	$(1,013)	$280,604

AMC ENTERTAINMENT INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended April 1, 2004, April 3, 2003 and March 28, 2002

NOTE 1—THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

AMC Entertainment Inc. (“AMCE”) is a holding company which, through its direct and indirect subsidiaries, including American Multi-Cinema, Inc. (“AMC”) and its subsidiaries, AMC Entertainment International, Inc. (“AMCEI”) and National Cinema Network, Inc. (“NCN”) (collectively with AMCE, unless the context otherwise requires, the “Company”), is principally involved in the theatrical exhibition business throughout North America and in China (Hong Kong), Japan, France, Portugal, Spain and the United Kingdom. The Company’s North American theatrical exhibition business is conducted through AMC and AMCEI. The Company’s International theatrical exhibition business is conducted through AMCEI. The Company is also involved in the business of providing on-screen advertising and other services to AMC and other theatre circuits through a wholly-owned subsidiary, NCN.

Restatements:  In connection with the annual audit of the Company’s consolidated financial statements, the Company, with the concurrence of its independent registered public accounting firm, determined that its financial statements for the years ended April 3, 2003 and March 28, 2002 as previously filed needed to be restated for the following items:

Foreign deferred tax assets:  The Company had previously recorded valuation allowances against deferred tax assets in foreign jurisdictions when it became clear, based on theatre impairments or other factors, that it would not be profitable in those jurisdictions. The Company has now determined that full valuation allowances should be recorded against deferred tax assets in all foreign jurisdictions when it is more likely than not that the deferred tax assets will not be realized.

Accordingly, the Company has restated its financial statements for the years ended April 3, 2003 and March 28, 2002 and the balance of retained earnings as of March 29, 2001 to reflect additional valuation allowances on foreign deferred tax assets. The effects of such adjustments are summarized as follows:

Cumulative decrease to retained earnings at March 29, 2001	$3,800,000
Increase in income tax provision and net loss for the year ended March 28, 2002	800,000
Increase in income tax provision and net loss for the year ended April 3, 2003	$9,000,000

Swedish tax benefits recorded in loss from discontinued operations:  In the third quarter of the year ended April 1, 2004, the Company recorded a $2,500,000 U.S. federal income tax benefit generated from a worthless stock deduction relating to the Company’s Sweden operations which were sold in that quarter. The Company subsequently determined that the income tax benefit in the amount of $3,600,000 should have been recorded in the year ended March 28, 2002 (the period in which the Sweden investment was restructured and became worthless).

Additionally, in the year ended March 28, 2002, the Company recorded a deferred tax asset of $1,500,000 for asset impairments in Sweden. The Company subsequently determined that the deferred tax asset should have been reserved with a full valuation allowance.

Accordingly, the Company has restated its financial statements for the year ended March 28, 2002 to record the net effects of such adjustments. The net effects of such adjustments (which are recorded in loss from discontinued operations) are summarized as follows:

Decrease in loss from discontinued operations and net loss for the year ended March 28, 2002	$2,100,000

Straight-line contingent rentals:  Rent expense for leases with rent escalation clauses are required to be recorded on a straight-line method under certain circumstances. The Company recently determined that it has one lease that has a clause for contingent rents in which case the contingency was virtually certain to occur. Rent expense for this lease should have been recorded on the straight-line method. Accordingly, the Company has restated its financial statements for the years ended April 3, 2003 and March 28, 2002 and the balance of retained earnings as of March 29, 2001 to reflect the straight-line method of recording the contingent portion of rent expense for this one lease. The effects of such adjustments are summarized as follows:

Cumulative decrease in retained earnings at March 29, 2001	$231,000
Increase in net loss (net of income tax benefit of $200,000) for the year ended March 28, 2002	$210,000
Increase in net loss (net of income tax benefit of $200,000) for the year ended April 3, 2003	$244,000

The following table sets forth the previously reported amounts and the restated amounts reflected in the accompanying Consolidated Financial Statements:

	Years Ended
	April 3, 2003		March 28, 2002
	As Previously Reported	As Restated	As Previously Reported	As Restated
Statement of Operations data: (in thousands except per share data)
Rent	$299,933	$300,377	$234,359	$234,769
Total costs and expenses	1,728,795	1,729,239	1,278,389	1,278,799
Loss from continuing operations before income taxes	(18,018)	(18,462)	(2,943)	(3,353)
Income tax provision	1,200	10,000	2,100	2,700
Loss from continuing operations	(19,218)	(28,462)	(5,043)	(6,053)
Loss from discontinued operations	(1,084)	(1,084)	(6,425)	(4,325)
Net loss	(20,302)	(29,546)	(11,468)	(10,378)
Net loss for common shares	(47,467)	(56,711)	(40,889)	(39,799)
Basic and diluted loss per share of common stock:
Loss from continuing operations	$(1.28)	$(1.53)	$(1.45)	$(1.50)
Loss from discontinued operations	(0.03)	(0.03)	(0.28)	(0.18)
Net loss per share	$(1.31)	$(1.56)	$(1.73)	$(1.68)
Balance Sheet Data (at period end): (in thousands except per share data)
Deferred income taxes (long-term)	$171,152	$160,152
Total assets	1,491,698	1,480,698
Other long-term liabilities	176,370	177,555
Accumulated deficit	(187,817)	(200,002)
Stockholders’ equity	291,904	279,719

	Retained Earnings (Accumulated Deficit)
	As Previously Reported	As Restated
Consolidated Statements of Stockholders’ Equity: (in thousands except per share data)
Balance at March 30, 2001	$(156,047)	$(160,078)
Net loss	(11,468)	(10,378)
Balance at March 28, 2002	(167,515)	(170,456)
Net loss	(20,302)	(29,546)
Balance at April 3, 2003	$(187,817)	$(200,002)

The accumulated deficit previously reported at March 30, 2001 of $156,047,000 has been restated to a deficit of $160,078,000, which is an increase of $4,031,000, to reflect the effect of the restatement adjustments for the periods prior to fiscal 2002. Such cumulative adjustments also had the corresponding effect of decreasing deferred income taxes (long-term) by $3,700,000 and increasing other long-term liabilities by $331,000 for deferred rent.

All previously reported amounts affected by the restatement that appear elsewhere in these footnotes to the consolidated financial statements have also been restated.

Discontinued Operations:  The results of operations for the Company’s discontinued operations have been eliminated from the Company’s continuing operations and classified as discontinued operations for each period presented within the Company’s Consolidated Statements of Operations. See Note 3 Discontinued Operations.

Use of Estimates:  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation:  The consolidated financial statements include the accounts of AMCE and all subsidiaries. All significant intercompany balances and transactions have been eliminated.

Fiscal Year:  The Company has a 52/53 week fiscal year ending on the Thursday closest to the last day of March. Fiscal 2004 and 2002 reflect 52 week periods. Fiscal year 2003 reflects a 53 week period.

Revenues:  Revenues are recognized when admissions and concessions sales are received at the theatres. The Company defers 100% of the revenue associated with the sales of discounted theatre tickets and gift certificates (no revenue or income recognition for non-presentment) until such time as the items are redeemed or the gift certificate liabilities are extinguished and the discounted theatre tickets expire. The Company recognizes revenues related to on-screen advertising over the period that the related advertising is delivered on-screen or in-theatre pursuant to the specific terms of its agreements with advertisers.

Film Exhibition Costs:  Film exhibition costs are accrued based on the applicable box office receipts and estimates of the final settlement to the film licenses. As of April 1, 2004 and April 3, 2003, the Company recorded film payables of $57,094,000 and $48,879,000, respectively. The Company recorded film exhibition costs of $649,380,000, $660,982,000 and $485,799,000 in fiscal 2004, 2003 and 2002, respectively.

Concession Costs:  Generally, the Company records payments from vendors as a reduction of concession costs when earned. Revenue is recorded when it is determined that the payment was for the fair value of services provided to the vendor where the benefit to the vendor is sufficiently separable from the Company’s purchase of the vendor’s products. If the consideration received is in excess of fair value, then the excess is recorded as a reduction of concession costs. In addition, if the payment from the vendor is for a reimbursement of expenses, then those expenses are offset.

NCN and Other:  The Company recognizes revenues related to on-screen advertising over the period the related advertising is delivered on-screen or in-theatre pursuant to the specific terms of its agreements with advertisers. Its on-screen advertising subsidiary (NCN) operates its advertising program through agreements with other theatre circuits. These circuit agreements stipulate the amount of circuit payments a theatre will receive for running on-screen slides, on-film programs and other related in-theatre products and services. The Company’s circuit agreements have terms of 1 to 5 years, with an annual cancellation provision included in select agreements. Certain circuits have agreements requiring an annual minimum exhibitor share payment. The Company recognizes the minimum exhibitor share payments as an expense on a straight-line basis over the terms of the agreements and any excess minimum exhibitor share payments are recognized when earned.

Loyalty Program:  The Company records the estimated incremental cost of providing free concession items for awards under its Moviewatcher loyalty program when the awards are earned.

Cash and Equivalents:  Cash and equivalents consist of cash on hand and temporary cash investments with original maturities of three months or less. The Company invests excess cash in deposits with major banks and in temporary cash investments. Such investments are made only in instruments issued or enhanced by high quality financial institutions (investment grade or better). Amounts invested in a single institution are limited to minimize risk.

Under the Company’s cash management system, checks issued but not presented to banks frequently result in overdraft balances for accounting purposes and are classified within accounts payable in the balance sheet. The amount of these checks included in accounts payable as of April 1, 2004 and April 3, 2003 was $19,737,000 and $39,076,000, respectively.

Property:  Property is recorded at cost. The Company uses the straight-line method in computing depreciation and amortization for financial reporting purposes and accelerated methods, with respect to certain assets, for income tax purposes. The estimated useful lives are as follows:

Buildings and improvements	5 to 40 years
Leasehold improvements	1 to 20 years
Furniture, fixtures and equipment	1 to 10 years

Expenditures for additions (including interest during construction), major renewals and betterments are capitalized, and expenditures for maintenance and repairs are charged to expense as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation and amortization are eliminated from the accounts in the year of disposal. Gains or losses resulting from property disposals are credited or charged to operations.

Intangible Assets:  Intangible assets are recorded at cost and are comprised of lease rights, amounts assigned to theatre leases acquired under favorable terms, customer lists, non-competition and consulting agreements and trademarks, each of which are being amortized on a straight-line basis over the estimated remaining useful lives of the assets. The gross carrying amount of intangible assets was $57,719,000 and $64,230,000 as of April 1, 2004 and April 3, 2003, respectively. Accumulated amortization on intangible assets was $33,801,000 and $34,180,000 as of April 1, 2004 and April 3, 2003, respectively. Amortization expense was $6,290,000, $7,138,000 and $2,420,000 in fiscal 2004, 2003 and 2002, respectively. The original useful lives of these assets ranged from 1 to 36 years and the remaining useful lives range from 1 to 9 years.

Investments:  We account for investments in non-consolidated entities using the equity method of accounting. As of April 1, 2004, the Company holds a 50% interest in Hoyts General Cinemas South America (“HGCSA”), a partnership that operates seventeen theatres in South America. The Company has recorded an investment in HGCSA of $0 as of April 1, 2004 and April 3, 2003. As of April 1, 2004 the amount of underlying deficit in net assets of HGCSA was $1,988,000. The Company has not recorded its investment in HGCSA below $0 as it is not directly obligated to fund the losses of HGCSA.

Acquisitions:  The Company accounts for its acquisitions of theatrical exhibition business using the purchase method. The purchase method requires that the Company estimates the fair value of the individual assets and liabilities acquired as well as various forms of consideration given including cash, common stock, senior subordinated notes and bankruptcy related claims. The Company obtained independent third party valuation studies for certain of the assets and liabilities acquired for assistance in determining fair value. The Company consummated acquisitions in fiscal 2004, 2003 and 2002 as discussed in Note 2—Acquisitions.

Goodwill:  Goodwill represents the excess of cost over fair value of net tangible and identifiable intangible assets related to acquisitions of theatre circuits. The Company is not required to amortize goodwill as a charge to earnings; however, the Company is required to conduct an annual review of goodwill for impairment.

The Company’s recorded goodwill was $71,727,000 as of April 1, 2004. We evaluate goodwill for impairment annually during the fourth fiscal quarter and any time an event occurs or circumstances change that would more likely than not reduce the fair value for a reporting unit below its carrying amount. We consider our North American theatrical exhibition operating segment to be the reporting unit for purposes of evaluating recorded goodwill for impairment. If the carrying value of the reporting unit exceeds its fair value we are required to reallocate the fair value of the reporting unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit. We determine fair value by considering the market price of our common stock as well as multiples applied to cash flow estimates less net indebtedness which we believe is an appropriate method to determine fair value. There is considerable management judgment with respect to cash flow estimates and appropriate multiples to be used in determining fair value and the market value of our common stock could be volatile.

Other Long-term Assets:  Other long-term assets are comprised principally of costs incurred in connection with the issuance of debt securities, which are being amortized over the respective lives of the issuances, and investments in real estate.

Preopening Expense:  Preopening expense consists primarily of advertising and other start-up costs incurred prior to the operation of new theatres and are expensed as incurred.

Theatre and Other Closure Expense:  Theatre and other closure expense is primarily related to payments made or expected to be made to landlords to terminate leases on certain of the Company’s closed theatres, other vacant space or theatres where development has been discontinued. Theatre and other closure expense is recognized at the time the theatre closes, space becomes vacant or development is discontinued. Expected payments to landlords are based on actual or discounted contractual amounts. Accretion expense for exit activities initiated after December 31, 2002 is included as a component of theatre and other closure expense. The Company recorded theatre and other closure expense of $4,068,000, $5,416,000 and $2,124,000 in fiscal 2004, 2003 and 2002, respectively. Accrued theatre and other closure expense is generally classified as current based upon management’s intention to negotiate termination of the related lease obligations within one year.

Sale and Leaseback Transactions:  The Company accounts for the sale and leaseback of real estate assets in accordance with Statement of Financial Accounting Standards No. 98 Accounting For Leases. Losses on sale leaseback transactions are recognized at the time of sale if the fair value of the property sold is less than the undepreciated cost of the property. Gains on sale and leaseback transactions are deferred and amortized over the remaining lease term. A gain of $15,130,000 on sale and leaseback transactions for 13 theatres entered into in fiscal 1998 has been deferred and is being amortized over the remaining lease terms.

Impairment of Long-lived Assets:  Management reviews long-lived assets, including intangibles, for impairment as part of the Company’s annual budgeting process and whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Management reviews internal management reports on a quarterly basis as well as monitors current and potential future competition in the markets where we operate for indicators of triggering events or circumstances that indicate potential impairment of individual theatre assets. Management evaluates its theatres using historical and projected data of theatre level cash flow as its primary indicator of potential impairment and considers the seasonality of its business when evaluating theatres for impairment. Because the Christmas and New Years holiday results comprise a significant portion of the Company’s operating cash flow, the actual results from this period, which are available during the fourth quarter of each fiscal year, are an integral part of the Company’s impairment analysis. As a result of these analyses, if the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. Assets are evaluated for impairment on an individual theatre basis, which management believes is the lowest level for which there are identifiable cash flows. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or the fair value of furniture, fixtures and equipment. The expected disposal date does not exceed the remaining lease period and is often less than the remaining lease period when management does not expect to operate the theatre to the end of its lease term. The fair value of assets is determined as either the expected selling price less selling costs (where appropriate) or the present value of the estimated future cash flows. Fair value for furniture, fixtures and equipment has been determined using similar asset sales and in some instances independent third party valuation studies. There is considerable management judgment necessary to determine the future cash flows, fair value and the expected operating period of a theatre, and accordingly, actual results could vary significantly from such estimates.

If theatres currently have sufficient estimated future cash flows to realize the related carrying amount of theatre assets, but management believes that it is not likely the theatre will be operated to the end of its lease term, the estimated economic life of the theatre assets are revised to reflect management’s best estimate of the economic life of the theatre assets for purposes of recording depreciation.

Impairment losses by operating segment follows:

Impairment of long-lived assets

	2004	2003	2002
	(In thousands)
North American theatrical exhibition	$12,747	$4,083	$—
International theatrical exhibition	3,525	15,480	4,668	(1)
Total impairments of long-lived assets	$16,272	$19,563	$4,668

(1)           Included as a component of discontinued operations.

Foreign Currency Translation:  Operations outside the United States are generally measured using the local currency as the functional currency. Assets and liabilities are translated at the rates of exchange at the balance sheet date. Income and expense items are translated at average rates of exchange. The resultant translation adjustments are included in foreign currency translation adjustment, a separate component of accumulated other comprehensive income. Gains and losses from foreign currency transactions, except those intercompany transactions of a long-term investment nature, are included in net earnings and have not been material.

Loss per Share:  Basic loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding. The Company accounts for loss per share in accordance with EITF Topic No. D-95 Effect of Participating Convertible Securities on the Computation of Basic Earnings Per Share. Topic No. D-95 requires the inclusion of participating convertible securities in the computation of basic earnings per common share. Topic No. D-95 permits the use of either the “if-converted” or the “two-class” method: the Company has selected the “if-converted” method. The dilutive effect of the Company’s Series A convertible preferred stock is considered in the computation of basic earnings per common share in accordance with Topic No. D-95. Under Topic No. D-95, the dilutive effect of the Series A Preferred on basic earnings per common share cannot be less than the amount that would result from the application of the “two-class” method of computing basic earnings per common share. The “two-class” method is an earnings allocation formula that determines earnings per share for the common stock and the participating Series A Preferred according to dividends declared and participating rights in the undistributed earnings as if all such earnings were distributed. If dividends are paid on the common stock in any fiscal period, the holders of Series A Preferred shares are entitled to receive dividends on an “as converted” basis, to the extent such dividends are greater than the face amount of Series A Preferred dividends otherwise payable in such fiscal period. Diluted loss per share includes the effects of outstanding stock options, stock awards and Series A convertible preferred stock, if dilutive.

Stock-based Compensation:  The Company accounts for the stock options, restricted stock awards and deferred stock units under plans that it sponsors following the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock issued to Employees (APB No. 25) and related interpretations. Stock-based employee compensation expense related to restricted stock awards and deferred stock units of $8,727,000, $2,011,000 and $442,000 was reflected in net loss for fiscal 2004, 2003 and 2002, respectively. No stock-based employee compensation expense for stock options was reflected in net loss for fiscal 2004, 2003 and 2002, as all stock options granted under those plans had an exercise price equal to the fair market value of the underlying common stock on the date of grant.

The following table reflects the weighted average fair value per option granted during each year, as well as the significant weighted average assumptions used in determining fair value using the Black-Scholes option-pricing model:

	2004	2003	2002
Weighted average fair value on grant date	—	$8.82	$4.16
Risk-free interest rate	—	2.6%	4.7%
Expected life (years)	—	5	5
Expected volatility	—	67.7%	66.8%
Expected dividend yield	—	—	—

The following table illustrates the effect on net loss and loss per share as if the fair value method had been applied to all stock awards and outstanding and unvested options in each period:

	2004	2003	2002
		(restated)	(restated)
	(In thousands, except per share data)
Net loss:
As reported	$(10,714)	$(29,546)	$(10,378)
Add: Stock based compensation expense included in reported net loss, net of related tax effects	5,236	1,263	265
Deduct: Total stock-based compensation expense determined under fair value method for all awards	(5,930)	(3,052)	(982)
Pro forma	$(11,408)	$(31,335)	$(11,095)
Net loss per common share (basic and diluted):
As reported	$(1.39)	$(1.56)	$(1.68)
Pro forma	$(1.41)	$(1.61)	$(1.71)

Income Taxes:  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (“SFAS 109”) Accounting for Income Taxes. Under SFAS 109, deferred income tax effects of transactions reported in different periods for financial reporting and income tax return purposes are recorded by the liability method. This method gives consideration to the future tax consequences of deferred income or expense items and immediately recognizes changes in income tax laws upon enactment. The income statement effect is generally derived from changes in deferred income taxes on the balance sheet.

Casualty Insurance:  The Company is self-insured for general liability up to $400,000 per occurrence and carries a $400,000 deductible limit per occurrence for workers compensation claims. The Company utilizes actuarial projections of its ultimate losses that it will be responsible for paying. The actuarial method includes an allowance for adverse developments on known claims and an allowance for claims which have been incurred but which have not been reported. As of April 1, 2004 and April 3, 2003, the Company had recorded casualty insurance reserves of $20,479,000 and $19,765,000, respectively. The Company recorded expenses related to general liability and workers compensation claims of $10,581,000, $6,752,000 and $10,304,000 in fiscal 2004, 2003 and 2002, respectively.

New Accounting Pronouncements:  In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143 Accounting for Asset Retirement Obligations. SFAS No. 143 addresses the recognition and remeasurement of obligations associated with the retirement of a tangible long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. SFAS No. 143 became effective for the Company in fiscal 2004. Adoption of SFAS No. 143 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In April 2003, the FASB issued SFAS No. 149 Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as stated below, and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of SFAS No. 149 should be applied prospectively. The provisions of SFAS No. 149 relating to SFAS No. 133 Implementation Issues that have been effective for fiscal quarters beginning prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. Adoption of SFAS No. 149 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2003, the FASB issued SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of these instruments were previously classified as temporary equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. For financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption, transition shall be achieved by reporting the cumulative effect of a change in accounting principle by initially measuring the financial instruments at fair value or other measurement attribute required by SFAS No. 150. On November 5, 2003 the FASB deferred the provisions of SFAS No. 150 as they apply to certain mandatorily redeemable non-controlling interests. Instruments with characteristics of both liabilities and equity not addressed in SFAS No. 150 may be addressed in Phase 2 of the FASB’s Liabilities and Equity project. Adoption of SFAS No. 150 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. This interpretation addresses the consolidation of business enterprises (variable interest entities) to which the usual condition of consolidation does not apply. This interpretation focuses on financial interests that indicate control. It concludes that in the absence of clear control through voting interests, a company’s exposure (variable interest) to the economic risks and potential rewards from the variable interest entity’s assets (“VIE”) and activities are the best evidence of control. Variable interests are rights and obligations that convey economic gains or losses from changes in the values of the VIE’s assets and liabilities. Variable interests may arise from financial instruments, service contracts, nonvoting ownership interests and other arrangements. If an enterprise holds a majority of the variable interests of an entity, it would be considered the primary beneficiary. The primary beneficiary would be required to include assets, liabilities and the results of operations of the VIE in its financial statements. This interpretation applies immediately to VIE’s that are created, or for which control is obtained after, January 31, 2003.

In December 2003, the FASB published a revision to FIN 46 to clarify some of the provisions and to exempt certain entities from its requirements. Under the new guidance, special effective date provisions apply to enterprises that have fully or partially applied FIN 46 prior to issuance of the revised interpretation. Otherwise, application of Interpretation 46R (“FIN 46R”) is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities (“SPEs”) for periods ending after December 15, 2003. Application by public entities, other than business issuers, for all other types of VIEs other than SPEs is required in financial statements for periods ending after March 15, 2004.

The Company does not have interests in structures commonly referred to as SPEs. The Company applied FIN 46R beginning with our fourth fiscal quarter of 2004. Adoption of FIN 46R did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2003, the FASB published a revision to SFAS No. 132 Employers’ Disclosure about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88 and 106. SFAS No. 132R requires additional disclosures to those in the original SFAS No. 132 about the assets, obligations, cash flows, and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. The provisions of SFAS No. 132 remained in effect until the provisions of SFAS No. 132R were adopted. SFAS No. 132R is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by SFAS No. 132R are effective for interim periods beginning after December 15, 2003. Adoption of SFAS No. 132R did not have a material impact on the Company’s consolidated financing position, results of operations or cash flows.

On January 12, 2004, the FASB issued FASB Staff Position No. 106-1, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“FSP No. 106-1”) in response to a new law regarding prescription drug benefits under Medicare (“Medicare Part D”) as well as a federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Currently, SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (“SFAS No. 106”) requires that changes in relevant law be considered in current measurement of postretirement benefit costs. However, certain accounting issues related to the federal subsidy remain unclear and significant uncertainties may exist which impair a plan sponsor’s ability to evaluate the direct effects of the new law and the ancillary effects on plan participants’ behavior and healthcare costs. Due to these uncertainties, FSP No. 106-1 provides plan sponsors with an opportunity to elect to defer recognizing the effects of the new law in the accounting for its retiree health care benefit plans under SFAS No. 106 and to provide related disclosures until authoritative guidance on the accounting for the federal subsidy is issued and clarification regarding other uncertainties is resolved. The Company has elected to defer recognition while evaluating the new law and the pending issuance of authoritative guidance and their effect, if any, on the Company’s results of operations, financial position and financial statement disclosure. Therefore, any measures of the accumulated postretirement benefit obligation or the net periodic postretirement benefit cost do not reflect the effects of the new law and issued guidance could require the Company to change previously reported information. In May 2004, the FASB issued FSP No. 106-2 which provides accounting guidance for this new subsidy. The Company sponsors a postretirement benefit plan which may benefit from the subsidy and as a result, the Company is currently evaluating the impact of FSP No. 106-2, which the Company is required to adopt in its second quarter of fiscal 2005.

The Emerging Issues Task Force (EITF) reached a final consensus on Issue 03-06, “Participating Securities and the Two-Class Method under FAS 128” (“Issue 03-06”) at its March 2004 meeting. Issue 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that participate in dividends and earnings of the issuing entity. Such securities are contractually entitled to receive dividends when and if the entity declares dividends on common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share once it is determined that a security is participating. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. The consensus is effective for the Company in the first fiscal quarter of 2005 and requires retroactive application. The Company is currently evaluating the effect of Issue 03-06 on its financial statements.

Presentation:  Certain amounts have been reclassified from prior period consolidated financial statements to conform with the current year presentation.

NOTE 2—ACQUISITIONS

On March 15, 2002, the Company acquired the operations and related assets of Gulf States Theatres (“GST”) for a cash purchase price of $45,772,000 (see Note 16—Related Party Transactions). In connection with the acquisition, the Company leased five theatres with 68 screens in the New Orleans, Louisiana area. All five of the theatres feature stadium seating and have been built since 1997 and strengthen the Company’s position in the New Orleans market. The following is a summary of the allocation of the purchase price to the assets acquired from GST, based on an independent third party valuation study:

(In thousands)
Property	$11,396
Intangible assets	8,540
Goodwill	25,836
Total purchase price	$45,772

Amounts recorded for goodwill are not subject to amortization, are recorded at the Company’s North American theatrical exhibition operating segment (the reporting unit) and are expected to be deductible for tax purposes.

The Company will pay $300,000 annually for five years in connection with consulting and non-competition agreements related to the acquisition. The annual payments will be included within general and administrative expense in the consolidated statements of operations.

Amounts allocated to intangible assets relate to $8,200,000 for a non-competition and consulting agreement and $340,000 for an acquired trademark which are the fair values as determined by an independent third party valuation study. The valuation of the non-competition agreement was calculated as the present value of expected cash flows that would be lost due to competition if the agreement was not in place. The valuation of the trademark was based upon the estimated expenditures that a theatre incurs prior to opening in order to build brand-name awareness. The amortization periods for the non-competition and consulting agreement and trademark are seven years and 20 years, respectively. Amortization expense and accumulated amortization are as follows:

	2004	2003	2002
	(In thousands)
Amortization expense of non-competition and consulting agreement	$1,171	$1,171	$—
Amortization expense of trademark	17	17	—
Total	$1,188	$1,188	$—

	2004	2003	2002
	(In thousands)
Accumulated amortization of non-competition and consulting agreement	$2,342	$1,171	$—
Accumulated amortization of trademark	34	17	—
Total	$2,376	$1,188	$—

Estimated amortization expense for each of the next five fiscal years is $1,171,000 under the non-competition and consulting agreement and $17,000 for the trademark.

On March 29, 2002, the Company acquired GC Companies, Inc. (“GC”) pursuant to a plan of reorganization sponsored by the Company for a purchase price of $168,931,000 (net of $6,500,000 from the sale of GC’s portfolio of venture capital investments on the effective date), which included anticipated cash payments of $68,472,000, the issuance of $72,880,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 with a fair value of $71,787,000 and the issuance of 2,578,581 shares of common stock, with an aggregate fair value of $35,172,000 based on a fair value of $13.64 per share (the closing price per share on the effective date of the plan). The acquisition included 66 theatres with 621 screens in the United States, 3 managed theatres with 20 screens in the United States and a 50% interest in Hoyts General Cinemas South America which operates 17 theatres with 160 screens in Argentina, Chile, Brazil and Uruguay that is accounted for using the equity method.

As of April 1, 2004, $2,354,000 of the cash portion of the purchase price was unpaid and 148,148 shares of the common stock portion of the purchase price with a fair value of $2,020,000 were unissued. The final purchase price for GC Companies was not determinable until all creditor claims disputed by the GC Companies post-confirmation unsecured creditors committee were consensually resolved or determined by the bankruptcy court. That process was recently completed, and the

GC Companies bankruptcy case was closed on May 26, 2004. Through April 1, 2004, we had issued $72,880,000 aggregate principal amount of our senior subordinated notes due 2011 and 2,430,433 shares of our common stock and paid approximately $66,118,000 in cash to creditors of GC Companies. Acquisition of GC’s theatre circuit expanded the Company’s national footprint of industry-leading theatres, especially in key markets in the Northeast and upper Midwest.

The GC subsidiary which held its interest in the South American theatre joint venture was not subject to the jurisdiction of the bankruptcy court and the joint venture’s lenders retain liens on the Argentine and Chilean entities. Prior to the Company’s acquisition of GC, its joint venture defaulted on its Argentine and Chilean loan agreements as the debts thereunder became due in December 2001 and payment was not made in accordance with the agreements. However, in connection with the plan of reorganization, one of the Company’s wholly-owned subsidiaries acquired, at par, a 25% undivided, non-voting, economic participation interest in the joint venture’s loans for an aggregate purchase price of $10.96 million, whereupon the GC guaranties were released and the lenders agreed to extend the final maturity date of the loans. The joint venture is currently renegotiating payment terms related to these loans. Non-compliance with covenants applicable to these loans could result in an acceleration of the loan payment terms or default. Because of such considerations the Company attributes no value to its investment in the joint venture and participation interest in the joint venture’s loans. The Company accounted for the payment above as part of the total purchase price for GC. The amount of the purchase price allocated to the participation interest in the joint venture’s loans was estimated to be $0 based on the final valuation study performed by an independent third party, which took into account, among other things, the effect that the massive devaluation of the Argentine peso would have on the Argentine operating company’s ability to repay US dollar denominated debt and continuing defaults under the joint venture’s loans.

The following is a summary of the allocation of the purchase price to the assets and liabilities of GC based on estimates of fair value from an independent third party valuation study and the final settlement of liabilities assumed from GC:

(In thousands)
Cash and equivalents	$10,468
Current assets	12,828
Property	133,509
Intangible assets	23,318
Goodwill	34,624
Deferred income taxes	35,700
Other long-term assets	7,738
Current liabilities	(32,113)
Other long-term liabilities	(57,141)
Total purchase price	$168,931

Amounts recorded for goodwill are not subject to amortization, are recorded at the Company’s North American theatrical exhibition operating segment (the reporting unit) and are not expected to be deductible for tax purposes.

Amounts allocated to intangible assets relate to $19,664,000 of favorable leases assumed from GC and gift certificate and discount ticket customer lists of $3,654,000 which are the fair values as determined by an independent third party valuation study. The weighted average amortization period for favorable leases and customer lists is approximately 10 years and 2 years, respectively. Amortization expense and accumulated amortization are as follows:

	2004	2003	2002
	(In thousands)
Amortization expense of favorable leases	$2,031	$2,241	$—
Amortization expense of customer lists	1,929	1,725	—
Total	$3,960	$3,966	$—

	2004	2003	2002
	(In thousands)
Accumulated amortization of favorable leases	$4,272	$2,241	$—
Accumulated amortization of customer lists	3,654	1,725	—
Total	$7,926	$3,966	$—

Estimated amortization expense for the next five fiscal years is as follows:

	Favorable Leases	Customer Lists	Total
	(In thousands)
2005	$2,033	$—	$2,033
2006	2,033	—	2,033
2007	1,929	—	1,929
2008	1,892	—	1,892
2009	1,873	—	1,873

On December 19, 2003, the Company acquired certain of the operations and related assets of MegaStar Cinemas, L.L.C. (“MegaStar”) for an estimated cash purchase price of $14,950,000. In connection with the acquisition, the Company assumed leases on three theatres with 48 screens in Minneapolis and Atlanta. All three of the theatres feature stadium seating, have been built since 2000 and strengthen the Company’s position in the Minneapolis and Atlanta markets. As of April 1, 2004, $1,536,000 of the estimated total purchase price was unpaid. The results of operations are included in the Consolidated Statements of Operations from December 19, 2003. The Company believes the results of operations of the acquired theatres are not material to the Company’s Consolidated Statements of Operations and pro forma information is not included herein. The following is a summary of the allocation of the purchase price to the assets acquired from MegaStar based on management estimates of fair value and an independent third party valuation study:

(In thousands)
Cash and equivalents	$40
Current assets	94
Property	6,946
Other long-term assets	84
Goodwill	7,786
Total purchase price	$14,950

Amounts recorded for goodwill are not subject to amortization, were recorded at the Company’s North American theatrical exhibition operating segment (the reporting unit) and are expected to be deductible for tax purposes.

NOTE 3—DISCONTINUED OPERATIONS

On December 4, 2003, the Company sold its only theatre in Sweden and incurred a loss on sale of $5,591,000 which included a $5,252,000 payment to the purchaser to release the Company from future lease obligations related to the theatre. The Company opened its theatre in Sweden during fiscal 2001 and since that time the Company has incurred pre-tax losses of $17,210,000, including a $4,668,000 impairment charge in fiscal 2002 and a $5,591,000 loss on sale in fiscal 2004.

The operations and cash flows of the Sweden theatre have been eliminated from the Company’s ongoing operations as a result of the disposal transaction and the Company does not have any significant continuing involvement in the operations of the Sweden theatre after the disposal transaction. The results of operations of the Sweden theatre have been classified as discontinued operations, and information presented for all periods reflects the new classification. The operations of the Sweden theatre were previously reported in the Company’s International operating segment.

Components of amounts reflected as loss from discontinued operations in the Company’s Consolidated Statements of Operations are presented in the following table:

Statements of operations data:

	52 Weeks Ended April 1, 2004	53 Weeks Ended April 3, 2003	52 Weeks Ended March 28, 2002
		(restated)	(restated)
	(In thousands)
Revenues
Admissions	$3,378	$4,879	$3,526
Concessions	949	1,388	935
Other theatre	198	228	184
Total revenues	4,525	6,495	4,645
Expense
Film exhibition costs	1,698	2,434	1,778
Concession costs	321	457	345
Theatre operating expense	1,572	2,707	2,603
Rent	1,678	2,512	2,470
General and administrative expense—other	54	150	18
Preopening	—	—	(18)
Depreciation and amortization	42	26	720
Impairment of long-lived assets	—	—	4,668
Disposition of assets and other gains	5,591	—	—
Total costs and expenses	10,956	8,286	12,584
Investment income	—	(7)	(14)
Loss before income taxes	(6,431)	(1,784)	(7,925)
Income tax benefit	(2,600)	(700)	(3,600)
Loss from discontinued operations	$(3,831)	$(1,084)	$(4,325)

Amounts for the Sweden theatre included in the Company’s Consolidated Balance Sheets are presented in the following table:

Balance sheet data:

	52 Weeks Ended April 1, 2004	53 Weeks Ended April 3, 2003
	(In thousands)
Current assets	$3	$661
Property, net	—	54
Current liabilities	(16)	(1,078)

NOTE 4—PROPERTY

A summary of property is as follows:

	2004	2003
	(In thousands)
Property owned:
Land	$13,698	$34,563
Buildings and improvements	220,340	255,950
Leasehold improvements	409,388	399,891
Furniture, fixtures and equipment	859,242	799,082
	1,502,668	1,489,486
Less-accumulated depreciation and amortization	732,338	640,709
	770,330	848,777
Property leased under capital leases:
Buildings and improvements	28,128	29,119
Less-accumulated amortization	21,181	21,433
	6,947	7,686
	$777,277	$856,463

Included in property is $15,007,000 and $69,968,000 of construction in progress as of April 1, 2004 and April 3, 2003, respectively.

NOTE 5—SUPPLEMENTAL BALANCE SHEET INFORMATION

Other assets and liabilities consist of the following:

	2004	2003
		(restated)
	(In thousands)
Other current assets:
Prepaid rent	$26,591	$24,847
Deferred income taxes	18,118	15,793
Income taxes receivable	5,947	—
Other	12,020	10,092
	$62,676	$50,732
Other long-term assets:
Investments in real estate	$10,303	$11,996
Deferred financing costs	18,034	13,093
Other	25,595	25,557
	$53,932	$50,646
Accrued expenses and other liabilities:
Income taxes payable	$—	$4,080
Taxes other than income	30,389	29,613
Interest	8,869	8,952
Payroll and vacation	10,237	10,039
Casualty claims and premiums	7,010	7,955
Accrued bonus	13,123	14,126
Theatre and other closure	16,071	21,011
Unpaid acquisition costs	5,910	6,450
Other	20,777	9,991
	$112,386	$112,217
Other long-term liabilities:
Deferred rent and unfavorable leases	$113,171	$112,842
Casualty claims and premiums	13,469	11,810
Pension and other benefits	25,950	20,459
Deferred income	11,829	7,185
Deferred gain	10,006	11,402
Advance sale leaseback proceeds	—	6,994
Theatre and other closure	1,799	1,488
Other	6,243	5,375
	$182,467	$177,555

NOTE 6—CORPORATE BORROWINGS AND CAPITAL AND FINANCING LEASE OBLIGATIONS

A summary of the carrying value of corporate borrowings and capital and financing lease obligations is as follows:

	2004	2003
	(In thousands)
Credit Facility due 2009	$—	$—
Credit Facility due 2004	—	—
9 1/2% Senior Subordinated Notes due 2009	—	200,000
9 1/2% Senior Subordinated Notes due 2011	214,474	297,880
9 7/8% Senior Subordinated Notes due 2012	175,000	175,000
8% Senior Subordinated Notes due 2014	300,000	—
Discounts on Senior Subordinated Notes	(3,043)	(4,219)
Capital and financing lease obligations, interest ranging from 7 1/4 % to 20%	61,281	59,101
	747,712	727,762
Less-current maturities	2,748	2,565
	$744,964	$725,197

Minimum annual payments required under existing capital and financing lease obligations (net present value thereof) and maturities of corporate borrowings as of April 1, 2004 are as follows:

	Capital and Financing Lease Obligations
	Minimum Lease Payments	Less Interest	Principal	Principal Amount of Corporate Borrowings	Total
	(In thousands)
2005	$10,459	$7,711	$2,748	$—	$2,748
2006	10,279	7,421	2,858	—	2,858
2007	9,910	6,940	2,970	—	2,970
2008	9,170	6,516	2,654	—	2,654
2009	8,646	6,207	2,439	—	2,439
Thereafter	92,789	45,177	47,612	689,474	737,086
Total	$141,253	$79,972	$61,281	$689,474	$750,755

Credit Facility due 2009

On March 26, 2004, the Company entered into the Second Amended and Restated Credit Agreement (the “Credit Facility”) with The Bank of Nova Scotia, Citicorp North America, Inc., General Electric Capital Corporation, Bank of America, N.A. and various other financial institutions. The Credit Facility replaces the Company’s previous Amended and Restated Credit Agreement dated as of April 10, 1997 which was terminated in connection with the execution of the Credit Facility and in any event was scheduled to mature on April 10, 2004.

The $175,000,000 credit facility permits borrowings at interest rates based on either the bank’s base rate or LIBOR plus applicable margins ranging from 1.0% to 2.0% on base rate loans and from 2.0%

to 3.0% on LIBOR loans and requires an annual commitment fee of 0.5% on the unused portion of the commitment. The Credit Facility matures on April 9, 2009. The total commitment under the Credit Facility as of April 1, 2004 is $175,000,000; however, the Credit Facility contains covenants that limit the Company’s ability to incur debt. As of April 1, 2004, the Company had no outstanding borrowings under the Credit Facility and approximately $163,000,000 was available for borrowing under the Credit Facility.

Covenants under the Credit Facility impose limitations on indebtedness, creation of liens, change of control, transactions with affiliates, mergers, investments, guaranties, asset sales, dividends, business activities, repurchase of capital stock or subordinated debt and pledges. In addition, the Credit Facility contains certain financial covenants. As of April 1, 2004, the Company was in compliance with all financial covenants relating to the Credit Facility.

Costs related to the establishment of the Credit Facility were capitalized and are charged to interest expense over the life of the Credit Facility. Unamortized issuance costs of $3,844,000 as of April 1, 2004 are included in other long-term assets.

Notes Due 2009

On March 19, 1997, the Company sold $200,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2009 (the “Notes due 2009”). The Notes due 2009 bear interest at the rate of 9 1/2% per annum, payable in March and September. The Notes due 2009 are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2002 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 15, 2006, plus in each case interest accrued to the redemption date.

On March 25, 2004, the Company redeemed the $200,000,000 of the Notes due 2009 for $204,750,000. A loss of $8,590,000 was recognized in connection with the redemption, including a call premium of $4,750,000, unamortized issue costs of $3,291,000 and unamortized discount of $549,000. The loss is included within other expense in the Consolidated Statements of Operations for the year ended April 1, 2004.

Notes Due 2011

On January 27, 1999, the Company sold $225,000,000 aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2011 and on March 29, 2002, the Company issued an additional $72,880,000 aggregate principal amount of Notes due 2011 in connection with the acquisition of GC (the “Notes due 2011”). The Notes due 2011 bear interest at the rate of 9 1/2% per annum, payable in February and August. The Notes due 2011 are redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2004 at 104.75% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after February 1, 2007, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Indenture), the Company will be required to make an offer to repurchase each holder’s notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes due 2011 are subordinated to all existing and future senior indebtedness of the Company. The Notes due 2011 are unsecured senior subordinated indebtedness of the Company ranking equally with the Company’s Notes due 2009 and Notes due 2012.

On March 25, 2004, the Company redeemed $83,406,000 of its Notes due 2011 for $87,367,000. A loss of $5,357,000 was recognized in connection with the redemption including a call premium of $3,962,000, unamortized issue costs of $1,125,000 and unamortized discount of $270,000. The loss is included within other expense in the Consolidated Statements of Operations for the year ended April 1, 2004.

The Indenture to the Notes due 2011 contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and pay dividends or make distributions in respect of their capital stock. If the Notes due 2011 attain “investment grade status,” the covenants in the Indenture limiting the Company’s ability to incur additional indebtedness and pay dividends will cease to apply. As of April 1, 2004, the Company was in compliance with all financial covenants relating to the Notes due 2011.

The discount on the Notes due 2011 is being amortized to interest expense following the interest method. Costs related to the issuance of the Notes due 2011 were capitalized and are charged to interest expense, following the interest method, over the life of the securities. Unamortized issuance costs of $2,800,000 as of April 1, 2004 are included in other long-term assets.

Notes Due 2012

On January 16, 2002, the Company sold $175,000,000 aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2012 (the “Notes due 2012”). The Notes due 2012 bear interest at the rate of 9 7/8% per annum, payable in February and August. The Notes due 2012 are redeemable at the option of the Company, in whole or in part, at any time on or after February 1, 2007 at 104.938% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after February 1, 2010, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Indenture), the Company will be required to make an offer to repurchase each holder’s notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes due 2012 are subordinated to all existing and future senior indebtedness of the Company. The Notes due 2012 are unsecured senior subordinated indebtedness of the Company ranking equally with the Company’s Notes due 2009 and Notes due 2011.

The Indenture to the Notes due 2012 contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and pay dividends or make distributions in respect of their capital stock. As of April 1, 2004, the Company was in compliance with all financial covenants relating to the Notes due 2012.

The discount on the Notes due 2012 is being amortized to interest expense following the interest method. Costs related to the issuance of the Notes due 2012 were capitalized and are charged to interest expense, following the interest method, over the life of the securities. Unamortized issuance costs of $4,579,000 as of April 1, 2004 are included in other long-term assets.

Notes Due 2014

On February 24, 2004, the Company sold $300,000,000 aggregate principal amount of 8% Senior Subordinated Notes due 2014 (the “Notes due 2014”). The Company applied the net proceeds from the sale of Notes due 2014, plus cash on hand, to redeem all outstanding $200,000,000 aggregate principal amount of its Notes due 2009 and $83,406,000 aggregate principal amount of its Notes due 2011. The Notes due 2014 bear interest at the rate of 8% per annum, payable in March and September. The Notes due 2014 are redeemable at the option of the Company, in whole or in part, at any time on or after March 1, 2009 at 104.000% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after March 1, 2012, plus in each case interest accrued to the redemption date. Upon a change of control (as defined in the Indenture), the Company will be required to make an offer to repurchase each holder’s notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. The Notes due 2014 are subordinated to all existing and future senior indebtedness of the Company. The Notes due 2014 are unsecured senior subordinated indebtedness of the Company ranking equally with the Company’s Notes due 2011 and Notes due 2012.

The Indenture to the Notes due 2014 contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and pay dividends or make distributions in respect of their capital stock. As of April 1, 2004, the Company was in compliance with all financial covenants relating to the Notes due 2014.

Costs related to the issuance of the Notes due 2014 were capitalized and are charged to interest expense, following the interest method, over the life of the securities. Unamortized issuance costs of $6,811,000 as of April 1, 2004 are included in other long-term assets.

Capital and Financing Lease Obligations

Occasionally, the Company is responsible for the construction of leased theatres and for paying project costs that are in excess of an agreed upon amount to be reimbursed from the developer.

Emerging Issues Task Force (EITF) Issue No. 97-10 The Effect of Lessee Involvement in Asset Construction requires the Company to be considered the owner (for accounting purposes) of these types of projects during the construction period. As a result, the Company has recorded $41,164,000 and $37,632,000 as financing lease obligations on its Consolidated Balance Sheets related to these types of projects as of April 1, 2004 and April 3, 2003, respectively.

The Company’s lenders issue letters of credit on behalf of the Company in the normal course of its business. The outstanding amount on these letters of credit was $14,068,000 as of April 1, 2004 with maturity dates ranging from June 2004 to April 2005.

NOTE 7—STOCKHOLDERS’ EQUITY

The Company has two classes of common stock outstanding, Common Stock and Class B Stock, which do not provide for different dividend rates or other preferences, other than voting rights, between the two classes of common stock.

Voting Rights

The holders of Common Stock are entitled to one vote per share and, except for the election of directors, vote together as a single class with the holders of the Company’s Class B Stock and holders of the Company’s Series A convertible preferred stock who are entitled to vote their shares, on an as-converted basis, subject to the right to vote as a separate class as required by law and on certain charter amendments affecting the number of authorized shares of Common Stock or the par value or relative powers, preferences or special rights thereof.

The holders of Class B Stock are entitled to ten votes per share and, except for the election of directors, vote together as a single class with the holders of Common Stock and holders of the Company’s Series A convertible preferred stock who are entitled to vote their shares, on an as-converted basis, subject to the right to vote as a separate class as required by law and on certain charter amendments affecting the number of authorized shares of Class B Stock or the par value or relative powers, preferences or special rights thereof.

Under the Company’s investment agreement with the initial purchasers of the Company’s Preferred Stock, the Company cannot change the size of the Board of Directors, which presently has eight members, without the approval of the initial purchasers as long as they continue to own at least 117,500 shares of Preferred Stock. Also, so long as the initial purchasers continue to hold this and other preferred stock approval rights, the initial purchasers will have the right to elect three directors to the Company’s Board of Directors. The remaining members of the board are elected by the holders of Common Stock and Class B stock. Under the Company’s amended and restated certificate of incorporation, presently holders of Common Stock, voting separately as a class, have the right to elect two directors, and the holders of Common Stock and Class B Stock, voting together as a single class, with each share of Common Stock having one vote per share and each share of Class B Stock having ten votes per share, have the right to elect three directors. In the event that no shares of Class B Stock remain outstanding, the holders of Common Stock may elect all of the members of the Board of Directors to be elected by holders other than holders of Preferred Stock, with each share having one vote for such purpose. Holders of Common Stock and Class B Stock do not have cumulative voting rights in elections of directors.

Upon transfer of shares of Series A convertible preferred stock to a transferee that is not an affiliate of the initial purchasers, the transferee holder of Series A convertible preferred stock is entitled to vote on an as-converted basis with the holders of the Company’s Common Stock and Class B Stock on all matters except the election of directors and any matter reserved by law or the Company’s amended and restated certificate of incorporation for consideration exclusively by the holders of Common Stock or Class B Stock. Holders of the Series A convertible preferred stock also have the right to vote as a class on the creation, authorization or issuance of any class, series or shares of senior stock, parity stock or junior stock (if the junior stock may be redeemed at the option of the holders thereof prior to April 19, 2011) and on any adverse change to the preference, rights and powers of the Series A convertible preferred stock.

If an event of default with respect to the Company’s Preferred Stock (as defined below) occurs and is not cured or waived within 45 days, then the holders of Preferred Stock will have the right to elect that number of directors that, when added to those directors already elected by the holders of Series A

Convertible Preferred Stock, constitute a majority of the Board of Directors. An “event of default” is defined as (i) an event of default under the Company’s credit facility, the note indentures or any other indebtedness in excess of $10 million, (ii) the Company’s failure to pay cash dividends on the Preferred Stock when required under the terms thereof or (iii) the Company’s violation of the provisions of the investment agreement relating to the preferred stock approval rights.

Equity Securities

The authorized common stock of AMCE consists of two classes of stock: Common Stock (66 2/3 ¢ par value; 200,000,000 shares authorized) and Class B Stock (66 2/3 ¢ par value; 30,000,000 shares authorized). Holders of Class B Stock may elect to convert at any time on a share-for-share basis into Common Stock.

The Company has authorized 10,000,000 shares of Preferred Stock (66 2/3¢ par value), of which 2,000,000 shares have been designated under the Company’s Certificate of Designations as Series A convertible preferred stock (“Series A Preferred”) and 2,000,000 shares have been designated as Series B Exchangeable Preferred Stock (“Series B Preferred,” and collectively with the Series A Preferred, the “Preferred Stock”). As of April 1, 2004, 299,477 Series A Preferred shares were issued and outstanding.

On March 29, 2002, the Company acquired GC pursuant to a plan of reorganization sponsored by the Company for purchase price of $168,931,000 (net of $6,500,000 from the sale of GC’s portfolio of venture capital investments on the effective date), which includes the issuance of 2,578,581 shares of Common Stock, with an aggregate fair value of $35,172,000 based on a fair value of $13.64 per share (the closing price per share on the effective date of the plan).

On March 19, 2002, the Company completed a public offering of 9,000,000 shares of Common Stock at a public offering price of $10.50 per share and granted the underwriters a 30 day option to purchase an additional 1,350,000 shares of Common Stock at $10.50 per share to cover over-allotments. On March 28, 2002, the underwriters exercised their option to purchase these shares. Net proceeds from the offering of the shares of Common Stock of $100,800,000 were used to fund the acquisition of GC and will be used to pursue the Company’s current business strategy including acquisitions of other theatres and theatre circuits.

On April 19, 2001, the Company issued 92,000 shares of Series A Preferred and 158,000 shares of Series B Preferred at a price of $1,000 per share. Net proceeds from the issuance of approximately $225,000,000 were used to repay borrowings under the Credit Facility. On September 13, 2001, all shares of Series B Preferred were exchanged for an equal number of shares of Series A Preferred. The Preferred Stock has preference in liquidation equal to the greater of $1,000 per share plus accrued and unpaid dividends, or the amount that would have been payable if the Preferred Stock were converted into Common Stock.

The Series A Preferred is convertible at the option of the holder into shares of Common Stock at a conversion price of $7.15 per Common Stock share (as adjusted, the “Conversion Price”) resulting in a current conversion rate of 139.86 shares of Common Stock for each share of Series A Preferred.

Dividends on the Series A Preferred accumulate at an annual rate of 6.75% and are payable when, as and if declared by the Company’s Board of Directors. Dividends on the Series A Preferred must be paid with additional Series A Preferred shares for the first three years from April 19, 2001. Between April 20, 2004 and April 19, 2008, dividends may be paid in either additional Series A Preferred shares or cash, at the Company’s option, and must be paid in cash after April 19, 2008, unless prohibited by the Indentures for the Notes due 2011, in which case such dividends are payable in additional Series A Preferred shares.

Preferred Stock dividends paid in shares of Preferred Stock are recorded at their estimated fair value on the date of declaration. The carrying value of Series A Preferred is accreted to its redemption price (including any accrued and unpaid dividends) over ten years (the period from initial issuance until redemption first becomes available to the holder of the security) using the interest method. During fiscal 2004, the Company recorded dividends of 19,697 shares of Series A Preferred valued at $40,277,000. During fiscal 2003, the Company recorded dividends of 18,422 shares of Series A Preferred valued at $27,165,000.

The holders of Series A Preferred shares are also entitled to a distribution of additional Series A Preferred shares if a Change of Control (as defined in the Certificate of Designations) of the Company occurs prior to April 19, 2006 equal to the dividends that they would have received through April 19, 2006 if the Change of Control had not occurred. If dividends are paid on the Common Stock in any fiscal period, the holders of Series A Preferred shares are entitled to receive dividends on an “as converted” basis to the extent such dividends are greater than the Series A Preferred dividends otherwise payable in such fiscal period.

The Preferred Stock may be redeemed in whole and not in part by the Company at the Company’s option at any time after April 19, 2006 for cash equal to the liquidation preference, provided that the average Common Stock closing price for the 20 trading days preceding the notice of redemption exceeds 150% of the Conversion Price. The Series A Preferred must be redeemed by the Company at the option of a holder at any time after April 19, 2011 for cash or Common Stock, at the Company’s option, at a price equal to the Series A Preferred liquidation preference.

The initial purchasers of the Preferred Stock have the right to approve the payment of dividends on the Company’s other capital stock.

In addition, during the period that they are entitled to elect three Directors, the initial purchasers of the Company’s Preferred Stock must approve certain corporate actions before the Company may take them. These Preferred Stock Approval Rights include but are not limited to, limitations on the Company’s ability to:

•                  amend the Company’s amended and restated certificate of incorporation or bylaws;

•                  create, authorize or issue any class, series or shares of capital stock;

•                  merge, consolidate or consummate a similar transaction;

•                  incur debt or amend or alter the material terms of any existing or future material senior debt; and

•                  acquire or dispose of any material business or assets.

During fiscal 1999, the Company loaned one of its executive officers $5,625,000 to purchase 375,000 shares of Common Stock of the Company in a secondary offering. During fiscal 1999, the Company also loaned $3,765,000 to another of its executive officers to purchase 250,000 shares of Common Stock of the Company. The 250,000 shares were purchased in the open market and unused proceeds of $811,000 were repaid to the Company leaving a remaining unpaid principal balance of $2,954,000. The loans were unsecured and were due in August and September of 2003, respectively, could be prepaid in part or full without penalty and were represented by promissory notes which bore interest at a rate (6% per annum) at least equal to the applicable federal rate prescribed by Section 1274 (d) of the Internal Revenue Code in effect on the date of such loans, payable at maturity. Based on the recommendation of the Compensation Committee, on May 13, 2002 the Company’s Board of Directors approved the forgiveness of $10,538,000 of principal and accrued interest on the loans to the two executive officers together with the payment of $8,712,000 of federal, state and payroll related taxes on behalf of the executive officers in connection with the loan forgiveness and recorded these amounts as general and administrative expense. Such loan forgiveness was effective as of June 6, 2002 pursuant to agreements between the Company and each of the executive officers in which the officers agreed not to sell shares of Common Stock purchased in fiscal 1999 with proceeds of the loans for 18 months.

Stock-Based Compensation

In November 1994, AMCE adopted a stock option and incentive plan (the “1994 Plan”). This plan expired in fiscal 1999 except as to outstanding non-qualified stock options. The 1994 Plan provided that the option exercise price for stock options may not have been less than the fair market value of the stock at the date of grant and unexercised options expire no later than ten years after date of grant. Options issued under the 1994 Plan during fiscal 2000 vested 50% at issuance and 50% one year from issuance; options issued under the 1994 Plan during fiscal 1999 vested immediately; and all other options issued under the 1994 Plan vested two years from the date of issuance.

In December 1999, AMCE adopted a stock option and incentive plan for Outside Directors (the “1999 Outside Directors Plan”). This plan, which was terminated in fiscal 2004 except as to outstanding awards, provided for a one-time grant to outside directors of non-qualified stock options and permitted directors to receive up to all of their annual cash retainer in options in lieu of cash. The 1999 Outside Directors Plan provided that the option exercise price for stock options be equal to the fair market value of the stock at the date of grant and unexercised options expire no later than ten years after date of grant. Options issued under the 1999 Outside Directors Plan during fiscal 2002 and 2001 vest one year from the date of issuance.

In December 1999, AMCE adopted a stock option and incentive plan (the “1999 Plan”). This plan expired in fiscal 2003 except as to outstanding non-qualified stock options and grants of restricted stock awards. The 1999 Plan provided that the option exercise price for stock options may not be less than the fair market value of the stock at the date of grant and unexercised options expire no later than ten years after date of grant. Options issued under the 1999 Plan during fiscal 2003 and 2002 vest 50% one year from issuance and 50% two years from issuance.

During the second quarter of fiscal 2004 the Company’s Shareholders approved and the Company adopted the 2003 AMC Entertainment Inc. Long-Term Incentive Plan (the “2003 LTIP”). The 2003

LTIP provides for five basic types of awards: (i) grants of stock options which are either incentive or non-qualified stock options, (ii) grants of restricted stock awards, (iii) grants of deferred stock units, (iv) grants of deferred cash awards and (v) performance grants which may be settled in stock options, shares of common stock, restricted stock, deferred stock units, deferred cash awards, or cash, or any combination thereof. The number of shares of Common Stock which may be sold or granted under the plan may not exceed 6,500,000 shares. The 2003 LTIP provides that the option exercise price for stock options may not be less than the fair market value of stock at the date of grant, options may not be repriced and unexercised options expire no later than ten years after date of grant. No options have been issued under the 2003 LTIP as of April 1, 2004.

On September 18, 2003, the Board of Directors made performance grants with award opportunities having an aggregate value of $10,124,000. These grants are subject to the satisfaction of performance measures during fiscal 2004 and/or the exercise of discretion by the Compensation Committee of the Board of Directors. Performance grants will be settled with up to $1,657,000 in deferred cash awards and the balance (up to $8,467,000) in deferred stock units, which will entitle the holder to one share of Common Stock for each deferred stock unit at the end of a deferral period. The number of deferred stock units issuable in connection with these performance grants will be based on the average closing prices of the Company’s common stock over the ten trading days ending on the last day of the fiscal year. With an average price of $15.12, the average closing stock price over the ten trading days ending on April 1, 2004, up to 559,987 deferred stock units could be issuable with respect to fiscal 2004 if all performance measures are met and all discretionary awards are made. The deferred stock units will be subject to three-year vesting and deferral periods which will run concurrently. Participants may elect to further defer receipt for specified periods after the end of the initial three year deferral period. Expenses related to the awards will be recognized over the service period in fiscal 2004.

The Company has recorded $8,021,000 and $1,605,000 in accrued expenses and other liabilities related to grants of deferred stock units and deferred cash awards, respectively, under the 2003 LTIP as of April 1, 2004. On June 11, 2004, the Compensation Committee of the Board of Directors approved the accrued distributions under the 2003 LTIP.

On May 13, 2002, the Company granted stock awards on 170,710 shares of Common Stock with a fair value of $2,593,000 which vest 50% one year from issuance and 50% two years from issuance. As of April 1, 2004, 11,497 of these shares were forfeited prior to vesting.

The Company recognized $706,000 and $2,011,000 of compensation expense during fiscal 2004 and 2003, respectively, related to stock awards.

A summary of stock option activity under all plans is as follows: The following table summarizes information about stock options as of April 1, 2004:

	2004		2003		2002
	Number of Shares	Weighted Average Exercise Price Per Share	Number of Shares	Weighted Average Exercise Price Per Share	Number of Shares	Weighted Average Exercise Price Per Share
Outstanding at beginning of year	1,978,165	$12.98	1,553,570	$12.34	1,174,120	$14.07
Granted	—	—	452,980	15.19	387,350	6.97
Canceled	(20,940)	13.09	(24,090)	14.28	(7,900)	6.98
Exercised	(456,585)	8.54	(4,295)	6.98	—	—
Outstanding at end of year	1,500,640	$14.32	1,978,165	$12.98	1,553,570	$12.34
Exercisable at end of year	1,292,650	$14.19	1,370,773	$13.05	1,174,120	$14.07
Available for grant at end of year	5,969,497		49,160		1,649,430

The following table summarizes information about stock options as of April 1, 2004:

	Outstanding Stock Options			Exercisable Stock Options
Range of Exercise Price	Number of Shares	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Prices	Number of Shares	Weighted-Average Exercise Price
$2.38	14,010	6.7 years	$2.38	14,010	$2.38
$6.74 to $6.98	347,640	7.0 years	6.97	347,640	6.97
$9.25 to $12.50	55,010	4.8 years	11.65	55,010	11.65
$14.50 to $20.75	1,061,480	6.1 years	16.78	853,490	17.16
$26.38	22,500	2.1 years	26.38	22,500	26.38
$2.38 to $26.38	1,500,640	6.2 years	$14.32	1,292,650	$14.19

NOTE 8—LOSS PER SHARE

The following table sets forth the computation of basic and diluted loss from continuing operations per common share:

	2004	2003	2002
		(restated)	(restated)
	(In thousands, except per share data)
Numerator:
Loss from continuing operations	$(6,883)	$(28,462)	$(6,053)
Dividends on Series A Preferred	40,277	27,165	29,421
Loss for common shares from continuing operations and assumed conversion of Series A Preferred	$(47,160)	$(55,627)	$(35,474)
Denominator:
Average common shares outstanding	36,715	36,296	23,692
Series A Preferred	—	—	—
Shares for basic earnings per common share	36,715	36,296	23,692
Stock options	—	—	—
Stock awards	—	—	—
Shares for diluted earnings per common share	36,715	36,296	23,692
Loss from continuing operations per common share	$(1.28)	$(1.53)	$(1.50)
Further dilution from applying the “two-class” method	—	—	—
Basic and diluted loss from continuing operations per common share	$(1.28)	$(1.53)	$(1.50)

During 2004, 40,812,000 shares of Common Stock and $40,277,000 of dividends from the assumed conversion of Series A Preferred were excluded from the computation of diluted loss per common share because they were anti-dilutive. During 2003, 38,212,000 shares of Common Stock and $27,165,000 of dividends from the assumed conversion of Series A Preferred were excluded from the computation of diluted loss per common share because they were anti-dilutive. During 2002, 33,839,611 shares of Common Stock and $29,421,000 of dividends from the assumed conversion of Series A Preferred were excluded from the computation of diluted loss per common share because they were anti-dilutive.

In 2004, 2003 and 2002, incremental shares from stock options and stock awards of 191,339, 433,292 and 370,490, respectively, were excluded from the computation of diluted earnings per share because they were anti-dilutive.

During 2004, contingently issuable deferred stock units of 530,503 were excluded from the computation of diluted loss per common share because they were anti-dilutive.

NOTE 9—INCOME TAXES

Income tax provision reflected in the Consolidated Statements of Operations for the three years ended April 1, 2004 consists of the following components:

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
Current:
Federal	$(6,130)	$6,995	$(8,615)
Foreign	—	—	—
State	(17)	3,591	189
Total current	(6,147)	10,586	(8,426)
Deferred:
Federal	11,635	(1,556)	11,932
Foreign	1,619	787	(4,440)
State	1,293	(517)	34
Total deferred	14,547	(1,286)	7,526
Total provision	8,400	9,300	(900)
Tax benefit of discontinued operations	2,600	700	3,600
Total provision from continuing operations	$11,000	$10,000	$2,700

The difference between the effective tax rate on income (loss) before income taxes and the U.S. federal income tax statutory rate is as follows:

	2004	2003	2002
		(restated)	(restated)
Federal statutory rate	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	(35.8)	(5.5)	(1.5)
Valuation allowance	(358.3)	(50.4)	(6.4)
Deductible portion of GC Companies, Inc. purchase price	—	11.8	—
Special compensation	—	(34.0)	—
Preferred stock issuance expense	—	—	(11.1)
Other, net	(3.9)	(2.8)	(8.0)
Effective tax rate	(363.0)%	(45.9)%	8.0%

The significant components of deferred income tax assets and liabilities as of April 1, 2004 and April 3, 2003 are as follows:

	2004		2003
	Deferred Income Tax		Deferred Income Tax
	Assets	Liabilities	Assets	Liabilities
			(restated)	(restated)
	(In thousands)
Property	$25,817	$(7,463)	$46,324	$(9,003)
Capital lease obligations	3,438	—	5,544	—
Accrued reserves and liabilities	57,003	—	51,260	—
Deferred rents	36,825	—	40,627	—
Alternative minimum tax credit carryover	10,095	—	9,412	—
Net operating loss carryforward	36,945	—	33,264	—
Other	26,071	(184)	19,298	(189)
Total	196,194	(7,647)	205,729	(9,192)
Less: Valuation allowance	(26,485)	—	(20,592)	—
Net	169,709	(7,647)	185,137	(9,192)
Less: Current deferred income taxes	18,118	—	15,793	—
Total noncurrent deferred income taxes	$151,591	$(7,647)	$169,344	$(9,192)
Net noncurrent deferred income taxes	$143,944		$160,152

The Company’s federal income tax loss carryforward of $97,500,000 will begin to expire in 2019 and will completely expire in 2022 and will be limited to approximately $17,800,000 annually due to the sale of Preferred Stock and the acquisition of GC. The Company’s state income tax loss carryforwards of $38,800,000 may be used over various periods ranging from 5 to 20 years.

The Company’s foreign subsidiaries had losses before income taxes of $20,900,000, $30,000,000 and $17,500,000 during fiscal 2004, 2003 and 2002, respectively.

As of April 1, 2004, management believed it was more likely than not that certain deferred tax assets related to non-current state and foreign tax net operating loss carryforwards and non-current foreign temporary differences would not be realized due to uncertainties as to the timing and amounts of future taxable income. The Company has recorded a full valuation allowance against its deferred tax assets in foreign jurisdictions of $25,947,000 and a partial valuation allowance of $538,000 related to state net operating loss carryforwards as of April 1, 2004.

The Company recorded a valuation allowance of $26,485,000, $20,592,000, $10,254,000, $9,361,000 and $4,330,000 as of April 1, 2004, April 3, 2003, March 28, 2002, March 29, 2001 and March 30, 2000, respectively. All changes in the valuation allowance were recorded in the income tax provision except for $2,600,000 which was recorded in loss from discontinued operations in the year ended March 28, 2002.

Management believes it is more likely than not that the Company will generate future taxable income to realize its recorded deferred tax assets. However, the amount of the deferred tax asset considered realizable could be reduced in the future if estimates of future taxable income during the carryforward period are reduced.

NOTE 10—LEASES

The majority of the Company’s operations are conducted in premises occupied under lease agreements with initial base terms ranging generally from 10 to 25 years, with certain leases containing options to extend the leases for up to an additional 20 years (see Note 16—Related Party Transactions). The leases provide for fixed rentals and/or rentals based on revenues with a guaranteed minimum. The majority of the leases provide that the Company will pay all, or substantially all, taxes, maintenance, insurance and certain other operating expenses. Assets held under capital lease obligations are included in property.

During fiscal 1998, the Company sold the real estate assets associated with 13 theatres to Entertainment Properties Trust (“EPT”) for an aggregate purchase price of $283,800,000 (the “Sale and Lease Back Transaction”). The Company leased the real estate assets associated with the theatres from EPT pursuant to non-cancelable operating leases with terms ranging from 13 to 15 years at an initial lease rate of 10.5% with options to extend for up to an additional 20 years. The leases are triple net leases that require the Company to pay substantially all expenses associated with the operation of the theatres, such as taxes and other governmental charges, insurance, utilities, service, maintenance and any ground lease payments. The Company has accounted for this transaction as a sale and leaseback in accordance with Statement of Financial Accounting Standards No. 98 Accounting for Leases. The land and building improvements have been removed from the Consolidated Balance Sheets and a gain of $15,130,000 on the sales has been deferred and is being amortized to rent expense over the life of the leases. During fiscal 2000, the Company sold the building and improvements associated with one of the Company’s theatres to EPT for proceeds of $17,600,000 under terms similar to the above Sale and Leaseback Transaction. During fiscal 2002, the Company sold the land at this theatre to EPT for proceeds of $7,500,000 under terms similar to the above Sale and Leaseback Transaction and at an initial lease rate of 10.75%. During fiscal 2003, the Company sold the real estate assets associated with 2 theatres to EPT for proceeds of $43,665,000 and then leased the real estate assets associated with these theatres pursuant to non-cancelable operating leases with terms of 20 years at an initial lease rate of 11% with options to extend for up to an additional 15 years. On March 30, 2004, the Company sold the real estate assets associated with 3 theatres to EPT for proceeds of $63,911,000 and then leased the real estate assets associated with these theatres pursuant to non-cancelable operating leases with terms of 20 years at an initial lease rate of 9.5% with options to extend for up to 15 additional years. The Company currently has 2 theatre locations that it believes could be sold and leased back for estimated proceeds of $52,000,000 should the Company elect to do so, and if allowed under the financial covenants of its existing debt instruments.

Following is a schedule, by year, of future minimum rental payments required under existing operating leases that have initial or remaining non-cancelable terms in excess of one year and provisions to repurchase certain theatre equipment and leasehold improvements as of April 1, 2004:

	Minimum operating lease payments	FF&E and Leasehold Repurchase Provisions	Total
	(In thousands)
2005	$305,627	$25,292	$330,919
2006	303,732	—	303,732
2007	302,262	—	302,262
2008	298,658	—	298,658
2009	295,537	—	295,537
Thereafter	2,588,636	—	2,588,636
Total minimum payments required	$4,094,452	$25,292	$4,119,744

The Company has also entered into agreements to lease space for the operation of theatres not yet fully constructed. The future minimum rental payments required under the terms of these leases included above total approximately $89,000,000. The Company records rent expense on a straight-line basis over the term of the lease. Included in long-term liabilities as of April 1, 2004 and April 3, 2003 is $113,171,000 and $112,842,000, respectively, of deferred rent representing pro rata future minimum rental payments for leases with scheduled rent increases and unfavorable lease liabilities acquired from GC.

Rent expense is summarized as follows:

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
Minimum rentals	$276,608	$263,469	$206,920
Common area expenses	30,300	29,601	20,760
Percentage rentals based on revenues	5,020	5,034	3,166
Furniture, fixtures and equipment rentals	6,432	8,758	9,032
	$318,360	$306,862	$239,878

NOTE 11—EMPLOYEE BENEFIT PLANS

The Company sponsors a non-contributory qualified defined benefit pension plan generally covering all employees age 21 or older who have completed at least 1,000 hours of service in their first twelve months of employment, or in a calendar year ending thereafter, and who are not covered by a collective bargaining agreement.

Under the plan, benefits are integrated with Social Security and paid to participants at retirement based primarily upon years of credited service with the Company (not exceeding thirty-five) and the employee’s highest five year average compensation. Contributions to the plan reflect benefits attributed to employees’ services to date, as well as services expected to be earned in the future. The Company expects to contribute $1,541,000 to the defined benefit pension plan during fiscal 2005. Plan assets are invested in pooled separate accounts with an insurance company pursuant to which the plan’s benefits are paid to retired and terminated employees and the beneficiaries of deceased employees. The Company also sponsors two non-contributory nonqualified deferred compensation plans which provide additional pension benefits to certain eligible employees.

The Company currently offers eligible retirees the opportunity to participate in a health plan (medical and dental) and a life insurance plan. Employees may become eligible for these benefits at retirement provided the employee is at least age 55 and has at least 15 years of credited service after age 40. The health plan is contributory, with retiree contributions adjusted annually; the life insurance plan is noncontributory. The accounting for the health plan currently anticipates future modifications to the cost-sharing provisions to provide for retiree premium contributions of approximately 20% of total premiums, increases in deductibles and co-insurance at the medical inflation rate and coordination with Medicare. The retiree health plan is not funded. The Company is amortizing the transition obligation on the straight-line method over a period of 20 years.

During fiscal 2003, the Company acquired GC including its defined benefit pension plan (See Note 2—Acquisition). The fair value of plan assets acquired was $21,488,000 and the benefit obligation assumed was $15,550,000.

During fiscal 2003, the Company recorded postretirement obligations of $6,676,000 related to the GC acquisition.

The measurement date used to determine pension and other postretirement benefits is January 1 of the fiscal year for which measurements are made. The assumptions to determine benefit obligations and net periodic benefit cost are as follows:

	Pension Benefits		Other Benefits
	April 1, 2004	April 3, 2003	April 1, 2004	April 3, 2003
Weighted-average assumptions used to determine benefit obligations at Discount rate	6.25%	6.75%	6.25%	6.75%
Rate of compensation increase	5.97%	5.97%	5.00%	6.50%

	Pension Benefits			Other Benefits
	April 1, 2004	April 3, 2003	March 28, 2002	April 1, 2004,	April 3, 2003	March 28, 2002
Weighted-average assumptions used to determine net periodic benefic cost for years ending Discount rate	6.75%	7.25%	7.25%	6.25%	6.75%	7.50%
Expected long-term return on plan assets	8.50%	8.50%	8.50%	n/a	n/a	n/a
Rate of compensation increase	5.97%	6.00%	6.00%	5.00%	6.50%	6.50%

Net periodic benefit cost for the three plans consists of the following:

	Pension Benefits			Other Benefits
	2004	2003	2002	2004	2003	2002
	(In thousands)
Components of net periodic benefit cost:
Service cost	$2,574	$2,027	$1,557	$605	$406	$295
Interest cost	3,641	3,124	1,862	1,042	887	370
Expected return on plan assets	(2,985)	(3,263)	(1,264)	—	—	—
Recognized net actuarial (gain) loss	691	23	(52)	111	—	—
Amortization of unrecognized transition obligation	176	182	176	50	50	50
Amortization of prior service cost	95	90	55	29	—	—
Net periodic benefit cost	$4,192	$2,183	$2,334	$1,837	$1,343	$715

The following tables set forth the plans’ change in benefit obligations and plan assets and the accrued liability for benefit costs included in the Consolidated Balance Sheets for the years ended April 1, 2004 and April 3, 2003:

	Pension Benefits		Other Benefits
	2004	2003	2004	2003
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$54,297	$28,689	$19,187	$5,076
Benefit obligation related to acquisition of GC	—	15,550	—	6,676
Service cost	2,574	2,027	605	406
Interest cost	3,641	3,124	1,042	887
Plan participants’ contributions	—	—	161	106
Actuarial (gain) loss	9,085	8,009	(3,197)	6,240
Benefits paid	(2,120)	(2,246)	(654)	(464)
Other	—	(856)	—	260
Benefit obligation at end of year	$67,477	$54,297	$17,144	$19,187

	Pension Benefits		Other Benefits
	2004	2003	2004	2003
	(In thousands)
Change in plan assets:
Fair value of plan assets at beginning of year	$34,251	$16,195	$—	$—
Fair value of plan assets related to acquisition of GC Companies, Inc.	—	21,488	—	—
Actual return on plan assets	6,750	(3,621)	—	—
Employer contribution	952	2,435	493	358
Plan participants’ contributions	—	—	161	106
Benefits paid	(2,120)	(2,246)	(654)	(464)
Fair value of plan assets at end of year	$39,833	$34,251	$—	$—
Net liability for benefit cost:
Funded status	$(27,644)	$(20,046)	$(17,144)	$(19,187)
Unrecognized net actuarial (gain) loss	16,331	11,702	2,768	6,076
Unrecognized transition obligation	176	399	347	397
Unrecognized prior service cost	842	891	231	260
Net liability recognized	$(10,295)	$(7,054)	$(13,798)	$(12,454)

	Pension Benefits		Other Benefits
	2004	2003	2004	2003
	(In thousands )
Amounts recognized in the balance sheet:
Accrued benefit liability	$(12,122)	$(8,005)	$(13,798)	$(12,454)
Accumulated other comprehensive income	1,123	501	—	—
Intangible asset	704	450	—	—
Net liability recognized	$(10,295)	$(7,054)	$(13,798)	$(12,454)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the one qualified and two nonqualified pension plans with accumulated benefit obligations in excess of plan assets were $67,477,000, $51,421,000 and $39,833,000, respectively, as of April 1, 2004; and $54,297,000, $41,533,000 and $34,251,000, respectively, as of April 3, 2003.

For its Defined Benefit Pension Plan investments, the Company employs a long-term risk-controlled approach using diversified investment options with minimal exposure to volatile investment options like derivatives. The Company uses a diversified allocation of equity, debt, and real estate exposures that are customized to the Plan’s cash flow benefit needs with a current target asset allocation of 60% equity securities, 32% debt securities and 8% real estate investments. The percentage of plan assets by category for fiscal 2004 and 2003 are as follows:

	April 1, 2004	April 3, 2003
Equity Securities	62%	62%
Debt Securities	30%	30%
Real Estate Investments	8%	8%
	100%	100%

The expected rate of return on plan assets was 8.50% for fiscal 2004 and 2003. The rate used is based upon analysis of actual returns on plan assets in prior years including analysis provided by the Plan Administrator.

The following table provides investments of the defined benefit pension plan by security type:

	Pension Assets
	2004	2003
	(In thousands)
Plan asset information:
Government Securities	$1,369	$1,558
Bond and Mortgage	9,448	7,774

	Pension Assets
	2004	2003
Real Estate	3,069	2,723
Large Company Equity	18,631	13,947
Small Company Equity	2,096	3,393
International Equity	4,044	3,825
Preferred Securities	1,176	1,031
Fair value of plan assets	$39,833	$34,251

For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits assumed for 2004 was 11.0% for medical and 4.0% for dental. The rates were assumed to decrease gradually to 5.0% for medical in 2009 and 3.0% for dental in 2013 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of April 1, 2004 by $2,686,000 and the aggregate of the service and interest cost components of postretirement expense for fiscal 2004 by $322,000. Decreasing the assumed health care cost trend rates by one percentage point in each year would decrease the accumulated postretirement obligation for fiscal 2004 by $2,206,000 and the aggregate service and interest cost components of postretirement expense for fiscal 2004 by $260,000.

See Note 1 New Accounting Pronouncements to the Notes to Consolidated Financial Statements for information regarding the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

The Company sponsors a voluntary 401(k) savings plan covering eligible employees after one year of service and age 21. From the inception of the savings plan and until December 31, 2001, the Company matched 50% of each eligible employee’s elective contributions up to 6% of the employee’s pay (i.e., a maximum match of 3%). Effective January 1, 2002, the Company began matching 100% of each eligible employee’s elective contributions up to 3% of the employee’s compensation and 50% of each eligible employee’s elective contributions on the next 2% of the employees pay. The Company’s expense under the 401(k) savings plan was $2,175,000, $2,007,000 and $1,591,000 for fiscal 2004, 2003 and 2002, respectively.

NOTE 12—COMMITMENTS AND CONTINGENCIES

The Company’s on-screen advertising subsidiary (NCN) operates its advertising program through agreements with theatre circuits. These circuit agreements stipulate the amount of circuit payments a theatre will receive for running on-screen slides, on-film programs and other related in-theatre products and services. The Company’s circuit agreements have terms of 1 to 5 years, with an annual cancellation provision included in select agreements. Certain circuits have agreements requiring an annual minimum exhibitor share payment. The Company recognizes the minimum exhibitor share payments as an expense on a straight line basis over the terms of the agreements. NCN’s total future exhibitor share commitment as of April 1, 2004, totals $17,682,000, which will be paid over the next 3 years.

The Company, in the normal course of business, is party to various legal actions. Except as described below, management believes that the potential exposure, if any, from such matters would not have a material adverse effect on the financial condition, cash flows or results of operations of the Company.

United States of America v. AMC Entertainment Inc. and American Multi-Cinema, Inc. (No. 99-01034 FMC (SHx), filed in the U.S. District Court for the Central District of California). On January 29, 1999 the Department of Justice (the “Department”) filed suit alleging that the Company’s stadium-style theatres violate the ADA and related regulations. The Department alleges that the Company has failed to provide persons in wheelchairs seating arrangements with lines of sight comparable to the general public. The Department alleges various non-line of sight violations as well. The Department seeks declaratory and injunctive relief regarding existing and future theatres with stadium-style seating, compensatory damages in the approximate amount of $75,000 and a civil penalty of $110,000.

On November 20, 2002, the trial court entered summary judgment in favor of the Department on the line of sight aspects of the case. The trial court ruled that wheelchair spaces located solely on the sloped floor portion of the stadium-style auditoriums fail to provide lines of sight comparable to the general public. The trial court did not address specific changes that might be required of the Company’s existing stadium-style auditoriums, holding that per se rules are simply not possible because the requirements of comparable lines of sight will vary based on theatre layout. The Company filed a request for interlocutory appeal on January 23, 2003. The trial court denied the Company’s request but postponed any further line of sight proceedings pending the Ninth Circuit Court of Appeals’ ruling in a case with similar facts and issues, Oregon Paralyzed Veterans of America v. Regal Cinemas, Inc. In Regal, the Oregon District Court held that the exhibitor had provided comparable lines of sight to its wheelchair-bound patrons. On August 13, 2003, the Ninth Circuit Court of Appeals reversed the decision of the Oregon District Court. Regal filed its Petition for Certiorari to the U.S. Supreme Court on October 27, 2003. The Supreme Court is expected to grant or deny certiorari this fall. The Company’s line of sight proceedings are postponed pending Regal’s outcome before the Supreme Court.

The Company has recorded a liability related to estimated losses for the Department of Justice line-of-sight aspect of the case in the amount of $179,350 (comprised primarily of compensatory damages and the civil penalty) and estimates the range of loss to be between $179,350 and $273,938 at this time. An estimate of the cost of any betterments that might be required related to the line-of-sight aspect of the case cannot be made at this time and will depend on Regal’s petition for certiorari to the United States Supreme Court.

On January 21, 2003, the trial court entered summary judgment in favor of the Department on non-line of sight aspects of the case, which involve such matters as parking areas, signage, ramps, location of toilets, counter heights, ramp slopes, companion seating and the location and size of handrails. In its non-line of sight decision, the trial court concluded that the Company has violated numerous sections of the ADA and engaged in a pattern and practice of violating the ADA.

On December 5, 2003 a consent order and final judgment on non-line of sight issues was entered by the U.S. District Court for the Central District of California. The consent order and final judgment resolves matters regarding the non-line of sight aspects of the case. Under the terms of the consent order and final judgment, the Company agreed to remedy certain violations at twelve stadium-style theatres surveyed by the Department. Additionally, the Company has agreed to survey and make required betterments for its patrons with disabilities at 101 stadium-style theatres across the country and at certain theatres it may open or acquire in the future. The Company has not recorded any losses for the consent order and final judgment related to the non-line of sight aspects of the case. The Company estimates that the cost of these betterments will be $21.0 million, which is expected to be incurred over the term of the consent order of five years. The estimate is based on deviations at the twelve theatres surveyed by the Department. The actual cost of betterments may vary based on the results of surveys of the remaining theatres.

Conrad Grant v. American Multi-Cinema, Inc. and DOES 1 to 100; Orange County California Superior Court, Case No: 03CC00429. On September 26, 2003, plaintiff filed this suit as a proported class action on behalf of himself and other current and former “senior managers,” “salary operations managers” and persons holding similar positions who claim that they were improperly classified by the Company as exempt employees over the prior four years. Plaintiff alleges violations of the California Labor Code and unfair business practices and seeks (i) overtime pay, (ii) pay for meal and rest periods, (iii) statutory penalties, including (a) penalties of up to $100 per underpaid employee per pay period in which he or she was underpaid or any other violation and (b) waiting time penalties of up to 30 days wages for former employees, (iv) prejudgment interest, (v) attorneys fees and (vi) costs. Plaintiff also seeks declaratory and injunctive relief.

In addition to the cases noted above, the Company, is also currently a party to various ordinary course claims from vendors (including concession suppliers and motion picture distributors), landlords and suppliers and other legal proceedings. If management believes that a loss arising from these actions is probable and can reasonably be estimated, the Company records the amount of the loss, or the minimum estimated liability when the loss is estimated using a range and no point is more probable than another. As additional information becomes available, any potential liability related to these actions is assessed and the estimates are revised, if necessary. Except as described above, management believes that the ultimate outcome of such other matters, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position or overall trends in results of operations. However, litigation and claims are subject to inherent uncertainties and unfavorable outcomes could occur. An unfavorable outcome could include monetary damages. If an unfavorable outcome were to occur, there exists the possibility of a material adverse impact on the results of operations in the period in which the outcome occurs or in future periods.

American Multi-Cinema, Inc. v. Midwest Drywall Company, Inc., Haskell Constructors, Ltd. et al. (Case No. 00CV84908, Circuit Court of Platte County, Missouri) and American Multi-Cinema, Inc. v. Bovis Construction Corp. et al. (Civil Action No. 0207139, Court of Common Pleas of Bucks County, Pennsylvania). The Company is the plaintiff in these and related suits in which we seek to recover damages from the construction manager, the architect, certain fireproofing applicators and other parties to correct the defective application of certain fireproofing materials at 23 theatres. The Company currently estimates its claim for repair costs at these theatres will aggregate approximately $36,100,000, of which it has expended approximately $23,400,000 through the end of fiscal 2004. The remainder is for projected costs of repairs yet to be performed. The Company also is seeking additional damages for lost profits, interest and legal and other expenses incurred.

Certain parties to the Missouri litigation have filed counterclaims against the Company, including Ammon Painting Company, Inc. which asserts claims to recover monies for services provided in an amount not specified in the pleadings but which it has expressed in discovery to aggregate to approximately $950,000. The Company currently estimates that its claim against Ammon is for approximately $6,000,000. Based on presently available information, the Company does not believe such matters will have a material adverse effect on its results of operations, financial condition or liquidity. During the fifty-two weeks ended April 1, 2004 the Company received settlement payments of $925,000 related to two theatres from various parties in connection with this matter. On May 18, 2004 the Company received additional settlement payments of $2,310,020 from various parties in connection with this matter.

NOTE 13—THEATRE AND OTHER CLOSURE AND DISPOSITION OF ASSETS

The Company has provided reserves for estimated losses from theatres which have been closed and from terminating the operation of fast food and other restaurants operated adjacent to certain of the Company’s theatres. During fiscal 2004, the Company terminated operation of 16 North American theatres with 124 screens. As of April 1, 2004, the Company has reserved $17,870,000 for lease terminations which have either not been consummated or paid, related primarily to three of these North American theatres with 20 screens and vacant restaurant space. The Company is obligated under long-term lease commitments with remaining terms of up to 16 years for theatres which have been closed. As of April 1, 2004, base rents aggregated approximately $8,096,000 annually and $23,270,000 over the remaining terms of the leases. A rollforward of reserves for theatre and other closure and the discontinuing operation of fast food restaurants is as follows:

	2004	2003	2002
	(In thousands)
Beginning Balance	$22,499	$24,140	$32,092
Theatre and other closure expense	4,068	5,416	2,124
Interest expense	2,736	3,656	4,617
General and administrative expense	50	99	125
Gain on capital lease termination	—	—	(1,682)
Payments	(17,497)	(11,570)	(19,373)
Transfer of deferred rent and capital lease obligations	6,014	758	6,237
Ending balance	$17,870	$22,499	$24,140

Theatre and other closure reserves for leases that have not been terminated are recorded at the present value of the future contractual commitments for the base rents, taxes and maintenance.

NOTE 14—FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it was practicable to estimate that value.

The carrying value of cash and equivalents approximates fair value because of the short duration of those instruments. The fair value of publicly held corporate borrowings was based upon quoted market prices. For other corporate borrowings, the fair value was based upon rates available to the Company from bank loan agreements or rates based upon the estimated premium over U.S. treasury notes with similar average maturities.

The estimated fair values of the Company’s financial instruments are as follows:

	2004		2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In thousands)
Financial assets:
Cash and equivalents	$333,248	$333,248	$244,412	$244,412
Financial liabilities:
Cash overdrafts	$19,737	$19,737	$39,076	$39,076
Corporate borrowings	686,431	711,339	668,661	676,744

NOTE 15—OPERATING SEGMENTS

The Company has identified three reportable segments around differences in products and services and geographical areas. North American and International theatrical exhibition operations are identified as separate segments based on dissimilarities in international markets from North America. NCN and other is identified as a separate segment due to differences in products and services offered.

The Company evaluates the performance of its segments and allocates resources based on several factors, of which the primary measure is Adjusted EBITDA. The Company defines Adjusted EBITDA as earnings (loss) from continuing operations before interest expense, income taxes and depreciation and amortization and adjusted for preopening expense, theatre and other closure expense, disposition of assets and other gains, investment income, other expense, stock-based compensation expense, impairment of long-lived assets and special compensation expense. The Company evaluates Adjusted EBITDA generated by its segments in a number of manners, of which the primary measure is a comparison of segment Adjusted EBITDA to segment property, intangibles and goodwill.

The Company’s segments follow the same accounting policies as discussed in Note 1 to the Consolidated Financial Statements.

Information about the Company’s operations by operating segment is as follows:

Revenues

	2004	2003	2002
	(In thousands)
North American theatrical exhibition	$1,609,187	$1,628,140	$1,202,441
International theatrical exhibition	121,179	101,242	93,678
NCN and other	71,476	70,602	49,464
Intersegment elimination	(19,022)	(14,909)	(7,696)
Total revenues	$1,782,820	$1,785,075	$1,337,887

Segment Adjusted EBITDA

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
North American theatrical exhibition	$296,001	$278,160	$202,394
International theatrical exhibition	83	(3,654)	1,658
NCN and other	5,607	3,249	(3,496)
Total segment Adjusted EBITDA	$301,691	$277,755	$200,556

A reconciliation of earnings (loss) from continuing operations before income taxes to segment Adjusted EBITDA is as follows:

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
Earnings (loss) from continuing operations before income taxes	$4,117	$(18,462)	$(3,353)
Plus:
Interest expense	77,717	77,800	60,760
Depreciation and amortization	124,572	126,994	99,022
Impairment of long-lived assets	16,272	19,563	—
Preopening expense	3,858	3,227	4,363
Theatre and other closure expense	4,068	5,416	2,124
Disposition of assets and other gains	(2,590)	(1,385)	(1,821)
Investment income	(2,861)	(3,502)	(2,073)
Other	13,947	—	3,754
General and administrative expense—unallocated:
Stock-based compensation	8,727	2,011	442
Other(1)	53,864	66,093	37,338
Total segment Adjusted EBITDA	$301,691	$277,755	$200,556

Long-term Assets

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
North American theatrical exhibition	$1,431,036	$1,372,974	$1,197,379
International theatrical exhibition	147,009	132,834	95,316
NCN and other	14,869	22,148	14,755
Total segment long-term assets	1,592,914	1,527,956	1,307,450
Construction in progress	15,007	69,968	36,774
Corporate	283,647	286,782	241,055
Accumulated depreciation—property	(753,523)	(662,142)	(542,723)
Accumulated amortization—intangible assets	(33,801)	(34,180)	(33,913)
Accumulated amortization—other long-term assets	(33,446)	(30,375)	(23,716)
Consolidated long-term assets, net(2)	$1,070,798	$1,158,009	$984,927

Long-term Assets, net of accumulated depreciation and amortization

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
North American theatrical exhibition	$766,929	$781,150	$687,215
International theatrical exhibition	68,232	68,123	62,040
NCN and other	2,868	11,244	7,140
Total segment long-term assets	838,029	860,517	756,395
Construction in progress	15,007	69,968	36,774
Corporate	217,762	227,524	191,758
Consolidated long-term assets, net(2)	$1,070,798	$1,158,009	$984,927

A reconciliation of the reportable segments’ long-term assets to long-term assets presented in the Consolidated Balance Sheet are as follows:

Consolidated Balance Sheet

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
Property, net	$777,277	$856,463	$776,113
Intangible assets, net	23,918	30,050	5,369
Goodwill	71,727	60,698	30,276
Deferred income taxes	143,944	160,152	124,915
Other long-term assets	53,932	50,646	48,254
Consolidated long-term assets	$1,070,798	$1,158,009	$984,927

Additions to long-term assets, net of acquisitions

	2004	2003	2002
	(In thousands)
North American theatrical exhibition	$96,467	$63,473	$65,251
International theatrical exhibition	1,524	23,029	15,880
NCN and other	7,510	8,423	1,765
Total segment capital expenditures	105,501	94,925	82,896
Construction in progress	5,312	44,752	36,774
Corporate	10	6,893	14,953
Total additions to long-term assets, net of acquisitions(3)	$110,823	$146,570	$134,623

A reconciliation of the reportable segments’ additions to net assets to the Consolidated Statements of Cash Flow is as follows:

Consolidated Statements of Cash Flows

	2004	2003	2002
	(In thousands)
Cash Flows from investing activities:
Capital expenditures	$95,011	$100,932	$82,762
Construction project costs:
Reimbursable by landlord	—	38,586	28,122
Purchase of leased furniture, fixtures and equipment	15,812	7,052	23,739
Total additions to long-term assets, net of acquisitions	$110,823	$146,570	$134,623

Information about the Company’s revenues and assets by geographic area is as follows:

Revenues

	2004	2003	2002
	(In thousands)
United States	$1,612,663	$1,640,278	$1,207,182
Canada	48,964	43,555	37,027
China (Hong Kong)	8,166	8,868	10,559
Japan	60,382	51,476	54,324
France	3,813	3,681	3,388
Portugal	10,475	9,744	8,152
Spain	33,732	25,063	17,082
United Kingdom	4,625	2,410	173
Total revenues	$1,782,820	$1,785,075	$1,337,887

Long-term assets

	2004	2003	2002
		(restated)	(restated)
	(In thousands)
United States	$1,651,506	$1,668,389	$1,423,067
Canada	91,900	69,535	64,012
China (Hong Kong)	11,282	11,269	11,217
Japan	40,158	35,015	30,336
France	7,825	7,143	5,793
Portugal	14,729	13,183	10,770
Spain	61,738	53,940	27,101
United Kingdom	12,430	19,636	7,411
Sweden	—	6,596	5,572
Total long-term assets(2)	$1,891,568	$1,884,706	$1,585,279

(1)           Fiscal 2003 includes $19,250,000 of special compensation expense.

(2)           Long-term assets are comprised of property, intangibles and goodwill.

(3)           See Note 2 Acquisitions for additions to property, intangibles and goodwill resulting from acquisitions, all of which are included in the North American theatrical exhibition segment.

NOTE 16—RELATED PARTY TRANSACTIONS

Prior to his resignation on October 30, 2002 as successor co-trustee with shared voting powers over shares held in the Durwood Voting Trust (the “Voting Trust”), Mr. Raymond F. Beagle, Jr. may be deemed to have been a related party to the Company. He became successor co-trustee on July 14, 1999 as a result of the death of Stanley H. Durwood.

Mr. Beagle provided legal services to the Company for more than 30 years and served as general counsel under a series of retainer agreements dating back to 1986. In these agreements, the Company agreed to pay Mr. Beagle an annual retainer and to make deferred compensation payments to him over a period of years. In 1997, Mr. Beagle’s retainer agreement was amended to provide for the deferral of any annual bonus paid to him, which amount was added to his deferred compensation account. The Company also agreed to annually credit Mr. Beagle’s deferred compensation account with interest in an amount equal to the prime rate plus 1%. In 1997, the Company also determined to fund its deferred payment obligations to Mr. Beagle through the creation of a rabbi trust, the assets of which remain subject to the claims of the Company’s creditors in the event of its insolvency. When Mr. Beagle became a voting trustee of the Durwood Voting Trust in 1999, the amount of his deferred compensation account was approximately $2,400,000. Mr. Beagle retired as General Counsel on March 31, 2003, at which time the amount of his deferred compensation account was approximately $3,800,000. Mr. Beagle began receiving payments from his compensation account of approximately $41,255 per month (for a period of twelve years) upon retirement as general counsel on March 31, 2003. The monthly payments are based on estimates of the prime interest rate over twelve years and could increase or decrease depending on changes in that rate.

Amounts paid by the Company to Mr. Beagle as a retainer for serving as General Counsel were $0 in fiscal 2004, $450,000 in fiscal 2003 and $400,000 in fiscal 2002. Deferred bonuses awarded to Mr. Beagle, which awards were made in the first quarter of each fiscal year, were $0 in fiscal 2004, $350,000 in fiscal 2003 and $150,000 in fiscal 2002.

Lathrop & Gage L.C., a law firm of which Mr. Beagle is a member, renders legal services to the Company and its subsidiaries. The Company paid Lathrop & Gage L.C. $6,872,000 for its services in fiscal 2003 and $4,058,000 in fiscal 2002.

During fiscal 2003, the Company reimbursed the initial purchasers of Preferred Stock approximately $650,000 for expenses related to the acquisitions of GC Companies, Inc. and Gulf States Theatres, the issuance of the Notes due 2012 and the issuance of Common Stock and other business matters related to the Company. During fiscal 2002, the Company reimbursed the initial purchasers of Preferred Stock $3,754,000 for their issuance costs related to the Preferred Stock offering.

On December 23, 2003 the Company’s Board of Directors approved payment by the Company of legal fees in the amount of $590,000 and reimbursement of other out-of-pocket expenses in the amount of $170,000 on behalf of the initial purchasers of Preferred Stock. On November 18, 2003 and December 23, 2003 the Company’s Board of Directors approved payment by the Company of legal fees in the amount of $190,000 on behalf of the Company’s Class B Stockholder. The costs were incurred in connection with the consideration of a possible business combination between the Company and Loews Cineplex Entertainment Corporation.

On January 22, 2004 the Company announced that its previously announced discussions with Loews Cineplex Entertainment Corporation relating to a possible business combination have been terminated.

The Company leases certain of its theatres from Entertainment Properties Trust (“EPT”). The Chairman of the Board, Chief Executive Officer and President of AMCE was also the Chairman of the Board of Trustees of EPT until May of 2003 at which time his term expired and he did not stand for reelection to the Board of Trustees of EPT. Payments to EPT for rent were approximately $65,000,000, $61,000,000 and $52,000,000 in fiscal 2004, 2003 and 2002, respectively.

In connection with the acquisition of GST, the Company entered into leases with EPT for the real estate assets associated with the five theatres with EPT, for a term of 20 years. Of the $45,772,000 purchase price, approximately $5,800,000 was paid to EPT for specified non-real estate assets which EPT acquired from GST and resold to the Company at cost.

NOTE 17—SUBSEQUENT EVENTS

On July 29, 2004, the Company entered into an Agreement and Consent with the holders of its Series A Convertible Preferred Stock (the “Preferred Stock”) pursuant to which the Company has agreed to relinquish its right to redeem the Preferred Stock during such time as an “Event of Default” (as such term is defined in the Certificate of Designations for the Preferred Stock) exists and remains uncured and the holders of the Preferred Stock have exercised their right to elect a majority of the board of directors of the Company pursuant to the rights granted by the Certificate of Designations.

As a result, the Company believes that there are no circumstances that would require the Preferred Stock to be redeemed for cash or other assets upon the occurrence of an event that is outside the control of the Company. The Company will continue to classify its Preferred Stock within permanent stockholders’ equity in its Consolidated Financial Statements.

NOTE 18—CONDENSED CONSOLIDATING FINANCIAL INFORMATION

On January 28, 2005, the Company filed two registration statements that created full and unconditional guarantees on the Notes due 2011, Notes due 2012 and Notes due 2014, and therefore, the accompanying condensed consolidating financial information is required.  The Notes due 2011, Notes due 2012 and Notes due 2014 are guaranteed on a joint and several basis by each of the Company’s domestic, wholly-owned subsidiaries.

The accompanying condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10, “Financial statements of guarantors and issuers of guaranteed securities registered or being registered.” This information is not necessarily intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with accounting principles generally accepted in the United States of America. We own 100% of each of our subsidiary guarantors. The subsidiary guarantees of our debts are full and unconditional and joint and several.

As of April 1, 2004 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
Assets
Current assets:
Cash and equivalents	$—	$304,409	$28,839	$—	$333,248
Receivables, net	6	31,490	8,316	—	39,812
Other current assets	122	56,898	5,656	—	62,676

Total current assets	128	392,797	42,811	—	435,736

Investment in equity of subsidiaries	(140,233)	(114,281)	—	254,514	—
Property, net	—	708,574	68,703	—	777,277
Intangible assets, net	—	23,918	—	—	23,918
Intercompany advances	1,116,140	(914,633)	(201,507)	—	—
Goodwill	—	71,727	—	—	71,727
Deferred income taxes	—	143,944	—	—	143,944
Other long-term assets	2	35,081	18,849	—	53,932

Total assets	$976,037	$347,127	$(71,144)	$254,514	$1,506,534

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$—	$98,721	$8,513	$—	$107,234
Accrued expenses and other liabilities	9,002	99,539	3,845	—	112,386
Deferred revenues and income	—	74,870	1,261	—	76,131
Current maturities of corporate borrowings and capital and financing lease obligations	—	2,482	266	—	2,748

Total current liabilities	9,002	275,612	13,885	—	298,499
Corporate borrowings	686,431	—	—	—	686,431
Capital and financing lease obligations	—	41,435	17,098	—	58,533
Other long-term liabilities	—	170,313	12,154	—	182,467

Total liabilities	695,433	487,360	43,137	—	1,225,930

Stockholders’ equity	280,604	(140,233)	(114,281)	254,514	280,604

Total liabilities and stockholders’ equity	$976,037	$347,127	$(71,144)	$254,514	$1,506,534

Year (52 weeks) ended April 1, 2004 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
Revenues
Admissions	$—	$1,133,170	$86,223	$—	$1,219,393
Concessions	—	434,857	22,133	—	456,990
Other theatre	—	49,325	4,658	—	53,983
NCN and other	—	51,420	1,034	—	52,454

Total revenues	—	1,668,772	114,048	—	1,782,820

Costs and Expenses
Film exhibition costs	—	603,129	46,251	—	649,380
Concession costs	—	46,380	4,879	—	51,259
Theatre operating expense	—	391,563	28,056	—	419,619
Rent	—	280,621	33,403	—	314,024
NCN and other	—	45,905	942	—	46,847
General and administrative:
Stock based compensation	—	8,727	—	—	8,727
Other	195	52,898	771	—	53,864
Preopening expense	—	2,921	937	—	3,858
Theatre and other closure expense	—	4,068	—	—	4,068
Depreciation and amortization	—	113,683	10,889	—	124,572
Impairment of long-lived assets	—	12,747	3,525	—	16,272
Disposition of assets and other gains	—	(2,223)	(367)	—	(2,590)

Total costs and expenses	195	1,560,419	129,286	—	1,689,900

Other expense (income)
Equity in net losses of subsidiaries	2,621	19,277	—	(21,898)	—
Other expense	—	13,947	—	—	13,947
Interest expense
Corporate borrowings	67,928	53,633	3,488	(58,086)	66,963
Capital and financing lease obligations	—	8,579	2,175	—	10,754
Investment income	(54,630)	(3,993)	(2,324)	58,086	(2,861)

Total other expense	15,919	91,443	3,339	(21,898)	88,803

Earnings (loss) from continuing operations before income taxes	(16,114)	16,910	(18,577)	21,898	4,117
Income tax provision (benefit)	(5,400)	15,700	700	—	11,000

Earnings (loss) from continuing operations	(10,714)	1,210	(19,277)	21,898	(6,883)
Earnings (loss) from discontinued operations, net of income tax benefit	—	(3,831)	—	—	(3,831)

Net loss	$(10,714)	$(2,621)	$(19,277)	$21,898	$(10,714)

Preferred dividends	40,277				40,277

Net loss for shares of common stock	$(50,991)				$(50,991)

Year (52 weeks) ended April 1, 2004 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
Net cash provided by (used in) operating activities	$2,456	$180,062	$760	$—	$183,278

Cash flows from investing activities:
Capital expenditures	—	(93,957)	(1,054)	—	(95,011)
Proceeds from sale/leasebacks	—	63,911	—	—	63,911
Acquisition of Megastar Cinemas L.L.C., net of cash acquired	—	(13,374)	—	—	(13,374)
Acquisition of GC Companies, Inc., net of cash acquired and proceeds from sale of venture capital investments	—	(2,075)	—	—	(2,075)
Purchase of leased furniture, fixtures and equipment	—	(15,812)	—	—	(15,812)
Payment on disposal-discontinued operations	—	(5,252)	—	—	(5,252)
Proceeds from disposition of long-term assets	—	9,289	—	—	9,289
Other, net	—	(7,557)	(3,497)	—	(11,054)

Net cash used in investing activities	—	(64,827)	(4,551)	—	(69,378)

Cash flows from financing activities:
Proceeds from issuance of 8% Senior Subordinated Notes due 2014	300,000	(6,000)	—	—	294,000
Repurchase of Notes due 2009 and 2011	(292,117)	—	—	—	(292,117)
Principal payments under capital and financing lease obligations	—	(2,339)	(235)	—	(2,574)
Deferred financing costs on credit facility due 2009	—	(3,725)	—	—	(3,725)
Change in cash overdrafts	—	(19,339)	—	—	(19,339)
Change in intercompany advances	(13,788)	(2,864)	16,652	—	—
Change in construction payables	—	(4,307)	—	—	(4,307)
Proceeds from exercise of stock options	3,894	—	—	—	3,894
Treasury stock purchases and other	(445)	—	—	—	(445)

Net cash (used in) provided by financing activities	(2,456)	(38,574)	16,417	—	(24,613)
Effect of exchange rate changes on cash and equivalents	—	—	(451)	—	(451)

Net increase in cash and equivalents	—	76,661	12,175	—	88,836
Cash and equivalents at beginning of year	—	227,748	16,664	—	244,412

Cash and equivalents at end of year	$—	$304,409	$28,839	$—	$333,248

As of April 3, 2003 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
Assets
Current assets:
Cash and equivalents	$—	$227,748	$16,664	$—	$244,412
Receivables, net	9	21,592	5,944	—	27,545
Other current assets	—	46,148	4,584	—	50,732

Total current assets	9	295,488	27,192	—	322,689
Investment in equity of subsidiaries	(111,378)	(81,407)	—	192,785	—
Property, net	—	773,658	82,805	—	856,463
Intangible assets, net	—	30,050	—	—	30,050
Intercompany advances	1,068,733	(905,379)	(163,354)	—	—
Goodwill	—	60,698	—	—	60,698
Deferred income taxes	—	160,152	—	—	160,152
Other long-term assets	2	35,457	15,187	—	50,646

Total assets	$957,366	$368,717	$(38,170)	$192,785	$1,480,698

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$(1)	$107,895	$8,375	$—	$116,269
Accrued expenses and other liabilities	8,987	99,614	3,616	—	112,217
Deferred revenues and income	—	65,921	1,255	—	67,176
Current maturities of corporate borrowings and capital and financing lease obligations	—	2,356	209	—	2,565

Total current liabilities	8,986	275,786	13,455	—	298,227
Corporate borrowings	668,661	—	—	—	668,661
Capital and financing lease obligations	—	41,263	15,273	—	56,536
Other long-term liabilities	—	163,046	14,509	—	177,555

Total liabilities	677,647	480,095	43,237	—	1,200,979
Stockholders’ equity	279,719	(111,378)	(81,407)	192,785	279,719

Total liabilities and stockholders’ equity	$957,366	$368,717	$(38,170)	$192,785	$1,480,698

Year (53 weeks) ended April 3, 2003 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
Revenues
Admissions	$—	$1,141,274	$70,930	$—	$1,212,204
Concessions	—	449,826	18,752	—	468,578
Other theatre	—	45,907	2,693	—	48,600
NCN and other	—	54,803	890	—	55,693

Total revenues	—	1,691,810	93,265	—	1,785,075

Costs and Expenses
Film exhibition costs	—	623,640	37,342	—	660,982
Concession costs	—	49,708	5,204	—	54,912
Theatre operating expense	—	413,981	24,624	—	438,605
Rent	—	271,971	28,406	—	300,377
NCN and other	—	51,672	772	—	52,444
General and administrative:
Stock based compensation	—	2,011	—	—	2,011
Other	20,229	44,213	1,651	—	66,093
Preopening expense	—	2,430	797	—	3,227
Theatre and other closure expense	—	2,011	3,405	—	5,416
Depreciation and amortization	—	119,043	7,951	—	126,994
Impairment of long-lived assets	—	9,604	9,959	—	19,563
Disposition of assets and other gains	—	(1,385)	—	—	(1,385)

Total costs and expenses	20,229	1,588,899	120,111	—	1,729,239

Other expense (income)
Equity in net (earnings) losses of subsidiaries	8,275	28,172	—	(36,447)	—
Interest expense
Corporate borrowings	67,636	63,333	220	(65,604)	65,585
Capital and financing lease obligations	—	11,248	967	—	12,215
Investment income	(65,194)	(3,251)	(661)	65,604	(3,502)

Total other expense	10,717	99,502	526	(36,447)	74,298

Earnings (loss) from continuing operations before income taxes	(30,946)	3,409	(27,372)	36,447	(18,462)
Income tax provision (benefit)	(1,400)	10,600	800	—	10,000

Loss from continuing operations	(29,546)	(7,191)	(28,172)	36,447	(28,462)
Loss from discontinued operations, net of income tax benefit	—	(1,084)	—	—	(1,084)

Net earnings (loss)	$(29,546)	$(8,275)	$(28,172)	$36,447	$(29,546)

Preferred dividends	27,165				27,165

Net loss for shares of common stock	$(56,711)				$(56,711)

Year (53 weeks) ended April 3, 2003 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
Net cash provided by (used in) operating activities	$(5,961)	$147,466	$(12,758)	$—	$128,747

Cash flows from investing activities:
Capital expenditures	—	(92,670)	(8,262)	—	(100,932)
Proceeds from sale/leasebacks	—	43,665	—	—	43,665
Construction project costs:
Reimbursable by landlord	—	(12,768)	(25,818)	—	(38,586)
Reimbursed by landlord	—	4,682	8,577	—	13,259
Acquisition of GC Companies, Inc., net of cash acquired and proceeds from sale of venture capital investments	—	(47,314)	—	—	(47,314)
Acquisition of Gulf States Theatres	—	(752)	—	—	(752)
Purchase of leased furniture, fixtures and equipment	—	(7,052)	—	—	(7,052)
Proceeds from disposition of long-term assets	—	5,494	—	—	5,494
Other, net	—	(4,584)	(399)	—	(4,983)

Net cash used in investing activities	—	(111,299)	(25,902)	—	(137,201)

Cash flows from financing activities:
Construction project costs reimbursed by landlord	—	15,315	14,297	—	29,612
Principal payments under capital and financing lease obligations	—	(2,486)	(94)	—	(2,580)
Change in cash overdrafts	—	7,325	—	—	7,325
Change in intercompany advances	6,156	(25,123)	18,967	—	—
Change in construction payables	—	(528)	—	—	(528)
Treasury stock purchases and other	(195)	(197)	—	—	(392)

Net cash provided by (used in) in financing activities	5,961	(5,694)	33,170	—	33,437
Effect of exchange rate changes on cash and equivalents	—	—	(3)	—	(3)

Net increase (decrease) in cash and equivalents	—	30,473	(5,493)	—	24,980
Cash and equivalents at beginning of year	—	197,275	22,157	—	219,432

Cash and equivalents at end of year	$—	$227,748	$16,664	$—	$244,412

Year (52 weeks) ended March 28, 2002 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
Revenues
Admissions	$—	$832,655	$65,385	$—	$898,040
Concessions	—	342,365	15,742	—	358,107
Other theatre	—	37,981	1,991	—	39,972
NCN and other	—	41,768	—	—	41,768

Total revenues	—	1,254,769	83,118	—	1,337,887

Costs and Expenses
Film exhibition costs	—	450,397	35,402	—	485,799
Concession costs	—	37,689	4,512	—	42,201
Theatre operating expense	—	309,995	19,303	—	329,298
Rent	—	212,336	22,433	—	234,769
NCN and other	—	44,994	270	—	45,264
General and administrative:
Stock based compensation	—	442	—	—	442
Other	173	33,151	4,014	—	37,338
Preopening expense	—	2,961	1,402	—	4,363
Theatre and other closure expense	—	2,124	—	—	2,124
Depreciation and amortization	—	92,806	6,216	—	99,022
Disposition of assets and other gains	—	(1,821)	—	—	(1,821)

Total costs and expenses	173	1,185,074	93,552	—	1,278,799

Other expense (income)
Equity in net (earnings) losses of subsidiaries	5,363	11,920	—	(17,283)	—
Other expense	3,754	—	—	—	3,754
Interest expense
Corporate borrowings	48,806	46,749	4,154	(51,694)	48,015
Capital and financing lease obligations		12,745	—	—	12,745
Investment income	(46,818)	(3,981)	(2,968)	51,694	(2,073)

Total other expense	11,105	67,433	1,186	(17,283)	62,441

Earnings (loss) from continuing operations before income taxes	(11,278)	2,262	(11,620)	17,283	(3,353)
Income tax provision (benefit)	(900)	3,300	300	—	2,700

Earnings (loss) from continuing operations	(10,378)	(1,038)	(11,920)	17,283	(6,053)
Loss from discontinued operations, net of income tax benefit	—	(4,325)			(4,325)

Net earnings (loss)	$(10,378)	$(5,363)	$(11,920)	$17,283	$(10,378)

Preferred dividends	29,421				29,421

Net loss for shares of common stock	$(39,799)				$(39,799)

Year (52 weeks) ended March 28, 2002 (in thousands):

	Parent Obligor	Subsidiary Guarantors	Subsidiary Non-Guarantors	Consolidating Adjustments	Consolidated AMC Entertainment Inc.
					(restated)
Net cash provided by (used in) operating activities	$(4,538)	$110,941	$(5,312)	$—	101,091

Cash flows from investing activities:
Capital expenditures	—	(72,717)	(10,045)	—	(82,762)
Proceeds from sale/leasebacks	—	7,486	—	—	7,486
Construction project costs:
Reimbursable by landlord	—	(28,122)	—	—	(28,122)
Reimbursed by landlord	—	25,243	—	—	25,243
Acquisition of Gulf States Theatres	—	(45,020)	—	—	(45,020)
Purchase of leased furniture, fixtures and equipment	—	(23,739)	—	—	(23,739)
Proceeds from disposition of long-term assets	—	5,497	1,150	—	6,647
Other, net	—	(6,165)	1,922	—	(4,243)

Net cash used in investing activities	—	(137,537)	(6,973)	—	(144,510)

Cash flows from financing activities:
Repayments to Credit Facility	(270,000)	—	—	—	(270,000)
Proceeds from issuance of 9 7/8% Senior Subordinated Notes due 2012	172,263	—	—	—	172,263
Net proceeds from sale of Common Stock	100,800	—	—	—	100,800
Net proceeds from sale of Preferred Stock	230,022	—	—	—	230,022
Construction project costs reimbursed by landlord		881	—	—	881
Principal payments under capital and financing lease obligations		(2,638)	—	—	(2,638)
Change in cash overdrafts		(3,406)	—	—	(3,406)
Change in intercompany advances	(228,547)	206,435	22,112	—	—
Change in construction payables	—	6,264	—	—	6,264
Treasury stock purchases and other	—	(5,311)	4	—	(5,307)

Net cash provided by financing activities	4,538	202,225	22,116	—	228,879
Effect of exchange rate changes on cash and equivalents	—	—	(103)	—	(103)

Net increase in cash and equivalents	—	175,629	9,728	—	185,357
Cash and equivalents at beginning of year	—	21,646	12,429	—	34,075

Cash and equivalents at end of year	$—	$197,275	$22,157	$—	$219,432

NOTE 19—SUBSEQUENT EVENT (UNAUDITED)

The Company completed a merger on December 23, 2004 in which Marquee Holdings Inc. (“Holdings”) acquired the Company.  Marquee Inc. (“Marquee”, or “Successor”) is a company formed on July 16, 2004.  On December 23, 2004, pursuant to a merger agreement, Marquee merged with AMCE (the “Predecessor”).  Upon the consummation of the merger between Marquee Inc. and AMCE on December 23, 2004, Marquee Inc. was dissolved and renamed as AMCE, which is the legal name of the surviving reporting entity.  The merger was treated as a purchase with Marquee being the “accounting acquirer” in accordance with Statement of Financial Accounting Standards No. 141 Business Combinations.  As a result, the Successor applied the purchase method of accounting to the separable assets, including goodwill, and liabilities of the accounting acquiree, AMCE, as of December 23, 2004, the merger date. The total estimated value of the transaction is approximately $2.0 billion (approximately $1.67 billion in cash consideration and the assumption of $748 million in debt less $378 million in cash and equivalents).

AMC ENTERTAINMENT INC.

CONSOLIDATED STATEMENTS OF OPERATIONS BY QUARTER (UNAUDITED)

(In thousands, except per share amounts)

	July 3, 2003	June 27, 2002	Oct. 2, 2003
	(restated)(7)	(restated)(7)	(restated)(7)

Admissions	$321,163	$308,606	$299,853
Concessions	124,297	125,930	112,086
Other theatre	12,418	12,709	12,564
NCN and other	13,971	13,234	12,144

Total revenues	471,849	460,479	436,647
Film exhibition costs	177,960	174,284	161,988
Concession costs	14,334	15,912	12,476
Theatre operating expense	107,795	109,374	103,898
Rent	78,262	73,399	78,224
Other	12,321	12,491	10,387
General and administrative:
Stock-based compensation(6)	293	509	876
Other(5)	11,823	31,781	11,580
Preopening expense	1,042	797	389
Theatre and other closure expense	618	(229)	1,116
Depreciation and amortization	28,462	29,429	28,752
Impairment of long-lived assets(3)	—	—	—
Disposition of assets and other (gains) losses	—	(186)	(1,956)

Total costs and expenses	432,910	447,561	407,730
Other expense(4)	—	—	—
Interest expense	18,299	19,467	19,140
Investment income	651	1,002	611

Total other expense	17,648	18,465	18,529

Earnings (loss) from continuing operations before income taxes	21,291	(5,547)	10,388
Income tax provision	10,470	(5,850)	5,530

Net earnings (loss) from continuing operations	10,821	303	4,858

Loss from discontinued operations, net of income tax benefit	(330)	(389)	(260)

Net earnings (loss)	$10,491	$(86)	$4,598

Less: Preferred dividends	7,791	9,419	9,662

Net earnings (loss) for shares of common stock	$2,700	$(9,505)	$(5,064)

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.08	$(0.25)	$(0.13)

Loss from discontinued operations	$(0.01)	$(0.01)	$(0.01)

Earnings (loss) per share	$0.07	$(0.26)	$(0.14)

(1)           Fiscal 2004 includes 52 weeks and fiscal 2003 includes 53 weeks.

(2)           The fourth quarter of fiscal 2003 includes 14 weeks. All other quarters include 13 weeks.

(3)           Impairment of long-lived assets includes impairments of theatre assets recorded during the fourth quarter of fiscal 2004 and 2003. See Note 1 to the Consolidated Financial Statements.

(4)           Other expense for the fourth quarter of fiscal 2004 includes one time costs for call premiums, unamortized issuance costs and unamortized discounts related to the redemption of the Company’s notes due 2009 and 2011. See Note 6 to the Consolidated Financial Statements.

						Fiscal Year(1)
	Sept. 26, 2002	Jan. 1, 2004	Dec. 26, 2002	April 1, 2004	April 3, 2003(2)	2004	2003
	(restated)(7)	(restated)(7)	(restated)(7)		(restated)(7)		(restated)

Admissions	$306,095	$321,783	$290,756	$276,594	$306,747	$1,219,393	$1,212,204
Concessions	119,807	119,776	109,585	100,831	113,256	456,990	468,578
Other theatre	10,467	14,839	13,403	14,162	12,021	53,983	48,600
NCN and other	13,214	15,204	16,836	11,135	12,409	52,454	55,693

Total revenues	449,583	471,602	430,580	402,722	444,433	1,782,820	1,785,075
Film exhibition costs	168,739	170,727	157,788	138,705	160,171	649,380	660,982
Concession costs	13,546	13,138	12,370	11,311	13,084	51,259	54,912
Theatre operating expense	110,884	104,795	105,782	103,131	112,565	419,619	438,605
Rent	73,845	78,751	74,819	78,787	78,314	314,024	300,377
Other	11,861	12,803	14,017	11,336	14,075	46,847	52,444
General and administrative:
Stock-based compensation(6)	503	533	504	7,025	495	8,727	2,011
Other(5)	9,646	16,511	10,554	13,950	14,112	53,864	66,093
Preopening expense	451	1,734	1,630	693	349	3,858	3,227
Theatre and other closure expense	1,459	2,078	4,066	256	120	4,068	5,416
Depreciation and amortization	31,980	32,405	31,830	34,953	33,755	124,572	126,994
Impairment of long-lived assets(3)	—	—	—	16,272	19,563	16,272	19,563
Disposition of assets and other (gains) losses	(1,236)	(525)	390	(109)	(353)	(2,590)	(1,385)

Total costs and expenses	421,678	432,950	413,750	416,310	446,250	1,689,900	1,729,239
Other expense(4)	—	—	—	13,947	—	13,947	—
Interest expense	19,321	18,765	18,120	21,513	20,892	77,717	77,800
Investment income	783	461	738	1,138	979	2,861	3,502

Total other expense	18,538	18,304	17,382	34,322	19,913	88,803	74,298

Earnings (loss) from continuing operations before income taxes	9,367	20,348	(552)	(47,910)	(21,730)	4,117	(18,462)
Income tax provision	15,350	11,900	(2,200)	(16,900)	2,700	11,000	10,000

Net earnings (loss) from continuing operations	(5,983)	8,448	1,648	(31,010)	(24,430)	(6,883)	(28,462)

Loss from discontinued operations, net of income tax benefit	(209)	(3,241)	(128)	—	(358)	(3,831)	(1,084)

Net earnings (loss)	$(6,192)	$5,207	$1,520	$(31,010)	$(24,788)	$(10,714)	$(29,546)

Less: Preferred dividends	5,228	11,074	6,250	11,750	6,268	40,277	27,165

Net earnings (loss) for shares of common stock	$(11,420)	$(5,867)	$(4,730)	$(42,760)	$(31,056)	$(50,991)	$(56,711)

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$(0.30)	$(0.07)	$(0.12)	$(1.16)	$(0.85)	$(1.28)	$(1.53)

Loss from discontinued operations	$(0.01)	$(0.09)	$(0.01)	$—	$(0.01)	$(0.11)	$(0.03)

Earnings (loss) per share	$(0.31)	$(0.16)	$(0.13)	$(1.16)	$(0.86)	$(1.39)	$(1.56)

(5)           The first quarter of fiscal 2003 includes $19,250,000 of special compensation expense. See Note 7 to the Consolidated Financial Statements.

(6)           The fourth quarter of fiscal 2004 includes $6,918,000 of expense related to our 2003 LTIP. See Note 7 to the Consolidated Financial Statements.

(7)           The quarters as presented have been restated for foreign deferred taxes, Swedish tax benefits recorded on loss from discontinued operations and straight-line contingent rentals. See related reconciliations on pages 99 through 102.

AMC ENTERTAINMENT INC.

RECONCILIATION OF SUMMARY QUARTERLY DATA (UNAUDITED)

AS PREVIOUSLY REPORTED IN FORM 10-Q AS RESTATED IN FORM 10-K

(In thousands, except per share amounts)

	Form 10-Q July 3, 2003	Discontinued Operations & Other Reclassifications(1)	Form 8-K(1) July 3, 2003	Restatement

Admissions	$322,188	$(1,025)	$321,163	—
Concessions	124,581	(284)	124,297	—
Other theatre	12,474	(56)	12,418	—
NCN and other	13,971	—	13,971	—

Total revenues	473,214	(1,365)	471,849	—
Film exhibition costs	178,461	(501)	177,960	—
Concession costs	15,317	(983)	14,334	—
Theatre operating expense	107,484	311	107,795	—
Rent	78,917	(766)	78,151	111	(2)
Other	12,321	—	12,321	—
Stock-based compensation	—	293	293	—
Other	12,127	(304)	11,823	—
Preopening expense	1,042	—	1,042	—
Theatre and other closure expense	618	—	618	—
Depreciation and amortization	28,477	(15)	28,462	—
Impairment of long-lived assets	—	—	—	—
Disposition of assets and other (gains) losses	—	—	—	—
Total costs and expenses	434,764	(1,965)	432,799	111
Other expense	—	—	—	—

Interest expense	18,299	—	18,299	—
Investment income	651	—	651	—

Total other expense	17,648	—	17,648	—

Earnings from continuing operations before income taxes	20,802	600	21,402	(111)
Income tax provision	9,000	270	9,270	1,200	(2)(3)

Net earnings from continuing operations	11,802	330	12,132	(1,311)

Loss from discontinued operations, net of income tax benefit	—	(330)	(330)	—

Net earnings	11,802	—	11,802	(1,311)

Less: Preferred dividends	7,791	—	7,791	—

Net earnings (loss) for shares of common stock	$4,011	$—	$4,011	$(1,311)

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.11	$0.01	$0.12	$(0.04)

Loss from discontinued operations	$—	$(0.01)	$(0.01)	$—

Earnings (loss) per share	$0.11	$—	$0.11	$(0.04)

(1)           Amounts previously reported in Form 10-Q for fiscal year 2004 have been retroactively restated to reflect the reclassification of the results of operations for certain assets which we sold on December 4, 2003 that meet the criteria for discontinued operations and other reclassifications to conform to our Form 10-Q for the period ended January 1, 2004. See our Form 8-K furnished on April 13, 2004 which gives effect to these reclassifications.

	Form 10-K July 3, 2003	Form 10-Q Oct. 2, 2003	Discontinued Operations & Other Reclassifications (1)	Form 8-K(1) Oct. 2, 2003	Restatement		Form 10-Q Oct. 2, 2003	Form 10-Q Jan. 1, 2004	Restatement		Form 10-K Jan. 1, 2004
	(restated)						(restated)				(restated)

Admissions	$321,163	$301,035	$(1,182)	$299,853	—		$299,853	$321,783	—		$321,783
Concessions	124,297	112,425	(339)	112,086	—		112,086	119,776	—		119,776
Other theatre	12,418	12,608	(44)	12,564	—		12,564	14,839	—		14,839
NCN and other	13,971	12,144	—	12,144	—		12,144	15,204	—		15,204

Total revenues	471,849	438,212	(1,565)	436,647	—		436,647	471,602	—		471,602
Film exhibition costs	177,960	162,595	(607)	161,988	—		161,988	170,727	—		170,727
Concession costs	14,334	12,584	(108)	12,476	—		12,476	13,138	—		13,138
Theatre operating expense	107,795	104,444	(546)	103,898	—		103,898	104,795	—		104,795
Rent	78,262	78,875	(762)	78,113	111	(2)	78,224	78,640	111	(2)	78,751
Other	12,321	10,387	—	10,387	—		10,387	12,803	—		12,803
Stock-based compensation	293	876	—	876	—		876	533	—		533
Other	11,823	11,597	(17)	11,580	—		11,580	16,511	—		16,511
Preopening expense	1,042	389	—	389	—		389	1,734	—		1,734
Theatre and other closure expense	618	1,116	—	1,116	—		1,116	2,078	—		2,078
Depreciation and amortization	28,462	28,767	(15)	28,752	—		28,752	32,405	—		32,405
Impairment of long-lived assets	—	—	—	—	—		—	—	—		—
Disposition of assets and other (gains) losses	—	(1,956)	—	(1,956)	—		(1,956)	(525)	—		(525)
Total costs and expenses	432,910	409,674	(2,055)	407,619	111		407,730	432,839	111		432,950
Other expense	—	—	—	—	—		—	—	—		—

Interest expense	18,299	19,140	—	19,140	—		19,140	18,765	—		18,765
Investment income	651	611	—	611	—		611	461	—		461

Total other expense	17,648	18,529	—	18,529	—		18,529	18,304	—		18,304

Earnings from continuing operations before income taxes	21,291	10,009	490	10,499	(111)		10,388	20,459	(111)		20,348
Income tax provision	10,470	4,400	230	4,630	900	(2)(3)	5,530	8,000	3,900	(2)(3)	11,900

Net earnings from continuing operations	10,821	5,609	260	5,869	(1,011)		4,858	12,459	(4,011)		8,448

Loss from discontinued operations, net of income tax benefit	(330)	—	(260)	(260)	—		(260)	(741)	(2,500)		(3,241)

Net earnings	10,491	5,609	—	5,609	(1,011)		4,598	11,718	(6,511)		5,207

Less: Preferred dividends	7,791	9,662	—	9,662	—		9,662	11,074	—		11,074

Net earnings (loss) for shares of common stock	$2,700	$(4,053)	$—	$(4,053)	(1,011)		$(5,064)	$644	$(6,511)		$(5,867)

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$0.08	$(0.11)	$0.01	$(0.10)	$(0.03)		$(0.13)	$0.04	$(0.11)		$(0.07)

Loss from discontined operations	$(0.01)	$—	$(0.01)	$(0.01)	$—		$(0.01)	$(0.02)	$(0.07)		$(0.09)

Earnings (loss) per share	$0.07	$(0.11)	$—	$(0.11)	$(0.03)	$(0.14)	$0.02	$(0.18)	$(0.16)

(2)           Represents restatement of contingent rent. See Note 1 to consolidated financial statements.

(3)           Represents restatement of deferred tax assets valuation allowance. See Note 1 to consolidated financial statements.

AMC ENTERTAINMENT INC.
RECONCILIATION OF SUMMARY QUARTERLY DATA (UNAUDITED)
AS PREVIOUSLY REPORTED IN FORM 10-Q AS RESTATED IN FORM 10-K
(In thousands, except per share amounts)

	Form 10-Q June 27, 2002	Discontinued Operations & Other Reclassifications(1)	Form 8-K(1) June 27, 2002	Restatement
Admissions	$309,467	$(861)	$308,606	—
Concessions	126,171	(241)	125,930	—
Other theatre	12,754	(45)	12,709	—
NCN and other	13,234	—	13,234	—

Total revenues	461,626	(1,147)	460,479	—
Film exhibition costs	174,720	(436)	174,284	—
Concession costs	17,058	(1,146)	15,912	—
Theatre operating expense	108,913	461	109,374	—
Rent	73,950	(662)	73,288	111	(2)
Other	12,491	—	12,491	—
General and administrative:
Stock-based compensation	—	509	509	—
Other	32,290	(509)	31,781	—
Preopening expense	797	—	797	—
Theatre and other closure expense	(229)	—	(229)	—
Depreciation and amortization	29,432	(3)	29,429	—
Impairment of long-lived assets	—	—	—	—
Disposition of assets and other (gains) losses	(186)	—	(186)	—

Total costs and expenses	449,236	(1,786)	447,450	111
Other expense	—	—	—	—
Interest expense	19,467	—	19,467	—
Investment income	1,002	—	1,002	—

Total other expense	18,465	—	18,465	—

Earnings (loss) from continuing operations before income taxes	(6,075)	639	(5,436)	(111)
Income tax provision	(5,200)	250	(4,950)	(900)	(2)(3)

Net earnings (loss) from continuing operations	(875)	389	(486)	789

Loss from discontinued operations, net of income tax benefit	—	(389)	(389)	—

Net earnings (loss)	(875)	—	(875)	789

Less: Preferred dividends	9,419	—	9,419	—

Net earnings (loss) for shares of common stock	$(10,294)	$—	$(10,294)	$789

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$(0.28)	$0.01	$(0.27)	$0.02

Loss from discontinued operations	$—	$(0.01)	$(0.01)	—

Earnings (loss) per share	$(0.28)	$—	$(0.28)	$0.02

(1)   Amounts previously reported in Form 10-Q for fiscal year 2003 have been retroactively restated to reflect the reclassification of the results of operations for certain assets which we sold on December 4, 2003 that meet the criteria for discontinued operations and other reclassifications to conform to our Form 10-Q for the period ended January 1, 2004. See our Form 8-K filed on February 17, 2004 which gives effect to these reclassifications.

	Form 10-K June 27, 2002	Form 10-Q September 26, 2002	Discontinued Operations & Other Reclassifications(1)	Form 8-K(1) Sept. 26, 2002	Restatement		Form 10-K Sept. 26, 2002	Form 10-Q Dec. 26, 2002	Restatement		Form 10-K Dec. 26, 2002
	(restated)						(restated)				(restated)
Admissions	$308,606	$307,234	$(1,139)	$306,095	—		$306,095	$290,756	—		$290,756
Concessions	125,930	120,145	(338)	119,807	—		119,807	109,585	—		109,585
Other theatre	12,709	10,505	(38)	10,467	—		10,467	13,403	—		13,403
NCN and other	13,234	13,214	—	13,214	—		13,214	16,836	—		16,836

Total revenues	460,479	451,098	(1,515)	449,583	—		449,583	430,580	—		430,580
Film exhibition costs	174,284	169,338	(599)	168,739	—		168,739	157,788	—		157,788
Concession costs	15,912	13,684	(138)	13,546	—		13,546	12,370	—		12,370
Theatre operating expense	109,374	111,576	(692)	110,884	—		110,884	105,782	—		105,782
Rent	73,399	74,162	(428)	73,734	111	(2)	73,845	74,708	111	(2)	74,819
Other	12,491	11,861	—	11,861	—		11,861	14,017	—		14,017
General and administrative:
Stock-based compensation	509	503	—	503	—		503	504	—		504
Other	31,781	9,658	(12)	9,646	—		9,646	10,554	—		10,554
Preopening expense	797	451	—	451	—		451	1,630	—		1,630
Theatre and other closure expense	(229)	1,459	—	1,459	—		1,459	4,066	—		4,066
Depreciation and amortization	29,429	31,985	(5)	31,980	—		31,980	31,830	—		31,830
Impairment of long-lived assets	—	—	—	—	—		—	—	—		—
Disposition of assets and other (gains) losses	(186)	(1,236)	—	(1,236)	—		(1,236)	390	—		390

Total costs and expenses	447,561	423,441	(1,874)	421,567	111		421,678	413,639	111		413,750
Other expense	—	—	—	—	—		—	—	—		—
Interest expense	19,467	19,321	—	19,321	—		19,321	18,120	—		18,120
Investment income	1,002	783	—	783	—		783	738	—		738

Total other expense	18,465	18,538	—	18,538	—		18,538	17,382	—		17,382

Earnings (loss) from continuing operations before income taxes	(5,547)	9,119	359	9,478	(111)		9,367	(441)	(111)		(552)
Income tax provision	(5,850)	11,900	150	12,050	3,300	(2)(3)	15,350	(1,900)	(300)	(2)(3)	(2,200)

Net earnings (loss) from continuing operations	303	(2,781)	209	(2,572)	(3,411)		(5,983)	1,459	189		1,648

Loss from discontinued operations, net of income tax benefit	(389)	—	(209)	(209)	—		(209)	(128)	—		(128)

Net earnings (loss)	(86)	(2,781)	—	(2,781)	(3,411)		(6,192)	1,331	189		1,520

Less: Preferred dividends	9,419	5,228	—	5,228	—		5,228	6,250	—		6,250

Net earnings (loss) for shares of common stock	$(9,505)	$(8,009)	—	$(8,009)	(3,411)		$(11,420)	$(4,919)	$189		$(4,730)

Basic and diluted earnings (loss) per share of common stock:
Earnings (loss) from continuing operations	$(0.25)	$(0.22)	$0.01	$(0.21)	$(0.09)		$(0.30)	$(0.13)	$0.01		$(0.12)

Loss from discontinued operations	$(0.01)	$—	$(0.01)	$(0.01)	—		$(0.01)	$(0.01)	—		$(0.01)

Earnings (loss) per share	$(0.26)	$(0.22)	$—	$(0.22)	$(0.09)		$(0.31)	$(0.14)	$0.01		$(0.13)

(2)           Represents restatement of contingent rent. See Note 1 to consolidated financial statements.

(3)           Represents restatement of deferred tax assets valuation allowance. See Note 1 to consolidated financial statements.

Item 9.01 Financial Statements and Exhibits (continued)

(b)          Proforma financial information.

Our Consolidated Balance Sheet as of December 30, 2004 is included in this Form 8-K/A on Page 17.  Our Consolidated Balance Sheet as of December 30, 2004 reflects the preliminary allocation of purchase price related to the Merger.  Our Notes to Consolidated Financial Statements for the thirty-nine week periods ended December 30, 2004 and January 1, 2004 are included in this Form 8-K/A above.  Our Note 2 - Acquisitions contains additional information about the Merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We derived the following unaudited pro forma condensed consolidated financial data by applying pro forma adjustments attributable to the Merger and related transactions to our historical consolidated financial statements included elsewhere in this Form 8-K/A. The unaudited pro forma condensed consolidated statement of operations data for the twenty-six week period ended September 30, 2004 and the fiscal year ended April 1, 2004 gives effect to the Merger and related transactions as if they had occurred on April 4, 2003. Marquee did not exist until July 16, 2004, and is therefore not included for the period ended April 1, 2004.  We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the Merger which is being treated as a purchase with Marquee as the accounting acquiror in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  We retained an independent appraisal firm that specializes in valuations for purposes of assisting management with calculating and estimating the fair values of certain assets and liabilities acquired in connection with our business combinations.  We retained the valuation specialist to assist the Company with calculating and estimating the fair values of AMCE’s leases, trademarks, customer loyalty programs, software, investments in joint ventures, tangible personal property and real property acquired in the Merger.  The Company considered various valuation approaches presented by the valuation specialist when estimating fair value including, the Income Approach, the Market Approach and the Cost Approach.  For purposes of the fair value analysis for the Merger, a combination of all three methods was utilized.  We evaluated the fair value methods described above, and determined that they were an appropriate and reasonable means of determining fair value for the Merger.

The pro forma adjustments related to debt issue costs, interest expense and purchase price are preliminary and based on information obtained to date and are subject to revision as additional information becomes available. We do not expect the final adjustments to differ materially from the preliminary amounts.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purpose only and should not be considered indicative of the results that would have been achieved had the Merger and related transactions been consummated on the dates or for the periods indicated and do not purport to represent statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in the consolidated financial statements and accompanying notes appearing elsewhere in this Form 8-K/A.

AMC ENTERTAIMENT INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

TWENTY-SIX WEEK PERIODS SEPTEMBER 30, 2004

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Twenty-six week periods September 30, 2004
	From Inception July 16, 2004 through December 2, 2004 Historical	April 2, 2004 through September 30, 2004 Historical	Elimination of amounts recorded by both Marquee and AMCE (1)	Pro Forma Adjustments		Pro Forma
	(Marquee)	(AMCE)
Revenues	$—	$950,533	$—	$—		$950,533
Cost of operations	—	613,423	—	—		613,423
Rent	—	166,695	—	(8,726)	(3)	157,969
General and administrative:	—
Stock-based compensation	—	5,345	—	—		5,345
Other	—	29,427	—	(3,843)	(5)	25,584
Preopening expense	—	981	—	—		981
Theatre and other closure expense	—	10,321	—	—		10,321
Depreciation and amortization	—	62,352	—	22,263	(3)	84,615
Disposition of assets and other gains	—	(2,395)	—	—		(2,395)

Total costs and expenses	—	886,149	—	9,694		895,843

Interest expense	10,520	43,902	(4,295)	8,185	(2)	54,198
				712	(2)
				(2,397)	(3)
				(2,429)	(4)
Investment income	(1,846)	(2,998)	647	247	(4)	(3,950)
Earnings (loss) from continuing operations before income taxes
	(8,674)	23,480	3,648	(14,012)		4,442
Income tax provision (benefit)	—	14,300	—	(7,100)	(6)	7,200

Earnings from continuing operations	$(8,674)	$9,180	$3,648	$(6,912)		$(2,758)

See Notes to Condensed Consolidated Unaudited Pro Forma Financial Statements

AMC ENTERTAIMENT INC.

CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS

FIFTY-TWO WEEKS ENDED APRIL 1, 2004

(DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Fifty-two week periods April 1, 2004
	Historical		Pro Forma Adjustments		Pro Forma

Revenues	$1,782,820		$—		$1,782,820
Cost of operations	1,167,105		—		1,167,105
Rent	314,024		(17,453	)(3)	296,571
General and administrative:
Stock-based compensation	8,727		—		8,727
Other	53,864		—		53,864
Preopening expense	3,858		—		3,858
Theatre and other closure expense	4,068		—		4,068
Depreciation and amortization	124,572		44,530	(3)	169,102
Impairment of long-lived assets	16,272		—		16,272
Disposition of assets and other gains	(2,590)		—		(2,590)

Total costs and expenses	1,689,900		27,077		1,716,977

Other expense	13,947		—		13,947
Interest expense	77,717		36,303	(2)	112,100
			2,533	(2)
			(4,453	)(3)
Investment income	(2,861)		—		(2,861)
Earnings (loss) from continuing operations before income taxes	4,117		(61,460)		(57,343)
Income tax provision (benefit)	11,000		(24,600	)(6)	(13,600)

Loss from continuing operations	$(6,883)		$(36,860)		$(43,743)

Basic and diluted loss per share:
Loss from continuing operations	$(1.28	)(a)

Weighted average number of shares outstanding:

Basic and diluted	36,715

(a) Includes preferred dividends of $40,277.  Pro Forma amounts do not include preferred dividends.

See Notes to Condensed Consolidated Unaudited Pro Forma Financial Statements

The Merger is being treated as a purchase with Marquee as the accounting acquirer in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations.” The preliminary allocation of the estimated purchase consideration to assets and liabilities has been completed based on management’s best estimate, including assistance from a valuation specialist.  We have recorded preliminary adjustments related to purchase accounting based on our preliminary analysis in our Consolidated Balance Sheet as of December 30, 2004.

Under purchase accounting, the estimated purchase consideration was allocated to our assets and liabilities based on their relative fair values based on management’s best estimate, including assistance from a valuation specialist.

Our purchase price allocation is preliminary and subject to completion as described above.  The following is a summary of the preliminary allocation of the purchase price to the assets and liabilities of AMCE on December 23, 2004.

Cash and cash equivalents	$396,636
Other current assets	99,111
Property, net	965,034
Intangible assets, net	200,604
Goodwill	1,408,511
Deferred income taxes	65,599
Other long-term assets	65,852
Current liabilities	(341,633)
Corporate borrowings	(709,283)
Capital and financing lease obligations	(63,296)
Other long-term liabilities	(421,935)
Total estimated purchase price	$1,665,200

Our preliminary allocation of purchase price consisted primarily of:

(a)           a write up of property, net of $195.8 million to reflect estimated fair value of furniture, fixtures, equipment, leasehold improvements and real estate;

(b)           a write up of intangible assets, net of $179.6 million comprised principally of write ups for favorable leases of $61.3 million, AMC trademark/tradename of $73.0 million and AMC’s Moviewatcher Loyalty program for $46.0 million;

(c)           a recognition of net deferred tax liabilities in U.S. tax jurisdictions of $63 million;

(d)           a write up of other long-term assets of $10.8 million comprised of write ups for software of $3.9 million, equity investments in Movietickets.com of $6.0 million, equity investments in HGCSA (a South American theatre joint venture) of $11.5 million and a write up in real estate held for investment of $3.1 million offset by write downs of deferred charges on corporate borrowings in (e) below of $13.7 million;

(e)           a net write up in corporate borrowings of $22.7 million to reflect the fair value of our debt based on market bid quotes on December 23, 2004; and

(f)            a write up of long-term liabilities of $229.6 million comprised of write ups for unfavorable leases of $204.2 million and a write up in pension and postretirement liabilities of $25.4 to reflect the projected benefit obligation in excess of plan assets and eliminate any previously existing unrecognized net loss, unrecognized prior service cost and unrecognized transition obligation.

(1)           Reflects the elimination of interest expense, interest income and income tax provision of Marquee Inc. recorded by the Successor and also recorded by the Predecessor pursuant to FIN 46 (R).

(2)           Represents additional interest expense and amortization of debt issuance costs related to the outstanding notes:

	26 weeks Interest Expense	52 weeks Interest Expense	26 weeks Amortization	52 weeks Amortization	Amortizable Life
Senior Fixed Rate Notes (8.625%)	$4,441	$21,563	$251	$1,027	8 years
Senior Floating Rate Notes (assumed at 7.19%)	3,744	14,740	290	1,163	6 years
Amended credit facility	—	—	171	343	5 years
Total	$8,185	$36,303	$712	$2,533

Interest rates above used in the computation of pro forma interest expense are subject to change. For the computation of the initial interest rate on the senior floating rate notes, we have utilized a LIBOR rate, as of March 2, 2005, of 2.94%. In the event the interest rate on the senior floating rate notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $154, accordingly.

(3)           Pro forma adjustments are made to the Condensed Consolidated Pro Forma Statements of Operations for purchase accounting to reflect the following:

	26 weeks September 30, 2004	52 weeks April 1, 2004	Estimated Useful Life	Balance Sheet Classification
Depreciation and amortization:
FF&E and leasehold improvements	$16,239	$32,481	6 years	Property, net
Favorable leases	2,499	4,999	13 years	Intangibles, net
Software	650	1,300	3 years	Other long-term assets
Moviewatcher	2,875	5,750	8 years	Intangibles, net
Trademark	—	—	Indefinite	Intangibles, net
Goodwill	—	—	Indefinite	Goodwill
	$22,263	$44,530
Rent:
Unfavorable leases	(8,726)	$(17,453)	12 years	Other long-term liabilities
	(8,726)	$(17,453)
Interest Expense:
9 1/2 % Senior Subordinated Notes due 2011	$(580)	$(1,161)	6 years	Corporate borrowings (a)
9 1/2 % Senior Subordinated Notes due 2012	(1,204)	(2,408)	7 years	Corporate borrowings (a)
8% Senior Subordinated Notes due 2014	82	164	9 years	Corporate borrowings (a)
9 1/2 % Senior Subordinated Notes due 2011	(184)	(467)	0 years	Other long-term assets (b)
9 1/2 % Senior Subordinated Notes due 2012	(290)	(536)	0 years	Other long-term assets (b)
8% Senior Subordinated Notes due 2014	(221)	(45)	0 years	Other long-term assets (b)
	$(2,397)	$(4,453)

(a)   Adjustments to interest expense relate to the fair value adjustments on corporate borrowings recorded as part of our allocation of purchase price.

(b)   Adjustments to interest expense relate to the writedown of deferred charges on corporate borrowings recorded as part of our allocation of purchase price.

(4)           Represents interest expense and interest income of Marquee Holdings, Inc. from inception on July 16, 2004 through September 30, 2004 consolidated pursuant to FIN 46 (R). Marquee Holdings, Inc. is deconsolidated as a direct result of the Merger.

(5)           Represents general and administrative expenses incurred during the twenty-six weeks ended September 30, 2004 that were directly related to the Merger.

(6)           Represents the income tax impact, in U.S. tax jurisdictions, of additional interest expense and purchase accounting adjustments at our statutory tax rate of 40%.  General and administrative expenses incurred that were directly related to the Merger have been treated as permanent differences for income tax purposes.

(c)           Exhibits.

2.1           Agreement and Plan of Merger, dated as of July 22, 2004, by and among Marquee Holdings Inc., Marquee Inc. and AMC Entertainment Inc. (Incorporated by reference from Exhibit 2.1 to the Company’s Form 8-K (File No. 1-8747) filed July 23, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: March 4, 2005	/s/ Craig R. Ramsey

Craig R. Ramsey
Executive Vice President and
Chief Financial Officer

Date: March 4, 2005	/s/ Chris A. Cox
Chris A. Cox
Vice President and
Chief Accounting Officer